                                                     RULE NO. 424(b)(5)
                                                     REGISTRATION NO. 333-33807

         PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED SEPTEMBER 25, 1997
                                 $128,693,906
                                 (APPROXIMATE)

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,
                                   Depositor

                  WILSHIRE MORTGAGE FUNDING COMPANY VI, INC.,
                                    Seller

                        WILSHIRE SERVICING CORPORATION,
                                   Servicer

  Wilshire Funding Corporation Mortgage-Backed Certificates, Series 1998-WFC2

 The Wilshire Funding Corporation  Mortgage-Backed Certificates, Series 1998-
  WFC2 (the "CERTIFICATES")  will represent beneficial interests  in a trust
   (the "TRUST"),  the  assets of  which  (the "TRUST  FUND") will  consist primarily of  a pool  of fixed and  adjustable rate, closed-end  loans secured by mortgages on residential one-  to four-family properties, multifamily properties, commercial properties and unimproved  land
       (the   "MORTGAGE   LOANS")   purchased   by   Wilshire  Funding
        Corporation  (the "WILSHIRE  SELLER") in the  ordinary course of  its  business  and  conveyed,  together  with  certain related property described herein,  to Wilshire Mortgage
            Funding Company  VI, Inc. (the  "SELLER"). The  Seller
             will convey  such  property to  Credit Suisse  First
              Boston    Mortgage    Securities    Corp.    (the
               "DEPOSITOR"),  which  will  convey  it  to  the
                Trust.  The  Trust will  be  created and  the
                 Certificates  will be issued pursuant  to a
                   Pooling and  Servicing Agreement,  dated
                    as of June  1, 1998 (the "POOLING  AND
                     SERVICING  AGREEMENT"),  among  the
                     Depositor,     Wilshire    Mortgage
                     Funding   Company   VI,   Inc.,  as
                     Seller,      Wilshire     Servicing
                     Corporation,   as   Servicer,   and
                     Bankers     Trust     Company    of
                     California,  N.A.,  as  Trustee and
                     Back-Up Servicer.  See "Description
                     of the Certificates" herein.

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
                              INITIAL      APPROXIMATE
                            CERTIFICATE      INITIAL       RATING            FINAL
                             BALANCE OR    PASS-THROUGH  (FITCH/DCR/       SCHEDULED
                          NOTIONAL BALANCE     RATE       MOODY'S)    DISTRIBUTION DATE(1)
------------------------------------------------------------------------------------------
Class A-I Certificates..    $ 22,664,858      5.86%(2)    AAA/AAA/Aaa  December 28, 2037
Class A-II Certificates.    $ 33,552,979      8.06%(2)    AAA/AAA/Aaa  December 28, 2037
Class A-III
 Certificates...........    $ 40,302,593      7.00%(3)    AAA/AAA/Aaa  December 28, 2037
Class IO Certificates...    $119,846,200      0.72%(4)    AAA/AAA/Aaa  December 28, 2037
Class M-1 Certificates..    $ 12,065,053      5.86%(2)     AA+/AA/Aa2  December 28, 2037
Class M-2 Certificates..    $ 11,260,717      5.86%(2)        A+/A/A2  December 28, 2037
Class M-3 Certificates..    $  8,847,706      5.86%(2)  BBB+/BBB/Baa2  December 28, 2037

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(1) The Final Scheduled Distribution Date is the Distribution Date occurring in the second month following the month in which the latest scheduled maturity date for any Mortgage Loan occurs. See "Certain Yield and Prepayment Considerations" herein.
(2) The Pass-Through Rates with respect to the Class A-I, Class A-II and Class M Certificates are variable, and will be calculated as set forth herein under "Description of the Certificates--Distributions in Respect of Interest and Principal--Interest Distribution Amounts."
(3) The Pass-Through Rate with respect to the Class A-III Certificates is fixed, subject to the limitations set forth herein.
(4) The Class IO Certificates are "interest only" certificates and will not be entitled to distributions of principal. Interest will accrue on the Notional Amount of the Class IO Certificates at a variable Pass-Through Rate calculated as set forth herein under "Description of the Certificates--Distributions in Respect of Interest and Principal--Interest Distribution Amounts."

  PROSPECTIVE INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" HEREIN ON PAGE S-15 AND ON PAGE 18 OF THE PROSPECTUS. AN INVESTMENT
            IN THE OFFERED CERTIFICATES MAY INVOLVE CERTAIN RISKS.

THE  OFFERED CERTIFICATES (DEFINED HEREIN) WILL NOT REPRESENT INTERESTS IN  OR
 OBLIGATIONS OF THE DEPOSITOR, THE  TRUSTEE, THE WILSHIRE SELLER, THE SELLER,
  THE  SERVICER   OR  ANY  OF  THEIR  RESPECTIVE  AFFILIATES.   THE  OFFERED
   CERTIFICATES  WILL NOT  BE  INSURED OR  GUARANTEED  BY ANY  GOVERNMENTAL
    AGENCY OR INSTRUMENTALITY.

  THESE SECURITIES  HAVE NOT BEEN APPROVED OR DISAPPROVED BY  THE SECURITIES
     AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES  COMMISSION NOR HAS
        THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE  ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS   SUPPLEMENT  OR   THE  PROSPECTUS.   ANY
                REPRESENTATION TO  THE CONTRARY IS  A CRIMINAL
                   OFFENSE.

  THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED
                         THE MERITS OF THIS OFFERING.
                ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

  The Underwriter proposes to offer the Offered Certificates from time to time in negotiated transactions or otherwise, at prices to be determined at the time of sale. Proceeds to the Depositor from the sale of all Classes of Offered Certificates will be approximately 101.83% of the Certificate Principal Balance thereof, plus accrued interest thereon from June 1, 1998, before deducting expenses payable by the Depositor. For further information with respect to the plan of distribution and any discounts, commissions or profits that may be deemed underwriting discounts or commissions, see "Underwriting" herein.

  The Offered Certificates are offered by Credit Suisse First Boston Corporation (the "UNDERWRITER") when, as and if delivered to and accepted by the Underwriter, subject to prior sale, withdrawal or modification of the offer without notice, the approval of counsel and other conditions. It is expected that the Offered Certificates will be delivered through the Same Day Funds Settlement System of The Depository Trust Company ("DTC"), on or about June 30, 1998.

                          CREDIT SUISSE FIRST BOSTON

           The date of this Prospectus Supplement is June 24, 1998.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES OFFERED HEREBY, INCLUDING OVER-ALLOTMENT, STABILIZING TRANSACTIONS, SYNDICATE SHORT COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               ----------------

  The Certificates will be part of a separate series of Conduit Mortgage and Manufactured Housing Pass-Through Certificates being offered by the Depositor from time to time pursuant to a Prospectus dated September 25, 1997 (the "PROSPECTUS"), of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information about the Offered Certificates that is not contained herein, and prospective investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Offered Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

                               ----------------

                             AVAILABLE INFORMATION

  The Depositor, as sponsor of the Trust, has filed a Registration Statement under the Securities Act of 1933, as amended (the "SECURITIES ACT"), with the Securities and Exchange Commission (the "COMMISSION") with respect to the Certificates offered pursuant to this Prospectus Supplement and the related Prospectus. This Prospectus Supplement and the related Prospectus, which form a part of the Registration Statement, omit certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C., and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's web site (http://www.sec.gov).

                         REPORTS TO CERTIFICATEHOLDERS

  Unless and until Definitive Certificates are issued (which will occur under the limited circumstances described herein), unaudited monthly and unaudited annual reports concerning the Trust will be sent by the Trustee to Cede & Co., as the nominee of DTC and registered holder of the Offered Certificates. So long as the Offered Certificates are in book-entry form, DTC will supply such reports to Beneficial Owners (as defined herein) in accordance with its normal procedures. Such reports will not contain financial information that has been examined and reported upon by an independent or certified public accountant. See "Description of the Certificates--Reports to Certificateholders" in the Prospectus.

  This Prospectus Supplement contains a number of defined terms, the meanings of which are necessary for potential investors to understand in order for them to evaluate an investment in the Offered Certificates. See the "Index of Principal Definitions" in this Prospectus Supplement for the location of the definitions of certain capitalized terms. See the "Index of Terms" in the Prospectus for the location of the definitions of capitalized terms not otherwise defined in this Prospectus Supplement.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

  The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus Supplement.

Securities Issued...........  The Certificates will be issued pursuant to a pooling and servicing agreement (the "POOLING AND SERVICING AGREEMENT") to be dated as of June 1, 1998 among the Depositor, the Servicer, the Trustee and the Back-Up Servicer.

                              The Certificates will consist of the following
                               ten classes (each, a "CLASS"): (i) the Class A-I Certificates, Class A-II Certificates and Class A-III Certificates (collectively, the "CLASS A CERTIFICATES"); (ii) the Class IO Certificates;
                               (iii) the Class M-1 Certificates, Class M-2
                               Certificates and Class M-3 Certificates
                               (collectively, the "CLASS M CERTIFICATES"); and
                               (iv) the Class B-1 Certificates, Class B-2
                               Certificates and Class B-3 Certificates
                               (collectively, the "CLASS B CERTIFICATES"). The Class A Certificates and Class IO Certificates are referred to herein collectively as the "SENIOR CERTIFICATES." The Class M Certificates and Class B Certificates are referred to herein as the "SUBORDINATE CERTIFICATES." The Class A-I Certificates and Subordinate Certificates are referred to herein as the "GROUP I CERTIFICATES."

                              The Trust will also issue a "residual interest"
                               with respect to each REMIC held by the Trust
                               (collectively, the "RESIDUAL CERTIFICATES").

                              Only the Senior Certificates and the Class M
                               Certificates (the "OFFERED CERTIFICATES") are offered hereby.

                              Payments of principal and interest on the Group I
                               Certificates will derive primarily from the Pool I Loans. Payments of principal and interest on the Class A-II Certificates will derive primarily from the Pool II Loans. Payments of principal and interest on the Class A-III Certificates will derive primarily from the Pool III Loans. Payments of interest on the Class IO Certificates will be determined as described herein.

Securities Offered..........  The Offered Certificates (other than the Class IO
                               Certificates) will be issued in book-entry form in minimum denominations of $25,000 and integral multiples of $1 in excess thereof. The Class IO Certificates will be issued in book-entry form in minimum denominations of $1,000,000 (by notional amount) and integral multiples of $1 in excess thereof. The Offered Certificates initially will be represented by certificates registered in the name of Cede & Co., as the nominee of DTC. See "Description of the Certificates--Book-Entry Registration" herein and "Risk Factors--Limitation on Exercise of Rights Due to Book Entry Registration" in the Prospectus.

                              The Offered Certificates will evidence undivided
                               interests in the Mortgage Loans and all other assets of the Trust Fund.

                              The Offered Certificates will not represent
                               interests in or obligations of the Depositor, the Wilshire Seller, the Seller, the Servicer, the Back-Up Servicer, the Trustee or any of their respective affiliates. The Offered Certificates will not be insured or guaranteed by any governmental agency or instrumentality.

Cut-Off Date................  June 1, 1998, after application of all payments due on or before such date (the "CUT-OFF DATE").

Closing Date................  On or about June 30, 1998 (the "CLOSING DATE").

Interest Accrual Period.....  With respect to each Distribution Date, the calendar month preceding such date. Interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Depositor...................  Credit Suisse First Boston Mortgage Securities
                               Corp., a Delaware corporation.

Seller......................  Wilshire Mortgage Funding Company VI, Inc., a
                               Delaware corporation (the "SELLER"). The
                               Mortgage Loans sold by the Seller were acquired from the Wilshire Seller, an affiliate of the Seller. References in the Prospectus to an Unaffiliated Seller refer to the Seller.

Servicer....................  Wilshire Servicing Corporation, a Delaware
                               corporation (together with its permitted successors and assigns, the "SERVICER"), an affiliate of the Seller and the Wilshire Seller. References in the Prospectus to the Master Servicer refer to the Servicer herein.

Trustee.....................  Bankers Trust Company of California, N.A., a
                               national banking association (the "TRUSTEE").

Distribution Dates and        Distributions on the Certificates will be made on
Record Dates................   the 25th day of each month (or, if such 25th day
                               is not a Business Day, on the next succeeding
                               Business Day) (each, a "DISTRIBUTION DATE"), commencing July 27, 1998. "BUSINESS DAY" shall mean any day other than (i) a Saturday or Sunday, or (ii) any day on which banking institutions located in the States of New York, California or Oregon are authorized or obligated by law or executive order to close.
                               Distributions on each Distribution Date will be made to the holders of record of the related
                               Offered Certificates (the "CERTIFICATEHOLDERS") as of the close of business on the last day of the calendar month immediately preceding such Distribution Date (each, a "RECORD DATE"), except that the final distribution in respect of the Certificates will only be made upon presentation and surrender of the Certificates at the office or agency appointed by the Trustee for that purpose in New York, New York.

Distributions...............  Interest Distributions. Holders of each Class of
                               Senior Certificates will be entitled to receive interest distributions in an amount equal to one month's interest at the applicable Pass-Through Rate on the Certificate Principal Balance or Notional Amount of such Class on each Distribution Date in the manner and priority set forth herein and to the extent of the Available Distribution Amount for such Distribution Date.

                              Holders of each Class of the Class M Certificates
                               will be entitled to receive interest
                               distributions in an amount equal to one month's interest at the applicable Pass-Through Rate on the Certificate Principal Balance of such Class on each Distribution Date in the manner and priority set forth herein and to the extent payable from the Available Distribution Amount for such Distribution Date remaining after (i) distributions of principal and interest to the Senior Certificates and (ii) distributions of interest and principal to any Class of Class M Certificates having a higher payment priority.

                              Interest shortfalls resulting from mortgagor
                               prepayments and the Relief Act will be allocated to all of the Offered Certificates in reduction of their interest distributions to the extent and in the manner set forth herein.

                              The Pass-Through Rate on the Class A-III
                               Certificates is fixed at 7.00% per annum, subject to the limitations described herein. The Pass-Through Rates on the remaining Classes of Offered Certificates are variable and will be calculated as set forth herein.

                              See "Description of the Certificates--
                               Distributions in Respect of Interest and Principal--Interest Distribution Amounts" herein.

                              Principal Distributions. Holders of the Class A
                               Certificates will be entitled to receive a distribution of principal on each Distribution Date, in the manner and priority set forth herein, to the extent of the portion of the Available Distribution Amount remaining after distributions in respect of interest to the holders of the Senior Certificates. If the Available Distribution Amount is not sufficient, after paying the full amount of interest due on the Senior Certificates, to distribute to the holders of the Class A Certificates the full amount of principal to which they are entitled, the shortfall will be allocated among the Class A Certificates on a pro rata basis in accordance with the amount of principal to which they would otherwise be entitled.

                              Holders of each Class of the Subordinate
                               Certificates will be entitled to receive a distribution of principal on each Distribution Date, in the manner and priority set forth herein, to the extent of the portion of the Available Distribution Amount remaining after
                               (i) distributions in respect of interest and principal to the holders of the Senior Certificates and any Class of Subordinate

                               Certificates having a higher payment priority, and (ii) distributions in respect of interest to the holders of such Class of Subordinate Certificates.

                              See "Description of the Certificates--
                               Distributions in Respect of Interest and Principal--Principal Distribution Amounts" herein.

Mortgage Loans..............  The Mortgage Pool will consist of Mortgage Loans with an approximate aggregate principal balance outstanding as of the Cut-Off Date, after deducting payments of principal due on or prior to such date, of $160,867,386. The Mortgage Loans are secured by first and junior liens on fee simple or leasehold interests in (i) single family residential real properties (representing approximately 61.59% of the Mortgage Loans);
                               (ii) two- to four-family residential real properties (representing approximately 4.63% of the Mortgage Loans); (iii) multifamily residential properties (representing approximately 10.21% of the Mortgage Loans);
                               (iv) commercial properties (representing approximately 8.67% of the Mortgage Loans); (v) mixed use (residential and commercial) properties (representing approximately 1.76% of the Mortgage Loans); and (vi) unimproved land (representing approximately 1.31% of the Mortgage Loans (each such property, a "MORTGAGED PROPERTY"). Approximately 9.82% of the Mortgage Loans have a Due Date other than the first day of each month.

                              The Mortgage Loans will be separated into three
                               pools ("POOL I," "POOL II" and "POOL III," and each, a "POOL"), designated, respectively, as the "POOL I LOANS," "POOL II LOANS" and "POOL III LOANS." The Pool I Loans will consist of adjustable rate Mortgage Loans that are adjustable in accordance with the offered yields on various maturities of U.S. Treasury securities (each, a "CMT INDEX"). The Pool II Loans will consist of adjustable rate Mortgage Loans that are adjustable in accordance with a variety of indices (each, an "Index"). The Pool III Loans will consist of fixed-rate Mortgage Loans.

                              As of the Cut-Off Date, approximately 6.89% of
                               the Mortgage Loans were 30 to 59 days delinquent in payment of principal and interest and approximately 2.31% of the Mortgage Loans were 60 to 89 days delinquent in payment of principal and interest. A substantial number of the Mortgage Loans have been delinquent more than once in the twelve months preceding the Cut-Off Date. A significant number of Mortgage Loans have been modified or restructured in connection with a delinquency or default on the related Mortgage Loans.

                              All of the Mortgage Loans will be sold to the
                               Depositor by the Seller on or before the date of initial issuance of the Certificates. The Mortgage Loans were acquired by the Wilshire Seller, which is an affiliate of the Seller, from various entities.

                              See "Risk Factors" and "The Mortgage Loan Pools"
                               herein.

Allocation of Losses;         The credit enhancement provided for the benefit
Subordination...............   of the Senior Certificates primarily consists of
                               the subordination provided by the Subordinate
                               Certificates. The credit enhancement provided for the benefit of each Class of the Class M
                               Certificates primarily consists of the
                               subordination provided by all Classes of Subordinate Certificates subordinate thereto.

                              Realized Losses on the Mortgage Loans will be
                               allocated as follows: first, to the Class B-3 Certificates; second, to the Class B-2 Certificates; third, to the Class B-1 Certificates; fourth, to the Class M-3 Certificates; fifth, to the Class M-2 Certificates; sixth, to the Class M-1 Certificates until, in each case, the Certificate Principal Balance of each such Class of Certificates is reduced to zero; and the remainder of such Realized Losses will be allocated to the Senior Certificates on a pro rata basis, as described herein.

                              Investors in the Subordinate Certificates should
                               also be aware that, in order to increase the period during which the Subordinate Certificates remain available as credit enhancement to the Senior Certificates, a disproportionate amount of mortgagor prepayments and other unscheduled recoveries with respect to the Mortgage Loans will be allocated to the Class A Certificates at least until and including the Distribution Date occurring in June 2001, unless the Certificate Principal Balance of the Class A Certificates has been reduced to zero. This allocation has the effect of accelerating the amortization of the Class A Certificates while, in the absence of Realized Losses on the Mortgage Loans, increasing the respective percentage interest in the Principal Balance of the Mortgage Loans evidenced by the Subordinate Certificates.

                              The Offered Certificates are not insured or
                               guaranteed by any governmental agency or instrumentality or by the Depositor, the Wilshire Seller, the Seller, the Servicer, the Trustee, the Back-Up Servicer or any affiliate thereof.

                              See "Description of the Certificates--Allocation
                               of Losses; Subordination" herein.

Prepayment Interest           If, on any Distribution Date, and as a result of
Shortfalls..................   full or partial principal prepayments on the
                               Mortgage Loans during the related Prepayment
                               Period, the amount of interest due on such Mortgage Loans is less than a full month's interest on such Mortgage Loans, the Servicer will be required to remit to the Certificate
                               Account the lesser of (x) the amount of such insufficiency due to such prepayments and (y) the aggregate Servicing Fee payable on such Distribution Date. The Servicer will be required to remit such amount (each such amount, "PREPAYMENT INTEREST") not later than the close of business on each Servicer Remittance Date.
                               The excess of any such insufficiency over the portion of the aggregate Servicing Fee described above, is the "PREPAYMENT INTEREST SHORTFALL" for such Distribution Date.

                              The amount of any Prepayment Interest Shortfalls
                               with respect to any Distribution Date will be deducted from the amount of interest due on all Classes of the Certificates on such Distribution Date on a pro rata basis as described herein.

Special Prepayment            The rate and timing of principal payments on the
Considerations..............   Offered Certificates will differ, and will
                               depend on, among other things, the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of Mortgage Loans due to a breach of representation and warranty) on the Mortgage
                               Loans. As is the case with mortgage-backed securities generally, the Offered Certificates are subject to substantial inherent cash flow uncertainties because the Mortgage Loans may be prepaid at any time. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a slower return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a faster return of principal to investors at a time when reinvestment at comparable yields may not be possible.

                              Investors in the Offered Certificates should be
                               aware that approximately 6.47% of the Mortgage Loans will be secured by Junior Mortgage Loans.

                              Generally, Junior Mortgage Loans are not viewed
                               by Mortgagors as permanent financing.
                               Accordingly, such Mortgage Loans may experience a higher rate of prepayment than first lien mortgage loans.

                              The multiple Class structure of the Offered
                               Certificates results in the allocation of payments among certain Classes as follows:

                              Class A Certificates: Scheduled and unscheduled
                               principal payments (including prepayments) on the Pool I Loans will be distributed to the Group I Certificates, except under certain circumstances set forth herein. For example, after the Certificate Principal Balance of the Class A-I Certificates has been reduced to zero, certain amounts of unscheduled principal payments on the Pool I Loans will be distributed to the Class A-II and Class A-III Certificates under the circumstances set forth herein.

                              Scheduled and unscheduled principal payments on
                               the Pool II Loans and Pool III Loans will be distributed to the Class A-II Certificates and Class A-III Certificates, respectively, except under certain circumstances set forth herein.

                              The principal distributions and the weighted
                               average lives of the Class A Certificates will be affected by the rate and timing of unscheduled principal payments (including prepayments, defaults and liquidations) on the Mortgage Loans.

                              Investors in the Class A Certificates should also
                               be aware that, subject to certain conditions set forth herein, unless the Aggregate Subordinate Percentage (as defined herein) is at least twice the Aggregate Subordinate Percentage as of the Cut-Off Date, or the Certificate Principal Balances of the Class A Certificates have been reduced to zero, in each case prior to the Distribution Date occurring in July 2008, all unscheduled principal payments on the Pool I Loans will be distributed to the Class A Certificates, and prior to the Distribution Date occurring in July 2012, and during certain periods thereafter if certain loss and delinquency tests have not been met, a disproportionately large portion of such unscheduled payments will be distributed to the Class A Certificates. Such distributions of principal payments will be allocated among the Class A Certificates in the manner set forth herein.

                              Group I Certificates and Class A-II Certificates.
                               Because the Pool I Loans and Pool II Loans have different Net Mortgage Rates, the Pass-Through Rates on the Group I Certificates and Class A-II Certificates (which are affected by changes in the weighted average of the Net Mortgage Rates of the Pool I Loans and Pool II Loans, respectively) may increase or decrease from time to time due to prepayments, defaults and liquidations on such Mortgage Loans. In addition, Mortgage Loans with higher Mortgage Rates are generally more likely to be prepaid at a faster rate under most circumstances than are Mortgage Loans having lower Mortgage Rates, thereby resulting in a decrease in the Pass-Through Rate with respect to the Group I Certificates and Class A-II Certificates.

                              Class IO Certificates. The Pass-Through Rate on
                               the Class IO Certificates is affected by the weighted average of the Net Mortgage Rates on the Mortgage Loans in each Pool and other factors as described herein, and may increase or decrease from time to time due to prepayments, defaults and liquidations on such Mortgage Loans. A higher rate of prepayments on the Mortgage Loans with higher Net Mortgage Rates could result in a decrease in the Pass-Through Rate on the Class IO Certificates.

                              Certificates with Subordination Features: As
                               described herein, during certain periods all or a disproportionately large percentage of unscheduled principal payments on the Mortgage Loans in each Pool will be allocated to the Class A Certificates and, during certain periods, no unscheduled principal payments will be distributed to any Class of Subordinate Certificates. Subject to certain conditions set forth herein, unless the Aggregate Subordinate Percentage is at least twice the Aggregate Subordinate Percentage as of the Cut-Off Date, or the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the Subordinate Certificates will not be entitled to receive unscheduled principal payments until the Distribution Date occurring in July 2008, and will not be entitled to receive any such payments during certain periods thereafter if certain loss and delinquency tests have not been met. To the extent that no unscheduled principal payments are distributed on the Subordinate Certificates, the subordination afforded the Senior Certificates by the Subordinate Certificates, in the absence of offsetting Realized Losses allocated thereto, will be increased, and the weighted average lives of the Subordinate Certificates will be longer than would have otherwise been the case.

                              See "Description of the Certificates--
                               Distributions in Respect of Interest and Principal--Principal Distribution Amounts" and "Certain Yield and Prepayment Considerations" herein and "Maturity and Prepayment Considerations" in the Prospectus. For further information regarding the effect of principal prepayments on the weighted average life of the Offered Certificates, see the table entitled "Percent of Initial Certificate Principal Balance or Notional Amount Outstanding at Various Prepayment Speeds" herein.

Special Yield                 The yield to maturity on the Offered Certificates
Considerations..............   will depend on, among other things, the rate and
                               timing of principal payments (including
                               prepayments, defaults, liquidations and
                               purchases of Mortgage Loans due to a breach of representation and warranty) on the Mortgage
                               Loans and the allocation thereof to reduce the Certificate Principal Balance of such Class.
                               Prepayment Interest Shortfalls will adversely affect the yield to investors in the Offered
                               Certificates. See "Description of the
                               Certificates--Distributions in Respect of
                               Interest and Principal--Interest Distribution
                               Amounts" herein.

                              In general, if the Offered Certificates are
                               purchased at a premium and principal
                               distributions occur at a rate faster than the rate assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. Conversely, if the Offered Certificates are purchased at a discount and principal distributions occur at a rate slower than the rate assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase.

                              The multiple Class structure of the Offered
                               Certificates causes the yield of certain Classes to be particularly sensitive to changes in the rates of prepayment of the Mortgage Loans and other factors, as follows:

                              Group I Certificates and Class A-II Certificates:
                               The Pass-Through Rates on the Group I
                               Certificates and Class A-II Certificates are affected by changes in the weighted average of the Net Mortgage Rates on the Pool I Loans and Pool II Loans, respectively. Adjustments to the Net Mortgage Rates of the Pool I Loans are based on a CMT Index, and adjustments to the Net Mortgage Rates of the Pool II Loans are based on a variety of indices, in each case as most recently made available as of a fixed number of days prior to the adjustment date. Accordingly, the yield to investors in the Group I Certificates and Class A-II Certificates may be affected on a delayed basis relative to movements in the indices applicable to the Pool I Loans and Pool II Loans. Although the Mortgage Rate with respect to each Pool I Loan and Pool II Loan may, (and in the case of the Class A-I, Class A-II, and Class M-3 Certificates, will) adjust to reflect changes in its related index, such Mortgage Rate may be subject to a periodic rate cap, maximum Mortgage Rate and minimum Mortgage Rate. If an index increases substantially between adjustment dates, the Net Mortgage Rate may be lower than if the Net Mortgage Rate was not subject to such caps. Furthermore, because the Pass-Through Rates on the Group I Certificates and Class A-II Certificates are subject to adjustment, such Pass-Through Rates may (and in the case of the Class A-I, Class A-II and Class M-3 Certificates, will) generally decrease if the indices with respect to the Pool I Loans and Pool II Loans, as applicable, decline.

                              Class IO Certificates: The yield to investors on
                               the Class IO Certificates will be extremely sensitive to the rate and timing of principal payments on the Mortgage Loans (including prepayments, defaults and liquidations), which may fluctuate significantly over time. A faster than expected rate of principal payments on the Mortgage Loans (especially the Pool III Loans) will have an adverse effect on the yield to such investors and could result in the failure of investors in the Class IO Certificates to fully recover their initial investments. In addition, the Pass-Through Rate on the Class IO Certificates is primarily affected by the weighted average of the Net Mortgage Rates on the Pool III Loans, and may increase or decrease from time to time due to prepayments, defaults and liquidations on such Mortgage Loans. The Pass-Through Rate on the Class IO Certificates will also be affected by the weighted average of the Net Mortgage Rates on the Pool I Loans and the Pool II Loans as more fully described herein. See "Description of the Certificates-- Distributions in Respect of Interest and Principal" and "Certain Yield and Prepayment Considerations" herein.

                              Class M-1 Certificates and Class M-2
                               Certificates: As set forth herein under
                               "Description of the Certificates--Distributions in Respect of Interest and Principal--Interest Distribution Amounts," the Pass-Through Rates with respect to the Class M-1 and Class M-2 Certificates will be equal to the lesser of (i) the Blended Rate (as defined herein) for Pool I and (ii) One-Year CMT plus a fixed spread. Investors in the Class M-1 or Class M-2 Certificates should be aware that because a substantial percentage of the Pool I Loans have initial Mortgage Rates that are less than the sum of the related CMT Index and related margin, and because adjustment of such initial Mortgage Rates may be limited by the application of periodic rate adjustment caps, maximum Mortgage Rates or minimum Mortgage Rates, the initial Pass-

                               Through Rates on the Class M-1 and Class M-2
                               Certificates will, and during certain periods thereafter, such Pass-Through Rates may, be equal to the Blended Rate with respect to Pool I.

                              Certificates with Subordination Features: The
                               yield to investors on each Class of Subordinate Certificates, and particularly on those Classes of Subordinate Certificates with lower payment priorities, will be extremely sensitive to losses due to defaults on the Mortgage Loans (and the timing thereof), to the extent such losses are not covered by any other Class of Subordinate Certificates having a lower payment priority, because the entire amount of such losses will be allocable to such Class or Classes of Subordinate Certificates, as described herein. Furthermore, as described herein, the timing of receipt of principal and interest by any Class of Subordinate Certificates may be adversely affected by losses even if such Class does not ultimately bear such loss. In addition, because Pass-Through Rates on the Class M-1 and Class M-2 Certificates are based on an index equal to the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board ("ONE-YEAR CMT"), subject to the limitations set forth herein, and will be adjusted monthly, the yield to investors in such Classes of Certificates will be affected by changes in the level of One-Year CMT. The Pass-Through Rates on the Class M-1 and Class M-2 Certificates may, and the Pass-Through Rates on the Class M-3 Certificates will, be affected by changes in the weighted average of the Net Mortgage Rates on the Pool I Loans. The Pass-Through Rates on the Class M Certificates may also be affected by changes in the weighted average of the Net Mortgage Rates on the Pool II Loans and Pool III Loans, as more fully described herein.

                              See "Certain Yield and Prepayment Considerations"
                               herein and "Yield Considerations" in the Prospectus.

Advances....................  On each Servicer Remittance Date, the Servicer will be required to advance funds (each, an "ADVANCE") to cover any scheduled payment of interest and principal due on a Mortgage Loan during the related Due Period that was not received on a timely basis by the Servicer for a reason other than prepayment of such Mortgage Loan; provided, however, that the Servicer will not be required to make any such Advance if it determines reasonably and in good faith that such Advance would not be recoverable from collections with respect to such Mortgage Loan. The Trustee, as Back-Up Servicer, will be obligated to make Advances unless it determines reasonably and in good faith that such Advances would not be recoverable. Advances by the Servicer and the Back-Up Servicer will add to the funds available for distribution to the Certificateholders, but the Servicer and the Back-Up Servicer will be entitled to reimbursement for such Advances from subsequent payments on the Mortgage Loans or amounts held in the Collection Account.

Payments on Mortgage Loans..  All payments on the Mortgage Loans will be made by the mortgagors to a lock-box account
                               established at Bank of America Oregon, N.A. (the "LOCK-BOX ACCOUNT"). On each Business Day, appropriate amounts on deposit in the Lock-box Account will be transferred to the Collection Account. The Servicer will be entitled to the investment income with respect to all amounts on deposit in the Collection Account, and will be responsible for all losses on investments of such amounts.

Servicing of the Mortgage     Pursuant to the Pooling and Servicing Agreement,
Loans.......................   the Servicer will be responsible for servicing,
                               managing and collecting payments on the Mortgage
                               Loans. The Servicer will carry out such
                               servicing activities in accordance with
                               customary servicing standards. In certain limited circumstances, Wilshire Servicing
                               Corporation may be removed as Servicer, in which event the Back-Up Servicer will be appointed as successor servicer, subject to the terms of the Pooling and Servicing Agreement. The Servicer and the Trustee will be responsible for certain administrative functions including, without limitation, preparing certain reports and computing the amounts owing to the Certificateholders.

Optional Termination........  The Servicer (or, if Wilshire Servicing is the
                               Servicer, any affiliate of the Servicer, other than the Wilshire Seller or the Seller, designated by Wilshire Servicing Corporation) will have the option, subject to certain conditions, to cause the early termination of the Trust and thereby cause early repayment of the Certificates on any Distribution Date on which the aggregate outstanding Principal Balance of the Mortgage Loans held by the Trust is reduced to 10% or less of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-Off Date.

Certain Federal Income Tax
 Consequences...............
                              Two separate REMIC elections will be made with
                               respect to the Trust Fund for federal income tax purposes. Upon the issuance of the Offered Certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, REMIC I and REMIC II will each qualify as a REMIC under Sections 860A through 860G of the Code. The assets of REMIC I will consist of the Mortgage Loans, any REO Properties, such assets as from time to time are deposited in the Certificate Account, any hazard or other insurance policies with respect to the Mortgage Loans and any proceeds thereof. For federal income tax purposes, (i) the separate non-certificated regular interests in REMIC I will be the "regular interests" in REMIC I and will constitute the assets of REMIC II, (ii) the Class R-I Certificates will be the sole Class of "residual interests" in

                               REMIC I, (iii) each Class of the Senior
                               Certificates and Subordinate Certificates will be the "regular interests" in, and generally will be treated as debt obligations of, REMIC II, and (iv) the Class R-II Certificates will be the sole Class of "residual interests" in REMIC II.

                              For further information regarding the federal
                               income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences" herein and in the Prospectus.

ERISA Considerations........  No Plan fiduciary or other investor that proposes to use Plan Assets to effect the purchase and holding of the Offered Certificates may purchase or acquire any Offered Certificates. See "ERISA Considerations" herein and in the Prospectus.

Ratings.....................  It is a condition to the original issuance of the
                               Offered Certificates that they receive the following ratings from Fitch IBCA, Inc. ("FITCH"), Duff & Phelps Credit Rating Co. ("DCR") and Moody's Investors Service, Inc. ("MOODY'S").

                                          CLASS FITCH DCR MOODY'S
                                          ----- ----- --- -------
                                          A-I   AAA   AAA  Aaa
                                          A-II  AAA   AAA  Aaa
                                          A-III AAA   AAA  Aaa
                                          IO    AAA   AAA  Aaa
                                          M-1   AA+   AA   Aa2
                                          M-2   A+    A    A2
                                          M-3   BBB+  BBB  Baa2

                              Such ratings assess the likelihood of timely
                               payment of interest and the ultimate payment of principal to the Certificateholders. There is no assurance that any rating will not be lowered or withdrawn if, in the judgment of the assigning entity, circumstances in the future so warrant.

Legal Investment              The Offered Certificates will not constitute
Considerations..............   "mortgage related securities" for purposes of
                               SMMEA. Accordingly, many institutions with legal authority to invest in comparably rated securities may not legally be authorized to invest in the Offered Certificates.

                                 RISK FACTORS

  In addition to the matters described elsewhere in this Prospectus Supplement and the Prospectus, prospective investors should carefully consider, among other things, the following factors in connection with the purchase of the Offered Certificates.

RISKS ASSOCIATED WITH THE MORTGAGE LOANS

  Nature of the Mortgagors. Underwriting criteria is generally not available with respect to the Mortgage Loans. Approximately 58.21% of the Mortgage Loans were originated by lending institutions, whose underwriting standards generally would have required the Mortgagor to submit documentation demonstrating a good credit history. The Mortgagors with respect to the remaining Mortgage Loans may have been made to Mortgagors who at the time of origination had imperfect credit histories, including charged-off loans, irregular employment and previous bankruptcy filings. As of the Cut-Off Date, approximately 6.89% of the Mortgage Loans were 30 to 59 days delinquent in payment of principal and interest and approximately 2.31% of the Mortgage loans were 60 to 89 days delinquent in payment of principal and interest. A substantial number of the Mortgage Loans have been delinquent more than once in the twelve months preceding the Cut-Off Date. A significant number of Mortgage Loans may have been modified or restructured in connection with a delinquency or default on the related Mortgage Loans. Approximately 49.03% of the Mortgage Loans were acquired by the Wilshire Seller from a primary mortgage insurance company (or an affiliate thereof), which acquired the Mortgage Loans in connection with claims made on a mortgage insurance policy following a delinquency or default on such Mortgage Loans. The majority of such Mortgage Loans were restructured. In addition, approximately 19.25% of the Mortgage Loans have been modified.

  As a result of the foregoing, the Mortgage Loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans whose mortgagors have more reliable payment histories. See "The Mortgage Loan Pools" herein.

  Geographic Concentration. Approximately 58.07% of the Mortgaged Loans are secured by Mortgaged Properties located in the State of California. In addition, approximately 7.52% of the Mortgage Loans are secured by Mortgaged Properties located in the State of New York. No more than 5% of the Mortgage Loans are secured by Mortgaged Properties located in any other single State.

  Repayments by borrowers and the market value of the Mortgaged Properties could be affected by economic conditions generally or in regions where the borrowers and the Mortgaged Properties are located, conditions in the real estate market where the Mortgaged Properties are located, changes in governmental rules and fiscal policies, acts of nature (including earthquakes, which may result in uninsured losses), and other factors that are beyond the control of borrowers. The Mortgage Loans generally do not require the borrowers to maintain earthquake insurance. In addition, the economies of certain States may be adversely affected to a greater degree than that of other areas of the country by developments affecting industries concentrated in such States. Moreover, the market value of real estate has fluctuated and in the future is expected to fluctuate, in different regions of the United States. Because of the lack of geographic diversity in the Mortgaged Properties, losses on the Mortgage Loans may be higher than would be the case if the location of the Mortgaged Properties were more diverse.

  Loan-to-Value Ratios. The Mortgage Loans with higher Loan-to-Value Ratios may also present a greater risk of loss. In particular, approximately 64.94% of the Mortgage Loans are Mortgage Loans that have Loan-to-Value Ratios as of the Cut-Off Date in excess of 80.00% and are not insured by a Primary Mortgage Insurance Policy that might otherwise protect against such greater risk of loss. Many of the Mortgage Loans have high Loan-to-Value Ratios because the value of the related Mortgaged Property has declined at a faster rate than the amortization of the related Mortgage Loan. No assurance can be given that the value of such Mortgaged Properties will not continue to decline.

  Mortgage loans with high Loan-to-Value Ratios may be more likely to experience mortgagor default and foreclosure than mortgage loans with lower Loan-to-Value Ratios. A high rate of foreclosure on Mortgage Loans with high Loan-to-Value Ratios is likely to result in significant losses on such Mortgage Loans. In addition, mortgage loans with high Loan-to-Value Ratios are more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower Loan-to-Value Ratios. If a court relieves a Mortgagor's obligation to repay amounts otherwise due on a Mortgage Loan, the Servicer will not be required to make an Advance in respect of such amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the Offered Certificates. See "Certain Legal Aspects of Mortgage Loans and Contracts" in the Prospectus.

  Risks Associated with Multifamily and Commercial Mortgage Loans Generally. Approximately 10.21% and 8.67% of the Mortgage Loans are secured by Multifamily Properties and Commercial Properties, respectively. Mortgage loans secured by multifamily and commercial properties are markedly different from one- to four-family residential mortgage loans. Multifamily and commercial lending is generally viewed as exposing a lender to greater risk of loss than lending on the security of single-family residences, because such lending typically involves larger loans to single borrowers or groups of related borrowers than single family lending. In addition, unlike loans made on the security of single family residences, repayment of loans made on multifamily and commercial properties primarily depends upon the successful operation of the related real estate project, the businesses operated by the tenants and the creditworthiness of such tenants, i.e., the ability of the applicable property to produce net income. The liquidation value of a multifamily or commercial property is determined more by the capitalization of the property's cash flow than by any absolute value of the buildings and improvements thereon. Lenders typically look to the ratio of net cash flow to debt service of a loan secured by income-producing property as an important measure of the risk of default on such loan. A number of factors, many beyond the control of the property owner, can affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value. Among these factors are (i) economic conditions generally and in the local community; (ii) the age, quality, design of the property and the degree to which it competes with other properties in the area; (iii) changes or continued weakness in specific industry segments; (iv) increases in operating costs; and (v) in the case of mortgaged properties that are retail, industrial, warehouse or office properties, the degree to which the project's revenue is dependent upon a single tenant or user, or small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants. If leases are not renewed or replaced, if tenants default, if rental rates decline, or if operating expenses increase, the borrower's ability to repay the loan may be impaired and the resale value of the property may decline. The age, construction quality and design of a particular property may affect the occupancy level as well as the rents that may be charged for individual leases. The effects of poor construction quality or design will increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if the property managers do not schedule and perform adequate maintenance in a timely fashion. If, during the terms of the Mortgage Loans, competing properties of a similar type are built in the areas where the Mortgaged Properties are located or similar properties in the vicinity of the Mortgaged Properties are substantially updated or refurbished, the value and net operating income of such Mortgaged Properties could be reduced. There is no assurance that the value of any Mortgaged Property during the term of the related Mortgage Loan will equal or exceed the appraised value determined in connection with the origination of such Mortgage Loan.

  Additionally, some of the Mortgaged Properties may not readily be converted to alternative uses if such Mortgaged Properties become unprofitable due to competition, age of the improvements, decreased demand, zoning restrictions or other factors. If the operation of any such Mortgaged Properties becomes unprofitable such that the borrower becomes unable to meet its obligations under the related Mortgage Loan, the liquidation value of any such Mortgaged Property may be substantially less, relative to the amount owing on the related Mortgage Loan, than would be the case if such property were readily adapted to other uses. Other multifamily residences and commercial properties located in the same geographic area of the Mortgaged Properties compete with the Mortgaged Properties to attract residents, customers and tenants. Increased competition frequently leads to lowering of rents in a market and could adversely affect income from, and the market value of, the Mortgaged Properties.

  In addition, there are other factors, including changes in zoning or tax laws, the availability of credit for refinancing, and changes in interest rate levels that may adversely affect the value of a project (and thus the borrower's ability to sell or refinance the property) without necessarily affecting the ability to generate current income.

  The considerations set forth above with respect to Multifamily Mortgage Loans and Commercial Mortgage Loans are also applicable to Mixed-Use Mortgage Loans, to the extent of the commercial nature thereof.

  Non-Owner Occupied Properties. Approximately 1.31% and 2.58% of the Mortgage Loans are secured by unimproved land and single-family residential property held for investment, respectively. Such Mortgage Loans may present a greater risk of loss, and the unimproved land may present a significantly greater risk of loss, if the related Mortgagor experiences financial difficulties, because such Mortgagor may be more likely to default on a Mortgage Loan secured by non-owner occupied property than a mortgage loan secured by a primary residence.

  Balloon Loans. Approximately 15.05% of the Mortgage Loans may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., a Balloon Payment, as defined herein) at their stated maturity. Mortgage loans with Balloon Payments involve a greater degree of risk because the ability of a mortgagor to make a Balloon Payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. See "The Mortgage Loan Pools--General" herein.

  Junior Liens. Approximately 6.47% of the Mortgage Loans are secured by junior liens on the related Mortgaged Properties, which liens will be subordinate to the rights of the mortgagee under the related senior mortgage or mortgages (such Mortgage Loans, the "JUNIOR MORTGAGE LOANS"). Accordingly, the holder of a Junior Mortgage Loan will be subject to a loss of its mortgage if the holder of a senior mortgage is successful in foreclosure of its mortgage since no junior liens or encumbrances survive such a foreclosure. Also, due to the priority of the senior mortgage, the holder of a Junior Mortgage Loan may not be able to control the timing, method or procedure of any foreclosure action relating to the Mortgaged Property. Investors should be aware that any liquidation, insurance or condemnation proceeds received in respect of such Junior Mortgage Loans will be available to satisfy the outstanding balance of such Mortgage Loans only to the extent that the claims of such senior mortgages have been satisfied in full, including any related foreclosure costs. For additional information regarding mortgage loans secured by junior liens see "Risk Factors" and "Certain Legal Aspects of the Mortgage Loans and Contracts" in the Prospectus.

  Negative Amortization Loans. Approximately 48.39% of the Pool II Loans may be subject to negative amortization from time to time prior to their maturity (such Mortgage Loans, the "NEGATIVE AMORTIZATION LOANS"). Such negative amortization may result from either the adjustment of the Mortgage Rate on a more frequent basis than the adjustment of the Monthly Payment or the application of a cap on the size of the Monthly Payment. In the first case, negative amortization results if an increase in the Mortgage Rate occurs prior to an adjustment of the Monthly Payment on the related Mortgage Loan and such increase causes accrued monthly interest on the Mortgage Loan to exceed the Monthly Payment. In the second case, negative amortization results if an increase in the Mortgage Rate causes one month's interest on a Mortgage Loan to exceed the limit on the size of the Monthly Payment on such Mortgage Loan. In the event that the Monthly Payment is not sufficient to pay one month's interest on a Negative Amortization Loan, the amount of accrued interest that exceeds the Monthly Payment on such Mortgage Loan (the "DEFERRED INTEREST") is added to the Principal Balance of such Mortgage Loan and is to be repaid from future Monthly Payments. Negative Amortization Loans do not provide for the extension of their original stated maturity to accommodate changes in their Mortgage Rate.

  During a period of rising interest rates as well as immediately after origination, the amount of interest accruing on the Principal Balance of a Negative Amortization Loan may exceed the amount of the Monthly Payment thereon. As a result, a portion of the accrued interest on such Negative Amortization Loans may become Deferred Interest, which will be added to the Principal Balance thereof and will bear interest at the applicable Mortgage Rate. Any such increase in the Principal Balance of a Negative Amortization Loan could increase the Loan-to-Value Ratio of the related Mortgage Loan. To the extent that the addition of Deferred Interest to the

Principal Balance of any Mortgage Loans causes the aggregate Principal Balance of a Pool to increase after distributions have been made on any Distribution Date, the amount of such increase will result in a corresponding increase in the Certificate Principal Balance of the Class or Classes of Certificates that were entitled to receive payments of principal with respect to the Mortgage Loans in such Pool on such Distribution Date, in proportion to the respective amounts of such entitlements, and a corresponding decrease in the respective amounts distributable as interest on such Classes on such Distribution Date. Any such increase in the Certificate Principal Balance of a Certificate will lengthen the weighted average life thereof and may adversely affect yield to the holders. In addition, with respect to certain Negative Amortization Loans, during a period of declining interest rates, it might be expected that each Monthly Payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the Principal Balance thereof, and since such excess will be applied to reduce the Certificate Principal Balance of the related Class or Classes of Certificates, the weighted average life of such Certificates will be reduced and may adversely affect yield to holders thereof.

  Approximately 2.52% of the Mortgage Loans are both Negative Amortization Loans and Balloon Loans.

  Limited Information. Information regarding the underwriting criteria applied by the originators of the Mortgage Loans and the original values of the Mortgaged Properties is not available. With respect to certain of the Mortgage Loans, information regarding the occupancy status and purpose for such Mortgage Loans is also unavailable.

  Mortgage Loan Documentation Defects. Certain of the loan files being transferred to the Trust (the "LOAN FILES") are known by the Wilshire Seller to have one or more of the following documentation defects: (i) the Mortgage Note was missing the proper endorsements; (ii) the Loan File did not contain the original Mortgage or a copy thereof for the related Mortgage Loan; (iii) the Loan File was missing intervening assignments; (iv) the Loan File was missing a copy of certain assumptions, modifications or waivers and (v) the Loan File was missing a copy of a title insurance policy (or other evidence of title insurance) on the related Mortgage Loan. Notwithstanding the foregoing, the Wilshire Seller will represent and warrant that each Loan File is complete in all material respects and will be obligated to repurchase any Mortgage Loan if such Mortgage Loan's value to the Trust, or the Trust's interest in such Mortgage Loan, is materially adversely affected by such documentation defect. Except as described below, no Mortgage Loan with respect to which a copy of the original Mortgage is missing will be required to be repurchased unless and until such Mortgage Loan is to be foreclosed upon and the related Mortgage is unenforceable because the original Mortgage is not obtainable from the public recording office. With respect to approximately 0.91% of the Mortgage Loans, neither a copy of the title insurance policy (or other evidence of title insurance) nor a copy of the original Mortgage is contained in the Loan File. The Wilshire Seller, however, will be obligated to repurchase any Mortgage Loan as to which neither a title insurance policy (or other evidence of title insurance) or a copy of the original mortgage is obtained within one year following the Closing Date.

MATURITY, YIELD AND PREPAYMENT CONSIDERATIONS

  The yield to maturity of the Offered Certificates will depend on the rate and timing of principal payments (including prepayments, liquidations due to defaults, or breaches of representations and warranties) on the Mortgage Loans and the price paid by Certificateholders. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the Mortgage Loans. Prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. Because of the characteristics of the Mortgage Loans, the Mortgage Loans' maturity and prepayment experience may differ from the maturity and prepayment experience of other, more traditional, mortgage loans.

  The disproportionate allocation of unscheduled principal payments, including principal prepayments, to the Class A Certificates will have the effect of slowing the amortization of the Subordinate Certificates relative to the amortization of the Mortgage Loans, which is intended to cause the Certificate Principal Balances of the Subordinate Certificates to remain outstanding and available to absorb Realized Losses for a longer period than such Certificates would have been had such disproportionate allocation not been in effect. As a result, the weighted average life of each Class of Subordinate Certificates will likely be longer, and the aggregate amount of Realized Losses allocated thereto is likely to be greater, than otherwise would be the case. Because it is impossible to accurately predict the timing and dollar amount of principal prepayments on the Mortgage Loans, if any, that will be made, investors may find it difficult to analyze the effect of prepayments on the yield and weighted average life of the Offered Certificates of any given Class.

  See "Certain Yield and Prepayment Considerations" herein.

CLASS IO CERTIFICATE YIELD CONSIDERATIONS

  Investors in the Class IO Certificates should be aware that the yield to maturity on such Certificates will be sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the Mortgage Loans, which rate may fluctuate significantly over time. Investors in the Class IO Certificates should fully consider the risk that a rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recover their investments.

SUBORDINATE CERTIFICATE YIELD CONSIDERATIONS

  As described herein, during certain periods all or a disproportionately large percentage of unscheduled principal payments on the Mortgage Loans will be allocated among the related Class A Certificates and, during certain periods, no unscheduled principal payments will be distributed to each Class of Subordinate Certificates. Subject to certain conditions set forth herein, unless the Aggregate Subordinate Percentage (as defined herein) is at least twice the Aggregate Subordinate Percentage as of the Cut-Off Date, or the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the Subordinate Certificates will not be entitled to receive unscheduled principal payments at least until the Distribution Date occurring in July 2008 and, to the extent that no unscheduled principal payments are distributed on the Subordinate Certificates, the subordination afforded the Senior Certificates by the Subordinate Certificates, in the absence of offsetting Realized Losses allocated thereto, will be increased, and the weighted average lives of the Subordinate Certificates will be extended.

  The yield to investors on each Class of Subordinate Certificates, and particularly on those Classes of Subordinate Certificates with lower payment priorities, will be extremely sensitive to losses due to defaults on the Mortgage Loans (and the timing thereof), to the extent such losses are not covered by any Class of Subordinate Certificates having a lower payment priority, because the entire amount of such losses will be allocable to such Class or Classes of Subordinate Certificates, as described herein. Furthermore, as described herein, the timing of receipt of principal and interest by any Class of Subordinate Certificates may be adversely affected by losses even if such Class does not ultimately bear such loss.

UNAUDITED REPORTS

  Unaudited monthly and unaudited annual reports, prepared by the Servicer and delivered by it to the Trustee, concerning the Trust will be sent by the Trustee to Cede & Co., as nominee of DTC and, so long as the Offered Certificates are in book-entry form, DTC will supply such reports to Beneficial Owners in accordance with its normal procedures. However, such reports will not contain financial information that has been examined and reported upon by an independent or certified public accountant.

FAILURE TO REPURCHASE DEFECTIVE MORTGAGE LOANS

  The Wilshire Seller will be obligated to repurchase Mortgage Loans as to which there exists an uncured breach of certain of its representations and warranties, which breach materially adversely affects the value of, or interest of the Trust in, such Mortgage Loan. See "Description of the Certificates--Assignment of Mortgage Loans" in the Prospectus. No assurance can be given that the Wilshire Seller will, or will have the financial ability to, repurchase any Mortgage Loan.

LIMITED OBLIGATIONS

  The Certificates will not represent an interest in or obligation of the Depositor, the Servicer, the Wilshire Seller, the Seller, the Trustee, the Back-Up Servicer or any of their affiliates. The only obligations of the foregoing entities with respect to the Certificates or any Mortgage Loan will be the obligations (if any) of the Wilshire Seller pursuant to certain limited representations and warranties made with respect to the Mortgage Loans and the Servicer's servicing obligations under the Pooling and Servicing Agreement (including the Servicer's limited obligation to make certain Advances). The Certificates will not be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Servicer, the Wilshire Seller, the Seller, the Trustee, the Back-Up Servicer or any of their affiliates. Proceeds of the assets included in the Trust Fund will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor, the Servicer, the Wilshire Seller, the Seller, the Trustee, the Back-Up Servicer or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

LIMITATIONS AND REDUCTION OF CREDIT ENHANCEMENT

  The credit enhancement provided for the benefit of the Senior Certificates primarily consists of the subordination provided by the Subordinate Certificates. The credit enhancement provided for the benefit of each Class of the Class M Certificates primarily consists of the subordination provided by all Classes of Subordinate Certificates subordinate thereto. None of the Depositor, the Servicer, the Wilshire Seller, the Seller, the Trustee, the Back-Up Servicer nor any of their affiliates will have any obligation to replace or supplement such credit enhancement, or to take any other action to maintain any rating of the Offered Certificates.

                            THE MORTGAGE LOAN POOLS

GENERAL

  All of the Mortgage Loans will be sold to the Depositor by the Seller on or before the date of initial issuance of the Certificates. The Mortgage Loans were acquired by the Wilshire Seller, which is an affiliate of the Seller, from the various prior sellers. See "--Description of the Mortgage Loan Sellers."

  All percentages of the Mortgage Loans herein are based on the related approximate aggregate outstanding principal balances thereof as of the Cut-Off Date.

  The Mortgage Pool will consist of Mortgage Loans with an approximate aggregate principal balance outstanding as of the Cut-Off Date, after deducting payments of principal due on such date, of $160,867,386. The Mortgage Loans are secured by first and junior liens on fee simple or leasehold interests in (i) single family residential real properties (representing 61.59% of the Mortgage Loans); (ii) two- to four-family residential real properties (representing 4.63% of the Mortgage Loans); (iii) multifamily residential properties (representing 10.21% of the Mortgage Loans); (iv) commercial properties (representing 8.67% of the Mortgage Loans);
(v) mixed use (residential and commercial) properties (representing 1.76% of the Mortgage Loans); and (vi) unimproved land (representing 1.31% of the Mortgage Loans (each such property, a "MORTGAGED PROPERTY"). 9.82% of the Mortgage Loans have a Due Date other than the first day of each month.

  The Mortgage Loans will be separated into three pools ("POOL I," "POOL II" and "POOL III," and each, a "POOL"), designated, respectively, as the "POOL I LOANS," "POOL II LOANS" and "POOL III LOANS." The Pool I Loans will consist of adjustable rate Mortgage Loans (adjustable in accordance with the offered yields on U.S. Treasury securities). The Pool II Loans will consist of adjustable rate Mortgage Loans (adjustable in accordance with a variety of indices). The Pool III Loans will consist of fixed-rate Mortgage Loans.

  1.69% and 0.86% of the Mortgage Loans are insured by the FHA or guaranteed by the Department of Veterans Affairs, respectively. 64.94% of the Mortgage Loans are Mortgage Loans that have Loan-to-Value Ratios as of the Cut-Off Date over 80% and are not insured by Primary Mortgage Insurance Policies.

  With respect to Mortgage Loans that have been modified, references herein to the date of origination shall, except in the case of the information presented herein with respect to the seasoning of the Mortgage Loans, be deemed to be the date of the most recent modification.

  The Wilshire Seller will make certain limited representations and warranties regarding the Mortgage Loans as of the date of issuance of the Certificates. The Wilshire Seller will be required to repurchase any Mortgage Loan as to which a breach of its representations and warranties with respect to such Mortgage Loan occurs if such breach materially and adversely affects the interests of the Certificateholders in any such Mortgage Loan.

  15.05% of the Mortgage Loans will not fully amortize over their terms to maturity (each such Mortgage Loan, a "BALLOON MORTGAGE LOAN"), leaving a substantial portion of the original principal amount due and payable on the respective scheduled maturity date (a "BALLOON PAYMENT"). The existence of a Balloon Payment generally will require the related mortgagor to refinance such Mortgage Loan or to sell the Mortgaged Property on or prior to the scheduled maturity date. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, the financial condition of the mortgagor, tax laws and prevailing general economic conditions. None of the Depositor, the Servicer, the Wilshire Seller, the Seller or the Trustee is obligated to refinance any Balloon Mortgage Loan.

  The "LOAN-TO-VALUE RATIO" with respect to each Mortgage Loan (other than the Junior Mortgage Loans) is equal to the outstanding principal balance of such Mortgage Loan as of the Cut-Off Date, plus, in the case of each Junior Mortgage Loan, the aggregate outstanding principal balance of each mortgage loan senior thereto, divided by the value of the related Mortgaged Property as determined in accordance with a broker's price opinion or appraisal obtained, in most cases, not earlier than 18 months prior to the Cut-Off Date.

POOL I

  The Pool I Loans consist of 425 Mortgage Loans, with Mortgaged Properties located in 29 states and the District of Columbia. As of the Cut-Off Date, the Pool I Loans have: (i) an aggregate Principal Balance of approximately $87,011,813; (ii) individual Principal Balances ranging from $6,148 to $1,664,703; and (iii) an average Principal Balance of $204,734. As of the Cut-Off Date, the Mortgage Rates on the Pool I Loans range from 4.000% per annum to 12.125% per annum, with a weighted average Mortgage Rate of 6.478% per annum.

  The Pool I Loans have remaining terms to stated maturity ranging from 26 months to 472 months, a weighted average remaining term to stated maturity of 330 months and a weighted average term from origination of 25 months. No Pool I Loan has a stated maturity later than October 1, 2037. 97.41% of the Pool I Loans require Monthly Payments that will substantially amortize such Mortgage Loans by their respective maturity dates and 2.59% of the Pool I Loans are Balloon Loans.

  The weighted average Loan-to-Value Ratio of the Pool I Loans is 103.21%.

  2.85% of the Mortgage Loans in Pool I have been modified or restructured.

  As of the Cut-Off Date, 1.91% and 1.32% of the Pool I Loans are secured by Mortgaged Properties that are Multifamily Properties and Commercial Properties, respectively. The Commercial Properties generally include retail, office and industrial properties.

  95.65% of the Pool I Loans have Mortgage Rates that adjust annually in accordance with an index equal to the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board ("ONE-YEAR CMT"). 2.10% of the Pool I Loans have Mortgage Rates that adjust annually in accordance with the One-Year CMT after an initial fixed rate period. 1.94% of the Pool I Loans have Mortgage Rates that adjust at various intervals in accordance with an index equal to the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of three years as reported by the Federal Reserve Board. The remainder of the Pool I Loans have Mortgage Rates that adjust in accordance with the offered yields on U.S. Treasury securities with maturities ranging from six months to ten years. See the table entitled "Frequency of Mortgage Rate Change of the Pool I Loans" below.

  The Pool I Loans have a weighted average margin of 2.84% over the applicable CMT Index. The margins for the Pool I Loans range from 0% to 6.00%. 67.62% of the Pool I Loans have a periodic rate adjustment cap of 1.00%; 28.65% have a periodic rate adjustment cap of 2.000%; and 3.17% have no periodic rate adjustment cap. The weighted average number of months until the next reset date is approximately 6 months. The weighted average maximum stated Mortgage Rate is 12.22%, with maximum stated Mortgage Rates that range from 10.500% to 24.000%. The weighted average minimum stated Mortgage Rate is 6.28%, with minimum stated Mortgage Rates that range from 1.500% to 12.125%.

  None of the Pool I Loans is subject to a periodic payment cap or provides for negative amortization.

  See "Risk Factors" herein and in the Prospectus.

  The following tables describe the Pool I Loans and the related Mortgaged Properties as of the Cut-Off Date.

                     PRINCIPAL BALANCES OF THE POOL I LOANS

     Range of
 Pincipal Balancesr                                                % of Aggregate
  as of the Cut-                                      Aggregate      Principal
        Off                             Number of     Principal      Balance of
       Date                            Pool I Loans    Balance         Pool I
------------------                     ------------ -------------- --------------
  Less than $50,000...................      25      $   549,834.34       0.63%
     50,001 -   100,000...............      52        3,908,603.86       4.49
    100,001 -   150,000...............      80        9,896,505.90      11.37
    150,001 -   200,000...............      55        9,470,477.50      10.88
    200,001 -   250,000...............     101       22,556,841.42      25.92
    250,001 -   300,000...............      55       14,900,929.71      17.13
    300,001 -   350,000...............      24        7,765,203.86       8.92
    350,001 -   400,000...............      10        3,699,284.82       4.25
    400,001 -   450,000...............       5        2,130,421.12       2.45
    450,001 -   500,000...............       6        2,857,940.03       3.28
    500,001 -   750,000...............       8        4,608,192.29       5.30
    750,001 - 1,000,000...............       2        1,772,957.06       2.04
  1,000,001 - 2,000,000...............       2        2,894,620.64       3.33
                                           ---      --------------     ------
  TOTAL...............................     425      $87,011,812.55     100.00%*
                                           ===      ==============     ======

--------
* Percentages may not add to 100% due to rounding.

  As of the Cut-Off Date, the average unpaid principal balance of the Pool I Loans will be approximately $204,734.

                       MORTGAGE RATES ON THE POOL I LOANS

                                                                 % of Aggregate
  Range of                                          Aggregate      Principal
  Mortgage                            Number of     Principal      Balance of
    Rates                            Pool I Loans    Balance         Pool I
  --------                           ------------ -------------- --------------
 6.00% or less......................     250      $56,638,095.40      65.09%
 6.01 -  6.50.......................       1          181,366.36       0.21
 6.51 -  7.00.......................      38        8,148,468.42       9.36
 7.01 -  7.50.......................       6        1,150,285.24       1.32
 7.51 -  8.00.......................      68       12,472,209.34      14.33
 8.01 -  8.50.......................      31        3,758,780.17       4.32
 8.51 -  9.00.......................      15        3,414,450.38       3.92
 9.01 -  9.50.......................       5          503,173.43       0.58
 9.51 - 10.00.......................       3           52,565.29       0.06
10.01 - 11.00.......................       2           26,575.59       0.03
11.01 - 12.00.......................       5          631,130.96       0.73
12.01 - 13.00.......................       1           34,711,97       0.04
                                         ---      --------------     ------
  TOTAL.............................     425      $87,011,812.55     100.00%*
                                         ===      ==============     ======

--------
* Percentages may not add to 100% due to rounding.

  As of the Cut-Off Date, the weighted average Mortgage Rate on the Pool I Loans will be approximately 6.478% per annum.

                  MAXIMUM MORTGAGE RATES OF THE POOL I LOANS

                                                                 % of Aggregate
                                                    Aggregate      Principal
 Range of Maximum                     Number of     Principal      Balance of
  Mortgage Rates                     Pool I Loans    Balance         Pool I
 ----------------                    ------------ -------------- --------------
No stated maximum rate..............       6      $   537,626.73       0.62%
10.01 - 11.00%......................       3          143,471.36       0.16
11.01 - 12.00.......................     347       76,660,004.39      88.10
12.01 - 13.00.......................      18        4,553,791.39       5.23
13.01 - 14.00.......................       9          984,226.70       1.13
14.01 - 15.00.......................      15        1,832,897.33       2.11
15.01 - 16.00.......................       8          453,292.11       0.52
16.01 - 17.00.......................      12        1,587,410.96       1.82
17.01 - 18.00.......................       5          189,040.24       0.22
18.01 - 19.00.......................       1           34,711.97       0.04
19.01 or greater....................       1           35,339.37       0.04
                                         ---      --------------     ------
  TOTAL.............................     425      $87,011,812.55     100.00%*
                                         ===      ==============     ======

--------
* Percentages may not add to 100% due to rounding.

  As of the Cut-Off Date, the weighted average Maximum Mortgage Rate on the Pool I Loans will be approximately 12.22% per annum.

                  MINIMUM MORTGAGE RATES ON THE POOL I LOANS

                                                  Aggregate     % of Aggregate
         Range of Minimum           Number of     Principal        Principal
          Mortgage Rates           Pool I Loans    Balance     Balance of Pool I
         ----------------          ------------ -------------- -----------------
No stated minimum rate............     396      $84,237,625.37       96.81%
 4.00% or less....................       9          694,455.20        0.80
 4.01 -  4.50.....................       2          608,483.65        0.70
 4.51 -  5.00.....................       2          168,326.63        0.19
 5.01 -  5.50.....................       1           64,616.41        0.07
 5.51 -  6.00.....................       2          187,169.78        0.22
 6.01 -  6.50.....................       1           90,902.59        0.10
 7.51 -  8.00.....................       2           80,175.35        0.09
 8.51 -  9.00.....................       2          168,632.80        0.19
 9.51 - 10.00.....................       2           45,581.84        0.05
10.01 - 11.00.....................       3          478,044.57        0.55
11.01 - 12.00.....................       2          153,086.39        0.18
12.01 or greater..................       1           34,711.97        0.04
                                       ---      --------------      ------
  TOTAL...........................     425      $87,011,812.55      100.00%*
                                       ===      ==============      ======

--------
* Percentages may not add to 100% due to rounding.

  As of the Cut-Off Date, the weighted average Minimum Mortgage Rate on the Pool I Loans will be approximately 6.28% per annum.

                   INTEREST RATE MARGINS ON THE POOL I LOANS

                                                  Aggregate     % of Aggregate
                                    Number of     Principal        Principal
Range of Margins                   Pool I Loans    Balance     Balance of Pool I
----------------                   ------------ -------------- -----------------
0.00%.............................       1      $   136,624.12        0.16%
0.01 - 1.00.......................       1           12,045.72        0.01
1.01 - 2.00.......................       6          434,681.03        0.50
2.01 - 2.50.......................      47       10,227,175.10       11.75
2.51 - 3.00.......................     349       74,517,687.41       85.64
3.01 - 3.50.......................      11          889,761.36        1.02
3.51 - 4.00.......................       3          121,011.43        0.14
4.01 - 5.00.......................       1            6,983.45        0.01
5.01 or greater...................       6          665,842.93        0.77
                                       ---      --------------      ------
  TOTAL...........................     425      $87,011,812.55      100.00%*
                                       ===      ==============      ======

--------
* Percentages may not add to 100% due to rounding.

  As of the Cut-Off Date, the weighted average Interest Rate Margin on the Pool I Loans will be approximately 2.84%.

             FREQUENCY OF MORTGAGE RATE CHANGE OF THE POOL I LOANS

                                                 Aggregate     % of Aggregate
Rate Change                        Number of     Principal        Principal
Frequency                         Pool I Loans    Balance     Balance of Pool I
-----------                       ------------ -------------- -----------------
1 Month..........................       1      $    10,998.43        0.01%
6 Months.........................       3          146,095.25        0.17
1 Year...........................     406       85,116,710.29       97.82
2 Years..........................       1           53,555.52        0.06
3 Years..........................      14        1,684,453.06        1.94
                                      ---      --------------      ------
  TOTAL..........................     425      $87,011,812.55      100.00%*
                                      ===      ==============      ======

--------
* Percentages may not add to 100% due to rounding.

            FREQUENCY OF MORTGAGE PAYMENT CHANGE OF THE POOL I LOANS

   Payment                                       Aggregate     % of Aggregate
   Change                          Number of     Principal        Principal
  Frequency                       Pool I Loans    Balance     Balance of Pool I
  ---------                       ------------ -------------- -----------------
1 Month..........................       1      $    10,998.43        0.01%
6 Months.........................       3          146,095.25        0.17
1 Year...........................     406       85,116,710.29       97.82
2 Years..........................       1           53,555.52        0.06
3 Years..........................      14        1,684,453.06        1.94
                                      ---      --------------      ------
  TOTAL..........................     425      $87,011,812.55      100.00%*
                                      ===      ==============      ======

--------
* Percentages may not add to 100% due to rounding.

                     PERIODIC RATE CAP OF THE POOL I LOANS

                                                 Aggregate     % of Aggregate
 Periodic                          Number of     Principal        Principal
 Rate Cap                         Pool I Loans    Balance     Balance of Pool I
 --------                         ------------ -------------- -----------------
None.............................      14      $ 2,759,536.86        3.17%
1.000%...........................     273       58,838,755.77       67.62
1.750............................       1          110,090.48        0.13
2.000............................     134       24,931,719.04       28.65
2.500............................       1           50,545.66        0.06
3.000............................       2          321,164.74        0.37
                                      ---      --------------      ------
  TOTAL..........................     425      $87,011,812.55      100.00%*
                                      ===      ==============      ======

--------
* Percentages may not add to 100% due to rounding.

                    LOAN-TO-VALUE RATIOS OF THE POOL I LOANS

                                                  Aggregate     % of Aggregate
             Range of               Number of     Principal        Principal
       Loan-to-Value Ratios        Pool I Loans    Balance     Balance of Pool I
       --------------------        ------------ -------------- -----------------
125.01% or greater................      69      $13,211,546.32       15.18%
120.01 - 125.00...................      19        3,524,189.08        4.05
115.01 - 120.00...................      29        6,877,036.86        7.90
110.01 - 115.00...................      34        7,723,126.30        8.88
105.01 - 110.00...................      27        6,115,870.46        7.03
100.01 - 105.00...................      35        7,394,691.66        8.50
 95.01 - 100.00...................      40        9,220,304.43       10.60
 90.01 -  95.00...................      37        8,828,568.90       10.15
 85.01 -  90.00...................      23        4,579,307.07        5.26
 80.01 -  85.00...................      31        6,061,423.70        6.97
 75.01 -  80.00...................      25        4,611,888.48        5.30
 70.01 -  75.00...................      11        1,664,910.58        1.91
 65.01 -  70.01...................      11        2,665,380.08        3.06
 60.01 -  65.00...................       9        1,622,985.44        1.87
 55.01 -  60.00...................       7        1,286,956.80        1.48
 50.01 -  55.00...................       2          250,245.16        0.29
 50.00 or less....................      16        1,373,381.23        1.58
                                       ---      --------------      ------
  TOTAL...........................     425      $87,011,812.55      100.00%*
                                       ===      ==============      ======

--------
* Percentages may not add to 100% due to rounding.

  As of the Cut-Off Date, the weighted average Loan-to-Value Ratio of the Pool I Loans will be approximately 103.21%.

                     DELINQUENCY STATUS OF THE POOL I LOANS

                                                                 % of Aggregate
Delinquency Status                                  Aggregate      Principal
as of the Cut-Off                     Number of     Principal      Balance of
       Date                          Pool I Loans    Balance         Pool I
------------------                   ------------ -------------- --------------
Current.............................     387      $80,744,032.47      92.80%
30 - 59 days........................      28        5,218,403.27       6.00
60 - 89 days........................       6          883,563.62       1.02
Bankruptcy..........................       4          165,813.19       0.19
                                         ---      --------------     ------
  TOTAL.............................     425      $87,011,812.55     100.00%*
                                         ===      ==============     ======

--------
* Percentages may not add to 100% due to rounding.

                  STATED TERM TO MATURITY OF THE POOL I LOANS

         Range of Stated                          Aggregate     % of Aggregate
         Term to Maturity           Number of     Principal        Principal
             (Months)              Pool I Loans    Balance     Balance of Pool I
         ----------------          ------------ -------------- -----------------
 60 or less.......................       9      $ 2,227,101.89        2.56%
 61 - 120.........................       6          314,215.56        0.36
121 - 180.........................       6          897,037.82        1.03
181 - 240.........................      15        1,157,047.92        1.33
241 - 300.........................      20        2,199,674.65        2.53
301 - 360.........................     364       79,171,122.59       90.99
361 or greater....................       5        1,045,612.12        1.20
                                       ---      --------------      ------
  TOTAL...........................     425      $87,011,812.55      100.00%*
                                       ===      ==============      ======

--------
* Percentages may not add to 100% due to rounding.

  As of the Cut-Off Date, the weighted average stated term to maturity of the Pool I Loans will be approximately 330 months.

                         SEASONING OF THE POOL I LOANS

  Range of                                       Aggregate     % of Aggregate
  Seasoning                        Number of     Principal        Principal
  (Months)                        Pool I Loans    Balance     Balance of Pool I
  ---------                       ------------ -------------- -----------------
12 or less.......................     162      $33,806,314.78       38.85%
13 - 24..........................     101       23,331,925.74       26.81
25 - 36..........................      96       22,209,854.92       25.53
37 - 48..........................       9          838,136.19        0.96
49 - 60..........................       1           61,826.47        0.07
61 - 84..........................       3          436,157.55        0.50
85 -120..........................      23        3,997,742.49        4.59
121 or greater...................      30        2,329,854.41        2.68
                                      ---      --------------      ------
  TOTAL..........................     425      $87,011,812.55      100.00%*
                                      ===      ==============      ======

--------
* Percentages may not add to 100% due to rounding.

  As of the Cut-Off Date, the weighted average seasoning of the Pool I Loans will be approximately 25 months.

                  GEOGRAPHIC DISTRIBUTION OF THE POOL I LOANS

                                                 Aggregate     % of Aggregate
                                   Number of     Principal        Principal
Geographic Area                   Pool I Loans    Balance     Balance of Pool I
---------------                   ------------ -------------- -----------------
Arizona..........................       2      $   411,540.41        0.47%
Arkansas.........................       1           47,588.84        0.05
California.......................     245       63,665,674.91       73.17
Colorado.........................       1           82,588.06        0.09
Connecticut......................      15        1,900,708.13        2.18
Delaware.........................       1           66,022.81        0.08
District of Columbia.............       1          210,596.09        0.24
Florida..........................       8          845,204.45        0.97
Georgia..........................       7          859,061.65        0.99
Illinois.........................       1          256,548.33        0.29
Kansas...........................       3          324,136.79        0.37
Kentucky.........................       1          541,703.00        0.62
Maine............................       2          113,089.45        0.13
Maryland.........................      15        2,910,978.40        3.35
Massachusetts....................      22        2,188,827.05        2.52
Michigan.........................       1          109,328.01        0.13
Nevada...........................       2          277,598.17        0.32
New Hampshire....................       4          309,976.03        0.36
New Jersey.......................      26        3,494,063.98        4.02
New York.........................      25        3,878,507.31        4.46
North Carolina...................       2           40,860.28        0.05
Oregon...........................       1          119,516.14        0.14
Pennsylvania.....................       7          759,743.41        0.87
Rhode Island.....................       5          572,428.21        0.66
South Carolina...................       1           38,145.14        0.04
Tennessee........................       1           35,339.37        0.04
Texas............................       7          863,371.39        0.99
Virginia.........................      16        1,820,015.71        2.09
Washington.......................       1          218,729.51        0.25
Wyoming..........................       1           49,921.52        0.06
                                      ---      --------------      ------
  TOTAL..........................     425      $87,011,812.55      100.00%*
                                      ===      ==============      ======

--------
* Percentages may not add to 100% due to rounding.

  Not more than 2.55% of the Pool I Loans are in any single zip code area in California.

                   MORTGAGE LOAN PURPOSE OF THE POOL I LOANS

                                                 Aggregate     % of Aggregate
 Mortgage Loan                     Number of     Principal        Principal
    Purpose                       Pool I Loans    Balance     Balance of Pool I
 -------------                    ------------ -------------- -----------------
 Purchase........................      50      $ 6,668,194.10        7.66%
 Rate and Term Refinance.........     343       75,013,524.65       86.21
 Equity Refinance................       6        1,177,464.19        1.35
 Construction/Permanent..........       2          210,993.26        0.24
 Home Improvement................       1           10,998.43        0.01
 Debt Consolidation..............       7          836,651.92        0.96
 Not Applicable(/1/).............      15        3,005,493.00        3.45
 Unknown.........................       1           88,493.00        0.10
                                      ---      --------------      ------
   TOTAL.........................     425      $87,011,812.55      100.00%*
                                      ===      ==============      ======

--------
*Percentages may not add to 100% due to rounding.
(/1/) Primarily includes Mortgage Loans backed by unimproved land, Multifamily
    Properties, Commercial Properties and/or Mixed Use Properties.

                      PROPERTY TYPES OF THE POOL I LOANS

                                                 Aggregate     % of Aggregate
 Property                          Number of     Principal        Principal
   Type                           Pool I Loans    Balance     Balance of Pool I
 --------                         ------------ -------------- -----------------
2-4 Family.......................      17      $ 2,769,780.82        3.18%
Church...........................       1           13,064.61        0.02
Co-op............................       3          205,067.94        0.24
Commercial.......................       5        1,148,579.34        1.32
Condominium......................      38        4,832,565.37        5.55
Unimproved Land..................       7          125,591.35        0.14
Multifamily......................       1        1,664,702.18        1.91
Planned Unit Development.........      25        5,458,486.99        6.27
Single Family Detached...........     326       70,447,406.49       80.96
Townhouse........................       2          346,567.46        0.40
                                      ---      --------------      ------
  TOTAL..........................     425      $87,011,812.55      100.00%*
                                      ===      ==============      ======

--------
*Percentages may not add to 100% due to rounding.

                     OCCUPANCY STATUS OF THE POOL I LOANS

                                                  Aggregate     % of Aggregate
                                    Number of     Principal        Principal
         Occupancy Status          Pool I Loans    Balance     Balance of Pool I
         ----------------          ------------ -------------- -----------------
Primary Residence.................     386      $80,156,113.36       92.12%
Second/Vacation Home..............       2          196,931.53        0.23
Investment Properties.............      21        3,583,919.07        4.12
Unimproved Land...................      16        3,074,848.59        3.53
                                       ---      --------------      ------
  TOTAL...........................     425      $87,011,812.55      100.00%*
                                       ===      ==============      ======

--------
* Percentages may not add to 100% due to rounding.

POOL II

  The Pool II Loans consist of 213 Mortgage Loans, with Mortgaged Properties located in 27 states. As of the Cut-Off Date, the Pool II Loans have: (i) an aggregate Principal Balance of approximately $33,552,980; (ii) individual Principal Balances ranging from $5,550 to $3,502,737; and (iii) an average Principal Balance of $157,526. As of the Cut-Off Date, the Mortgage Rates on the Pool II Loans range from 6.250% per annum to 17.312% per annum, with a weighted average Mortgage Rate of 8.680% per annum.

  The Pool II Loans have remaining terms to stated maturity ranging from one month to 356 months, a weighted average remaining term to stated maturity of 171 months and a weighted average term from origination of 103 months. No Pool II Loan has a stated maturity later than February 1, 2028. 64.04% of the Pool II Loans require Monthly Payments that will substantially amortize such Mortgage Loans by their respective maturity dates and 35.96% of the Pool II Loans are Balloon Loans.

  The weighted average Loan-to-Value Ratio of the Pool II Loans is 86.76%.

  41.65% of the Mortgage Loans in Pool II have been modified or restructured.

  48.39% of the Pool II Loans are Negative Amortization Loans.

  As of the Cut-Off Date, 4.53%, 42.41% and 21.25% of the Pool II Loans are secured by Mortgaged Properties that are Mixed-Use Properties, Multifamily Properties and Commercial Properties, respectively. The Commercial Properties generally include retail, office and industrial properties.

  64.32% of the Pool II Loans have Mortgage Rates that adjust in accordance with an index equal to the monthly weighted average cost of funds for member institutions in the Eleventh District of the Federal Home Loan Bank System. 19.62% of the Pool II Loans have Mortgage Rates that adjust in accordance with an index equal to the daily bank prime loan rate as reported by the Federal Reserve Board. The remainder of the Pool II Loans have Mortgage Rates that adjust in accordance with a variety of indices. The Mortgage Rates on the Pool II Loans adjust at various intervals ranging from daily to once every five years. See the table entitled "Frequency of Mortgage Rate Change of the Pool II Loans" below.

  The Pool II Loans have a weighted average margin of 2.80%. The margins for the Pool II Loans range from 0.00% to 11.50%. 14.07% of the Pool II Loans have a periodic rate adjustment cap of 1.00% and 10.66% have a periodic rate adjustment cap of 2.00%. The weighted average number of months until the next reset date is approximately two months. The weighted average maximum stated Mortgage Rate is 16.135%, with maximum stated Mortgage Rates that range from 11.00% to 55.00%. The weighted average minimum stated Mortgage Rate is 7.01%, with minimum stated Mortgage Rates that range from 1.75% to 15.00%. 43.34% of the Pool II Loans have a periodic payment cap of 7.50%. 0.12% of the Pool II Loans have a periodic payment cap of 10.00%.

  See "Risk Factors" herein and in the Prospectus.

  The following tables describe the Pool II Loans and the related Mortgaged Properties as of the Cut-Off Date.

                    PRINCIPAL BALANCES OF THE POOL II LOANS

     Range of                                                     % of Aggregate
 rincipal BalancesP                                  Aggregate      Principal
  as of the Cut-                       Number of     Principal      Balance of
     Off Date                        Pool II Loans    Balance        Pool II
------------------                   ------------- -------------- --------------
 Less than $50,000..................      112      $ 2,446,959.23       7.29%
    50,001 -   100,000..............       52        3,736,230.20      11.14
   100,001 -   150,000..............       15        1,873,974.77       5.59
   150,001 -   200,000..............       10        1,699,063.36       5.06
   200,001 -   250,000..............        6        1,340,819.31       4.00
   250,001 -   300,000..............        2          538,486.49       1.60
   300,001 -   350,000..............        3        1,008,137.75       3.00
   350,001 -   400,000..............        2          726,064.68       2.16
   400,001 -   450,000..............        2          847,075.85       2.52
   750,001 - 1,000,000..............        1          835,557.17       2.49
 1,000,001 - 2,000,000..............        3        4,628,713.59      13.80
 2,000,001 - 3,000,000..............        3        7,337,536.54      21.87
 3,000,001 - 4,000,000..............        2        6,534,360.85      19.47
                                          ---      --------------     ------
   TOTAL............................      213      $33,552,979.79     100.00%*
                                          ===      ==============     ======

--------
* Percentages may not add to 100% due to rounding.

  As of the Cut-Off Date, the average unpaid principal balance of the Pool II Loans will be approximately $157,526.

                      MORTGAGE RATES ON THE POOL II LOANS

                                                 Aggregate      % of Aggregate
            Range of               Number of     Principal        Principal
         Mortgage Rates          Pool II Loans    Balance     Balance of Pool II
         --------------          ------------- -------------- ------------------
 6.01 -  6.50%..................        1      $    19,547.20         0.06%
 6.51 -  7.00...................        1        2,553,190.98         7.61
 7.01 -  7.50...................       12       11,763,513.05        35.06
 7.51 -  8.00...................       38        5,556,479.24        16.56
 8.01 -  8.50...................       23        1,238,796.84         3.69
 8.51 -  9.00...................       11          883,921.34         2.63
 9.01 -  9.50...................       10          394,117.69         1.17
 9.51 - 10.00...................       20        3,225,028.40         9.61
10.01 - 11.00...................       53        3,849,338.47        11.47
11.01 - 12.00...................       15        1,762,451.97         5.25
12.01 - 13.00...................       12        1,558,674.47         4.65
13.01 - 14.00...................       10          531,303.12         1.58
14.01 - 15.00...................        5          195,895.79         0.58
15.01 - 16.00...................        1            8,368.00         0.02
17.00 - 18.00...................        1           12,353.23         0.04
                                      ---      --------------       ------
  TOTAL.........................      213      $33,552,979.79       100.00%*
                                      ===      ==============       ======

--------
* Percentages may not add to 100% due to rounding.

  As of the Cut-Off Date, the weighted average Mortgage Rate on the Pool II Loans will be approximately 8.680% per annum.

                  MAXIMUM MORTGAGE RATES OF THE POOL II LOANS

                                                                 % of Aggregate
     Range of                                       Aggregate      Principal
     Maximum                          Number of     Principal      Balance of
  Mortgage Rates                    Pool II Loans    Balance        Pool II
  --------------                    ------------- -------------- --------------
No stated maximum rate.............       42      $ 2,902,264.55       8.65%
10.01 - 11.00%.....................        1          248,208.71       0.74
11.01 - 12.00......................        4        3,108,800.83       9.27
12.01 - 13.00......................        4        3,060,237.73       9.12
13.01 - 14.00......................       33       10,840,482.56      32.31
14.01 - 15.00......................       36        1,392,389.62       4.15
15.01 - 16.00......................       14        5,463,078.30      16.28
16.01 - 17.00......................        9          426,213.63       1.27
17.01 - 18.00......................       24        1,760,973.24       5.25
18.01 - 19.00......................        4          283,213.05       0.84
19.01 or greater...................       42        4,067,117.57      12.12
                                         ---      --------------     ------
  TOTAL............................      213      $33,552,979.79     100.00%*
                                         ===      ==============     ======

--------
* Percentages may not add to 100% due to rounding.

  As of the Cut-Off Date, the weighted average Maximum Mortgage Rate on the Pool II Loans will be approximately 16.14% per annum.

                  MINIMUM MORTGAGE RATES ON THE POOL II LOANS

                                                 Aggregate      % of Aggregate
        Range of Minimum           Number of     Principal        Principal
         Mortgage Rates          Pool II Loans    Balance     Balance of Pool II
        ----------------         ------------- -------------- ------------------
No stated minimum rate..........      130      $13,603,123.40        40.54%
 4.00% or less..................        6        4,285,719.73        12.77
 4.01 -  4.50...................        1           42,364.48         0.13
 5.00 -  5.50...................        3        3,453,035.83        10.29
 5.51 -  6.00...................        2          884,044.25         2.63
 6.01 -  6.50...................        1        2,640,137.09         7.87
 6.51 -  7.00...................        3          155,885.65         0.46
 7.01 -  7.50...................       19          630,668.39         1.88
 7.51 -  8.00...................        3        1,563,075.46         4.66
 8.01 -  8.50...................        1           57,402.49         0.17
 8.51 -  9.00...................        2          179,651.13         0.54
 9.01 -  9.50...................        1           73,068.74         0.22
 9.51 - 10.00...................        5        2,242,133.24         6.68
10.01 - 11.00...................       11        1,379,873.27         4.11
11.01 - 12.00...................        6          883,086.60         2.63
12.01 or greater................       19        1,479,710.04         4.41
                                      ---      --------------       ------
  TOTAL.........................      213      $33,552,979.79       100.00%*
                                      ===      ==============       ======

--------
* Percentages may not add to 100% due to rounding.

  As of the Cut-Off Date, the weighted average Minimum Mortgage Rate on the Pool II Loans will be approximately 7.01% per annum.

                  INTEREST RATE MARGINS ON THE POOL II LOANS

                                                 Aggregate      % of Aggregate
                                   Number of     Principal        Principal
Range of Margins                 Pool II Loans    Balance     Balance of Pool II
----------------                 ------------- -------------- ------------------
0.00%...........................        8      $   318,633.05         0.95%
0.01 - 1.00.....................        8          372,191.53         1.11
1.01 - 2.00.....................       56        5,943,504.06        17.71
2.01 - 3.00.....................       77       21,005,505.99        62.60
3.01 - 4.00.....................       26        2,571,946.36         7.67
4.01 - 5.00.....................       15        1,497,447.92         4.46
5.01 or greater.................       23        1,843,750.88         5.50
                                      ---      --------------       ------
  TOTAL.........................      213      $33,552,979.79       100.00%*
                                      ===      ==============       ======

--------
* Percentages may not add to 100% due to rounding.

  As of the Cut-Off Date, the weighted average Interest Rate Margin on the Pool II Loans will be approximately 2.80%.

            FREQUENCY OF MORTGAGE RATE CHANGE OF THE POOL II LOANS

                                                Aggregate      % of Aggregate
 Rate Change                      Number of     Principal        Principal
  Frequency                     Pool II Loans    Balance     Balance of Pool II
 -----------                    ------------- -------------- ------------------
Daily..........................       11        1,005,753.97         3.00%
1 Month........................      109      $17,854,214.15        53.21
3 Months.......................        4          111,688.69         0.33
6 Months.......................       48        8,924,147.87        26.60
1 Year.........................       30        4,989,522.39        14.87
2 Years........................        1           18,922.49         0.06
3 Years........................        7          449,495.40         1.34
5 Years........................        3          199,234.83         0.59
                                     ---      --------------       ------
  TOTAL........................      213      $33,552,979.79       100.00%*
                                     ===      ==============       ======

--------
* Percentages may not add to 100% due to rounding.

           FREQUENCY OF MORTGAGE PAYMENT CHANGE OF THE POOL II LOANS

   Payment                                      Aggregate      % of Aggregate
   Change                         Number of     Principal        Principal
  Frequency                     Pool II Loans    Balance     Balance of Pool II
  ---------                     ------------- -------------- ------------------
1 Month........................       55      $ 4,235,183.84        12.62%
3 Months.......................        1           68,340.57         0.20
6 Months.......................       48        8,924,147.87        26.60
1 Year.........................       98       19,657,654.79        58.59
2 Years........................        1           18,922.49         0.06
3 Years........................        7          449,495.40         1.34
5 Years........................        3          199,234.83         0.59
                                     ---      --------------       ------
  TOTAL........................      213      $33,552,979.79       100.00%*
                                     ===      ==============       ======

--------
* Percentages may not add to 100% due to rounding.

                    PERIODIC RATE CAP OF THE POOL II LOANS

                                                Aggregate      % of Aggregate
 Periodic                         Number of     Principal        Principal
 Rate Cap                       Pool II Loans    Balance     Balance of Pool II
 --------                       ------------- -------------- ------------------
None...........................      163      $24,473,548.98        72.94%
0.500%.........................        4          194,414.10         0.58
0.750..........................        2          121,207.50         0.36
1.000..........................       17        4,720,231.76        14.07
1.500..........................        4          311,682.04         0.93
2.000..........................       20        3,575,142.78        10.66
3.000..........................        3          156,752.63         0.47
                                     ---      --------------       ------
  TOTAL........................      213      $33,552,979.79       100.00%*
                                     ===      ==============       ======

--------
* Percentages may not add to 100% due to rounding.

               NEGATIVE AMORTIZATION LIMIT OF THE POOL II LOANS

    Negative                                    Aggregate      % of Aggregate
  Amortization                    Number of     Principal        Principal
     Limit                      Pool II Loans    Balance     Balance of Pool II
  ------------                  ------------- -------------- ------------------
No Negative Amortization.......      137      $17,315,581.39        51.61%
100.00%........................       30       12,212,754.93        36.40
110.00.........................        3          265,775.36         0.79
118.00.........................        1        1,380,112.31         4.11
125.00.........................       18        1,912,387.30         5.70
Unlimited......................       24          466,368.50         1.39
                                     ---      --------------       ------
  TOTAL........................      213      $33,552,979.79       100.00%*
                                     ===      ==============       ======

--------
* Percentages may not add to 100% due to rounding.

                   LOAN-TO-VALUE RATIOS OF THE POOL II LOANS

            Range of                             Aggregate      % of Aggregate
         Loan-to-Value             Number of     Principal        Principal
             Ratios              Pool II Loans    Balance     Balance of Pool II
         -------------           ------------- -------------- ------------------
125.01% or greater..............       65      $ 3,691,426.34        11.00%
120.01 - 125.00.................        5          300,947.27         0.90
115.01 - 120.00.................        9        1,828,023.82         5.45
110.01 - 115.00.................        7          487,103.15         1.45
105.01 - 110.00.................        4          500,804.99         1.49
100.01 - 105.00.................        7          612,094.79         1.82
 95.01 - 100.00.................        6        1,414,633.75         4.22
 90.01 -  95.00.................       10        6,493,863.22        19.35
 85.01 -  90.00.................        8        1,100,722.49         3.28
 80.01 -  85.00.................        7        3,114,313.27         9.28
 75.01 -  80.00.................        5          437,460.26         1.30
 70.01 -  75.00.................       10        2,492,146.44         7.43
 65.01 -  70.00.................        8          458,031.39         1.37
 60.01 -  65.00.................        8        6,322,472.93        18.84
 55.01 -  60.00.................       12          749,740.17         2.23
 50.01 -  55.00.................        3          163,947.99         0.49
 50.00 or less..................       39        3,385,247.52        10.09
                                      ---      --------------       ------
  TOTAL.........................      213      $33,552,979.79       100.00%*
                                      ===      ==============       ======

--------
* Percentages may not add to 100% due to rounding.

  As of the Cut-Off Date, the weighted average Loan-to-Value Ratio of the Pool II Loans will be approximately 86.76%.

                    DELINQUENCY STATUS OF THE POOL II LOANS

                                                                 % of Aggregate
Delinquency Status                                  Aggregate      Principal
as of the Cut-Off                     Number of     Principal      Balance of
       Date                         Pool II Loans    Balance        Pool II
------------------                  ------------- -------------- --------------
Current............................      188      $29,441,792.77      87.75%
30 - 59 days.......................       14        1,255,127.30       3.74
60 - 89 days.......................        8          615,939.41       1.84
Bankruptcy.........................        3        2,240,120.31       6.68
                                         ---      --------------     ------
  TOTAL............................      213      $33,552,979.79     100.00%*
                                         ===      ==============     ======

--------
* Percentages may not add to 100% due to rounding.

                 STATED TERM TO MATURITY OF THE POOL II LOANS

        Range of Stated                          Aggregate      % of Aggregate
        Term to Maturity           Number of     Principal        Principal
            (Months)             Pool II Loans    Balance     Balance of Pool II
        ----------------         ------------- -------------- ------------------
 60 or less.....................       29      $ 6,839,771.63        20.38%
 61 - 120.......................       72        7,395,629.14        22.04
121 - 180.......................       24        1,396,697.16         4.16
181 - 240.......................       23        4,646,902.29        13.85
241 - 300.......................       24        9,170,318.62        27.33
301 - 360.......................       41        4,103,660.95        12.23
                                      ---      --------------       ------
  TOTAL.........................      213      $33,552,979.79       100.00%*
                                      ===      ==============       ======

--------
* Percentages may not add to 100% due to rounding.

  As of the Cut-Off Date, the weighted average stated term to maturity of the Pool II Loans will be approximately 171 months.

                        SEASONING OF THE POOL II LOANS

  Range of                                      Aggregate      % of Aggregate
  Seasoning                       Number of     Principal        Principal
  (Months)                      Pool II Loans    Balance     Balance of Pool II
  ---------                     ------------- -------------- ------------------
 12 or less....................        2      $   102,437.08         0.31%
 13 - 24.......................        5          631,470.60         1.88
 25 - 36.......................        2          473,076.03         1.41
 37 - 48.......................        2          323,809.47         0.97
 49 - 60.......................        6        3,266,338.34         9.73
 61 - 84.......................       13        1,054,777.78         3.14
 85 - 120......................      129       22,726,314.70        67.73
121 or greater.................       54        4,974,755.79        14.83
                                     ---      --------------       ------
  TOTAL........................      213      $33,552,979.79       100.00%*
                                     ===      ==============       ======

--------
* Percentages may not add to 100% due to rounding.

  As of the Cut-Off Date, the weighted average seasoning of the Pool II Loans will be approximately 103 months.

                  GEOGRAPHIC DISTRIBUTION OF THE POOL II LOANS

                                                Aggregate      % of Aggregate
                                  Number of     Principal        Principal
Geographic Area                 Pool II Loans    Balance     Balance of Pool II
---------------                 ------------- -------------- ------------------
Alabama........................        1      $    43,343.53         0.13%
Arizona........................        3        2,706,263.30         8.07
California.....................       72       21,920,477.37        65.33
Connecticut....................       20        1,718,269.53         5.12
Delaware.......................        1           73,068.74         0.22
Florida........................        8          476,985.31         1.42
Georgia........................        6          372,202.09         1.11
Illinois.......................        2          134,649.17         0.40
Kansas.........................        1           75,738.49         0.23
Louisiana......................        1           33,200.10         0.10
Maryland.......................        2           81,930.15         0.24
Massachusetts..................       29        1,929,686.15         5.75
New Hampshire..................        2           67,903.22         0.20
New Jersey.....................        5          415,895.35         1.24
New Mexico.....................        2          111,518.59         0.33
New York.......................       38        1,402,561.09         4.18
North Carolina.................        1           58,595.44         0.17
Ohio...........................        1           42,364.48         0.13
Oklahoma.......................        3           90,746.02         0.27
Pennsylvania...................        1           19,547.20         0.06
South Carolina.................        2          557,814.40         1.66
Texas..........................        6          326,207.07         0.97
Utah...........................        1           65,506.32         0.20
Vermont........................        1          214,486.39         0.64
Virginia.......................        1           68,606.36         0.20
Washington.....................        2          528,674.65         1.58
Wyoming........................        1           16,739.28         0.05
                                     ---      --------------       ------
  TOTAL........................      213      $33,552,979.79       100.00%*
                                     ===      ==============       ======

--------
*Percentages may not add to 100% due to rounding.

  Not more than 13.28% of the Pool II Loans are in any single zip code area in California.

                  MORTGAGE LOAN PURPOSE OF THE POOL II LOANS

                                                                 % of Aggregate
                                                    Aggregate      Principal
 Mortgage Loan                        Number of     Principal      Balance of
    Purpose                         Pool II Loans    Balance        Pool II
 -------------                      ------------- -------------- --------------
 Purchase..........................       80      $ 4,057,177.63      12.09%
 Rate and Term Refinance...........       11          798,869.63       2.38
 Equity Refinance..................        8          993,579.95       2.96
 Construction/Permanent............        2          115,848.99       0.35
 Home Improvement..................       57        2,486,261.02       7.41
 Debt Consolidation................       12        1,053,211.28       3.14
 Not Applicable(/1/)...............       38       23,710,070.87      70.66
 Unknown...........................        5          337,960.42       1.01
                                         ---      --------------     ------
   TOTAL...........................      213      $33,552,979.79     100.00%*
                                         ===      ==============     ======

--------
*Percentages may not add to 100% due to rounding.
(/1/) Primarily includes Mortgage Loans backed by unimproved land, Multifamily
    Properties, Commercial Properties and/or Mixed Use Properties.

                      PROPERTY TYPES OF THE POOL II LOANS

                                                                 % of Aggregate
                                                    Aggregate      Principal
 Property                             Number of     Principal      Balance of
   Type                             Pool II Loans    Balance        Pool II
 --------                           ------------- -------------- --------------
2-4 Family.........................       16      $ 1,235,569.76       3.68%
Co-op..............................       25          477,800.86       1.42
Commercial.........................       15        7,131,175.54      21.25
Condominium........................       26        1,207,992.95       3.60
Unimproved Land....................        7          829,349.50       2.47
Multifamily........................       10       14,229,624.15      42.41
Mixed Use..........................        6        1,519,921.68       4.53
Planned Unit Development...........        4          558,123.71       1.66
Single Family Detached.............      102        6,273,331.96      18.70
Townhouse..........................        2           90,089.68       0.27
                                         ---      --------------     ------
  TOTAL............................      213      $33,552,979.79     100.00%*
                                         ===      ==============     ======

--------
*Percentages may not add to 100% due to rounding.

                     OCCUPANCY STATUS OF THE POOL II LOANS

                                                                  % of Aggregate
                                                     Aggregate      Principal
                                       Number of     Principal      Balance of
          Occupancy Status           Pool II Loans    Balance        Pool II
          ----------------           ------------- -------------- --------------
Primary Residence...................      156      $ 8,355,903.49      24.90%
Second/Vacation Home................        1           53,355.21       0.16
Investment Properties...............       17        1,362,991.72       4.06
Unimproved Land.....................       38       23,710,070.87      70.66
Unknown.............................        1           70,658.50       0.21
                                          ---      --------------     ------
  TOTAL.............................      213      $33,552,979.79     100.00%*
                                          ===      ==============     ======

--------
* Percentages may not add to 100% due to rounding.

POOL III

  The Pool III Loans consist of 548 Mortgage Loans, with Mortgaged Properties located in 43 states, the District of Columbia and the Commonwealth of Puerto Rico. As of the Cut-Off Date, the Pool III Loans have: (i) an aggregate Principal Balance of approximately $40,302,594; (ii) individual Principal Balances ranging from $5,117 to $2,602,402; and (iii) an average Principal Balance of $73,545. The Mortgage Rates on the Pool III Loans range from 0.00% per annum to 22.00% per annum, with a weighted average Mortgage Rate of 9.72% per annum.

  The Pool III Loans have remaining terms to stated maturity ranging from one month to 439 months, a weighted average remaining term to stated maturity of 203 months and a weighted average term from origination of 84 months. No Pool III Loan has a stated maturity later than January 1, 2035. 75.45% of the Pool III Loans require Monthly Payments that will substantially amortize such Mortgage Loans by their respective maturity dates and 24.55% of the Pool III Loans are Balloon Loans.

  The weighted average Loan-to-Value Ratio of the Pool III Loans is 85.62%.

  35.99% of the Mortgage Loans in Pool III have been modified or restructured.

  As of the Cut-Off Date, 3.26%, 1.30% and 14.07% of the Pool III Loans are secured by Mortgaged Properties that are Mixed-Use Properties, Multifamily Properties and Commercial Properties, respectively. The Commercial Properties generally include retail, office and industrial properties.

  See "Risk Factors" herein and in the Prospectus.

  The following tables describe the Pool III Loans and the related Mortgaged Properties as of the Cut-Off Date.

                   PRINCIPAL BALANCES OF THE POOL III LOANS

      Range of                                                   % of Aggregate
 Principal Balances                                 Aggregate      Principal
   as of the Cut-                    Number of      Principal      Balance of
      Off Date                     Pool III Loans    Balance        Pool III
 ------------------                -------------- -------------- --------------
 Less than $   50,000.............      310       $ 7,909,446.94      19.63%
    50,001 -   100,000............      131         9,284,725.88      23.04
   100,001 -   150,000............       57         6,832,677.58      16.95
   150,001 -   200,000............       19         3,269,009.70       8.11
   200,001 -   250,000............       12         2,660,499.45       6.60
   250,001 -   300,000............        5         1,377,751.93       3.42
   300,001 -   350,000............        2           628,900.45       1.56
   350,001 -   400,000............        5         1,850,570.14       4.59
   400,001 -   450,000............        2           814,528.62       2.02
   450,001 -   500,000............        1           483,722.97       1.20
   500,001 -   750,000............        1           591,692.58       1.47
   750,001 - 1,000,000............        1           975,732.90       2.42
 1,000,001 - 2,000,000............        1         1,020,933.22       2.53
 2,000,001 - 3,000,000............        1         2,602,401.31       6.46
                                        ---       --------------     ------
   TOTAL..........................      548       $40,302,593.67     100.00%*
                                        ===       ==============     ======

--------
* Percentages may not add to 100% due to rounding.

  As of the Cut-Off Date, the average unpaid principal balance of the Pool III Loans will be approximately $73,545.

                     MORTGAGE RATES ON THE POOL III LOANS

                                                                 % of Aggregate
  Range of                                          Aggregate      Principal
  Mortgage                           Number of      Principal      Balance of
    Rates                          Pool III Loans    Balance        Pool III
  --------                         -------------- -------------- --------------
 6.00% or less....................       12       $ 1,428,569.96       3.54%
 6.01 -  6.50.....................        2           155,742.44       0.39
 6.51 -  7.00.....................       14         1,830,380.83       4.54
 7.01 -  7.50.....................       25         2,327,318.71       5.77
 7.51 -  8.00.....................       35         3,974,439.30       9.86
 8.01 -  8.50.....................       33         2,283,347.59       5.67
 8.51 -  9.00.....................       51         4,553,192.75      11.30
 9.01 -  9.50.....................       39         3,861,640.66       9.58
 9.51 - 10.00.....................       63         3,579,882.97       8.88
10.01 - 11.00.....................       90         6,208,423.11      15.40
11.01 - 12.00.....................       51         5,946,102.75      14.75
12.01 - 13.00.....................       46         1,807,191.72       4.48
13.01 - 14.00.....................       26           942,715.00       2.34
14.01 - 15.00.....................       20           590,286.26       1.46
15.01 - 16.00.....................       15           352,031.44       0.87
16.01 - 17.00.....................        8           135,236.80       0.34
17.01 - 18.00.....................        9           164,887.04       0.41
18.01 - 19.00.....................        5           107,266.57       0.27
19.01 or greater..................        4            53,937.77       0.13
                                        ---       --------------     ------
  TOTAL...........................      548       $40,302,593.67     100.00%*
                                        ===       ==============     ======

--------
* Percentages may not add to 100% due to rounding.

  As of the Cut-Off Date, the weighted average Mortgage Rate on the Pool III Loans will be approximately 9.720% per annum.

                  LOAN-TO-VALUE RATIOS OF THE POOL III LOANS

  Range of                                                       % of Aggregate
  Loan-to-                                          Aggregate      Principal
   Value                             Number of      Principal      Balance of
   Ratios                          Pool III Loans    Balance        Pool III
  --------                         -------------- -------------- --------------
125.01% or greater................       83       $ 6,262,927.33      15.54%
120.01  -  125.00.................        9           704,065.78       1.75
115.01  -  120.00.................       12           639,357.57       1.59
110.01  -  115.00.................       11           737,923.94       1.83
105.01  -  110.00.................       14         1,317,434.27       3.27
100.01  -  105.00.................       18         1,197,725.17       2.97
 95.01  -  100.00.................       28         1,797,492.22       4.46
 90.01  -   95.00.................       21         1,516,374.74       3.76
 85.01  -   90.00.................       23         1,808,988.18       4.49
 80.01  -   85.00.................       30         2,625,291.25       6.51
 75.01  -   80.00.................       30         1,933,781.04       4.80
 70.01  -   75.00.................       37         3,961,744.37       9.83
 65.01  -   70.00.................       28         2,419,189.24       6.00
 60.01  -   65.00.................       34         2,873,352.85       7.13
 55.01  -   60.00.................       25         1,319,793.05       3.27
 50.01  -   55.00.................       16         3,331,064.46       8.27
 50.00 or less....................      129         5,856,088.21      14.53
                                        ---       --------------     ------
  TOTAL...........................      548       $40,302,593.67     100.00%*
                                        ===       ==============     ======

--------
* Percentages may not add to 100% due to rounding.

  As of the Cut-Off Date, the weighted average Loan-to-Value Ratio of the Pool III Loans will be approximately 85.62%.

                   DELINQUENCY STATUS OF THE POOL III LOANS

 Delinquency                                                     % of Aggregate
 Status as of                                       Aggregate      Principal
     the                             Number of      Principal      Balance of
 Cut-Off Date                      Pool III Loans    Balance        Pool III
 ------------                      -------------- -------------- --------------
 Current..........................      400       $31,585,507.66      78.37%
 30 - 59 days.....................       64         4,606,349.25      11.43
 60 - 89 days.....................       27         2,209,630.08       5.48
 Bankruptcy.......................       57         1,901,106.68       4.72
                                        ---       --------------     ------
   TOTAL..........................      548       $40,302,593.67     100.00%*
                                        ===       ==============     ======

--------
* Percentages may not add to 100% due to rounding.

                 STATED TERM TO MATURITY OF THE POOL III LOANS

 Range of
  Stated
   Term                                                          % of Aggregate
    to                                              Aggregate      Principal
 Maturity                            Number of      Principal      Balance of
 (Months)                          Pool III Loans    Balance        Pool III
 --------                          -------------- -------------- --------------
 60 or less.......................       95       $ 7,473,681.20      18.54%
 61 - 120.........................      104         4,489,394.29      11.14
121 - 180.........................       97         6,355,533.75      15.77
181 - 240.........................       44         2,784,846.55       6.91
241 - 300.........................       79         6,919,764.78      17.17
301 - 360.........................      128        12,213,925.43      30.31
361 or greater....................        1            65,447.67       0.16
                                        ---       --------------     ------
  TOTAL...........................      548       $40,302,593.67     100.00%*
                                        ===       ==============     ======

--------
* Percentages may not add to 100% due to rounding.

  As of the Cut-Off Date, the weighted average stated term to maturity of the Pool III Loans will be approximately 203 months.

                        SEASONING OF THE POOL III LOANS

                                                                 % of Aggregate
  Range of                                          Aggregate      Principal
  Seasoning                          Number of      Principal      Balance of
  (Months)                         Pool III Loans    Balance        Pool III
  ---------                        -------------- -------------- --------------
 12 or less.......................       17       $ 1,208,610.01       3.00%
 13 -  24.........................       28         3,591,508.39       8.91
 25 -  36.........................       38         3,250,507.12       8.07
 37 -  48.........................       22         2,311,913.09       5.74
 49 -  60.........................       43         4,384,661.01      10.88
 61 -  84.........................       80         6,383,097.59      15.84
 85 - 120.........................      164        12,002,195.39      29.78
121 or greater....................      156         7,170,101.07      17.79
                                        ---       --------------     ------
  TOTAL...........................      548       $40,302,593.67     100.00%*
                                        ===       ==============     ======

--------
* Percentages may not add to 100% due to rounding.

  As of the Cut-Off Date, the weighted average seasoning of the Pool III Loans will be approximately 84 months.

                 GEOGRAPHIC DISTRIBUTION OF THE POOL III LOANS

                                                                 % of Aggregate
                                                    Aggregate      Principal
                                     Number of      Principal      Balance of
Geographic Area                    Pool III Loans    Balance        Pool III
---------------                    -------------- -------------- --------------
Alabama...........................       17       $   556,848.29       1.38%
Alaska............................        2           127,577.33       0.32
Arizona...........................        5           773,590.02       1.92
Arkansas..........................        2            75,961.52       0.19
California........................       53         7,836,281.07      19.44
Canada............................        8            69,808.71       0.17
Colorado..........................        2            77,207.29       0.19
Connecticut.......................       29         2,353,981.63       5.84
Delaware..........................        2           157,169.39       0.39
District of Columbia..............        2            74,869.33       0.19
Florida...........................       42         2,250,261.51       5.58
Georgia...........................       46         1,618,129.40       4.01
Idaho.............................        1            45,390.57       0.11
Illinois..........................        8         1,172,342.89       2.91
Indiana...........................        5           192,055.75       0.48
Iowa..............................        1            22,283.68       0.06
Kansas............................        1             8,633.15       0.02
Kentucky..........................        1            58,738.77       0.15
Louisiana.........................        4           115,094.69       0.29
Maryland..........................       10           410,809.08       1.02
Massachusetts.....................       36         2,575,975.66       6.39
Michigan..........................       10           527,866.80       1.31
Minnesota.........................        4           303,470.73       0.75
Mississippi.......................       10           301,990.00       0.75
Missouri..........................        5           139,967.54       0.35
Nebraska..........................        2           114,998.18       0.29
Nevada............................        6           634,841.90       1.58
New Hampshire.....................        3           125,763.49       0.31
New Jersey........................       31         2,401,513.97       5.96
New York..........................       82         6,823,274.61      16.93
North Carolina....................       12           300,860.64       0.75
North Dakota......................        1            49,990.43       0.12
Ohio..............................        7           281,543.60       0.70
Oklahoma..........................        3           220,495.78       0.55
Oregon............................        3         2,915,615.04       7.23
Pennsylvania......................       12           781,259.07       1.94
Puerto Rico.......................        3           106,354.73       0.26
Rhode Island......................        3           197,077.82       0.49
South Carolina....................        9           214,298.44       0.53
Tennessee.........................       16           493,370.75       1.22
Texas.............................       33         1,845,527.39       4.58
Utah..............................        1            51,931.58       0.13
Vermont...........................        1            74,869.02       0.19
Virginia..........................       11           599,624.71       1.49
Washington........................        1           106,237.86       0.26
West Virginia.....................        2           116,839.86       0.29
                                        ---       --------------     ------
  TOTAL...........................      548       $40,302,593.67     100.00%*
                                        ===       ==============     ======

--------
* Percentages may not add to 100% due to rounding.

  Not more than 2.54% of the Pool III Loans are in any single zip code area in California.

                  MORTGAGE LOAN PURPOSE OF THE POOL III LOANS

                                                                 % of Aggregate
                                                    Aggregate      Principal
 Mortgage Loan                       Number of      Principal      Balance of
    Purpose                        Pool III Loans    Balance        Pool III
 -------------                     -------------- -------------- --------------
 Purchase.........................      270       $18,711,969.07      46.43%
 Rate and Term Refinance..........       76         5,961,228.97      14.79
 Equity Refinance.................       24         1,769,227.30       4.39
 Construction/Permanent...........        4           473,115.03       1.17
 Home Improvement.................       55         1,846,714.46       4.58
 Debt Consolidation...............       46         1,822,556.18       4.52
 Not Applicable(/1/)..............       58         8,996,200.30      22.32
 Unknown..........................       15           721,582.36       1.79
                                        ---       --------------     ------
   TOTAL..........................      548       $40,302,593.67     100.00%*
                                        ===       ==============     ======

--------
*Percentages may not add to 100% due to rounding.
(/1/) Primarily includes Mortgage Loans backed by unimproved land, Multifamily
    Properties, Commercial Properties and/or Mixed-Use Properties.

                     PROPERTY TYPES OF THE POOL III LOANS

                                                                 % of Aggregate
                                                    Aggregate      Principal
 Property                            Number of      Principal      Balance of
   Type                            Pool III Loans    Balance        Pool III
 --------                          -------------- -------------- --------------
2-4 Family........................       40       $ 3,445,657.83       8.55%
Church............................        2           211,673.09       0.53
Co-op.............................       31         1,245,514.06       3.09
Commercial........................       20         5,669,168.61      14.07
Condominium.......................       46         2,883,008.69       7.15
Unimproved Land...................       21         1,153,267.63       2.86
Multifamily.......................        4           522,993.39       1.30
Mixed Use.........................        8         1,312,402.44       3.26
Planned Unit Development..........        9         1,108,318.84       2.75
Single Family Detached............      361        22,359,636.65      55.48
Townhouse.........................        6           390,952.44       0.97
                                        ---       --------------     ------
  TOTAL...........................      548       $40,302,593.67     100.00%*
                                        ===       ==============     ======

--------
*Percentages may not add to 100% due to rounding.

                    OCCUPANCY STATUS OF THE POOL III LOANS

                                                                  % of Aggregate
                                                     Aggregate      Principal
                                      Number of      Principal      Balance of
         Occupancy Status           Pool III Loans    Balance        Pool III
         ----------------           -------------- -------------- --------------
Primary Residence..................      444       $27,797,303.04      68.97%
Second/Vacation Home...............        5           388,558.83       0.96
Investment Properties..............       40         3,031,167.03       7.52
Unimproved Land....................       57         8,924,267.25      22.14
Unknown............................        2           161,297.52       0.40
                                         ---       --------------     ------
  TOTAL............................      548       $40,302,593.67     100.00%*
                                         ===       ==============     ======

--------
*Percentages may not add to 100% due to rounding.

DESCRIPTION OF THE SELLER AND THE WILSHIRE SELLER

  General. The Mortgage Loans were purchased by the Wilshire Seller in the ordinary course of its business and conveyed, together with certain related property described herein, to the Seller. The Seller will convey such property to the Depositor, which will convey it to the Trust.

  The Seller, a Delaware corporation, will be organized as a limited purpose company on or before the Closing Date and will be substantially owned by the Wilshire Seller. The Seller will be organized for limited purposes, which will include purchasing loans and receivables and debt obligations secured by collateral, and transferring such loans, receivables and debt obligations to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes (including entering into and performing its obligations under the Pooling and Servicing Agreement). The Seller will be located at 1776 S.W. Madison Street, Portland, Oregon 97205, and its telephone number will be (503) 223-5600.

  The only obligations, if any, of the Seller with respect to the Certificates may be pursuant to certain limited representations and warranties and limited undertakings to enforce its rights against the Wilshire Seller under certain circumstances. The Wilshire Seller will make certain representations and warranties with respect to the Mortgage Loans. The Wilshire Seller will be liable only with respect to the representations and warranties made with respect to the Mortgage Loans. The Seller will have no servicing obligations or responsibilities with respect to any Mortgage Loans or any of the assets of the Trust. The Seller will not have on the Closing Date, nor is it expected in the future to have, any significant assets.

  The Wilshire Seller. The Wilshire Seller is a Delaware corporation formed in November 1996. The Wilshire Seller is a subsidiary of Wilshire Financial Services Group Inc. ("WFSG"), a publicly traded company engaged in a wide variety of activities including the acquisition, origination, ownership and securitization of loan portfolios, banking and non-traditional bankcard processing.

  The Wilshire Seller acquires pools of loans from a wide variety of sources, including banks, savings institutions, finance companies, leasing companies, mortgage companies, insurance companies, governmental agencies and its affiliates. The Wilshire Seller generally obtains information on available pools of loans from several sources, including referrals from sellers with whom the Wilshire Seller has transacted business in the past. Pools of loans generally are acquired in negotiated transactions or through sealed competitive bids.

  Prior to making an offer to purchase a pool of loans, the Wilshire Seller conducts an extensive investigation and evaluation of the individual loans comprising the pool of loans and/or the separate parcels of real estate in the pool. This examination typically consists of an analysis of the information provided by the seller (generally, the credit and collateral files for the loans), other relevant material that may be available (including tax records) and the underlying collateral. The Wilshire Seller compares this data with its own mortgage loan database, which contains among other things, listings of property values and loan loss experience in local markets for similar assets, obtains value opinions from third parties and, in some cases, conducts site inspections. In addition, the Wilshire Seller in many cases obtains a broker price opinion on each parcel of real property. The Wilshire Seller also reviews information on the local economy and real estate markets including the amount of time generally required to complete foreclosure on real property in the jurisdiction in which the property is located. In connection with its review of a pool of loans being considered for acquisition, the Wilshire Seller reviews each loan or property in such pool of loans and designs a preliminary servicing plan for each loan and property that is intended to maximize the cash flow from such loan or property.

  The Wilshire Seller's senior acquisition personnel, who conduct the due diligence review of each pool of loans being considered for purchase, recommend to management the price to be offered for the pool by using a proprietary modeling system that focuses on, among other things, the anticipated future cash flow from each component loan or property. In evaluating anticipated cash flow, the Wilshire Seller makes a number of assumptions concerning the overall pool of loans based on its review of each loan or property, including assumptions as to the percentage of loans to be foreclosed, the timing of the receipt of payments and the expenses associated with servicing the loans. The Wilshire Seller's investment committee, which consists of senior management and the senior acquisition personnel who conduct the due diligence review, makes a final determination as to the offering price. If an offer is accepted by the seller, the Wilshire Seller and the seller generally enter into a loan sale agreement, which generally contains representations and warranties by the seller concerning the loans being sold and an agreement by the seller to repurchase any loan found to be in breach of those representations and warranties.

  Each of the entities that sold the Mortgage Loans to the Wilshire Seller (the "PRIOR SELLERS") had underwriting policies or standards applicable to the origination or purchase of residential mortgage loans that may have differed from those of other Prior Sellers. There can be no assurance that the Mortgage Loans were originated or acquired in all cases in accordance with the related Prior Seller's underwriting standards then in effect. None of the Depositor, the Seller, the Wilshire Seller or the Servicer has complete and reliable information regarding the origination and documentation requirements employed by the Prior Sellers in connection with the origination of the Mortgage Loans. It is uncertain how many of the Mortgage Loans were originated under limited documentation programs, which typically omitted verification of certain information regarding the related Mortgagor, such as the Mortgagor's employment and income, or under so-called "no documentation" programs, which typically omitted verification of the Mortgagor's assets as well as the Mortgagor's employment and income.

SERVICING

  Primary servicing will be provided by Wilshire Servicing Corporation ("WILSHIRE SERVICING"), with respect to the Mortgage Loans.

  Wilshire Servicing is a Delaware corporation and a wholly owned subsidiary of WFSG. Wilshire Servicing was formed in November 1996 to conduct the loan servicing business of WFSG and currently services WFSG's portfolio as well as portfolios for unaffiliated third parties. Currently, Wilshire Credit Corporation ("WCC"), an affiliate of WFSG and Wilshire Servicing, subservices such portfolios for Wilshire Servicing and will subservice the Mortgage Loans underlying the Certificates. WCC is wholly owned by Andrew A. Wiederhorn and Lawrence A. Mendelsohn, the principal shareholders of WFSG. WFSG has recently indicated that it is considering acquiring WCC.

  WCC is primarily engaged in the specialty loan servicing and resolution business. At December 31, 1997, WCC was servicing approximately $2.8 billion aggregate principal amount of loans and other assets. At September 30, 1997, WCC had approximately 235 employees. WCC's principal executive offices are located at 1776 S.W. Madison Street, Portland, Oregon 97205, and its telephone number (503) 223-5600.

ADDITIONAL INFORMATION

  The description in this Prospectus Supplement of the Mortgage Loans is based upon the Mortgage Loans as constituted at the close of business on the Cut-Off Date, generally as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Offered Certificates, Mortgage Loans may be removed from the Mortgage Pool, if the Depositor deems such removal necessary or appropriate. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Certificates. The Depositor believes that the information set forth herein will be substantially representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

  A Current Report on Form 8-K, together with the Pooling and Servicing Agreement, will be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Current Report on Form 8-K.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

  The Certificates will consist of the following ten classes (each, a "CLASS"): (i) the Class A-I Certificates, the Class A-II Certificates and the Class A-III Certificates (collectively, the "CLASS A CERTIFICATES"); (ii) the Class IO Certificates; (iii) the Class M-1 Certificates, the Class M-2 Certificates and the Class M-3 Certificates (collectively, the "CLASS M CERTIFICATES"); and (iv) the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates (collectively, the "CLASS B CERTIFICATES"). The Class A Certificates and the Class IO Certificates are referred to herein collectively as the "SENIOR CERTIFICATES." The Class M Certificates and the Class B Certificates are referred to herein as the "SUBORDINATE CERTIFICATES." The Class A-I Certificates and Subordinate Certificates are referred to herein as the "GROUP I CERTIFICATES." The Trust will also issue a "residual interest" with respect to each REMIC held by the Trust (collectively, the "RESIDUAL CERTIFICATES"). See the "Index of Terms" in the Prospectus for the meanings of capitalized terms and acronyms not otherwise defined herein.

  The Certificates in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund. The Trust Fund will consist of: (i) the Mortgage Loans; (ii) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the Collection Account and the Certificate Account and belonging to the Trust Fund; (iii) property acquired by foreclosure of such Mortgage Loans or deed in lieu of foreclosure; (iv) any hazard or other insurance policies with respect to the Mortgage Loans; and (v) all proceeds of the foregoing.

  The Offered Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants. The Offered Certificates (other than the Class IO Certificates) will be issued in minimum denominations of $25,000 and integral multiples of $1 in excess thereof. The Class IO Certificates will be issued in book-entry form in minimum denominations of 20% Percentage Interests.

  The Offered Certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. ("CEDE"). No Beneficial Owner will be entitled to receive a Definitive Certificate, except as set forth herein under "Description of the Certificates--Book-Entry Registration." Unless and until Definitive Certificates are issued for the Offered Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Offered Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Offered Certificates shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Offered Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures.

BOOK-ENTRY REGISTRATION

  General. The Offered Certificates will be initially issued through the book-entry facilities of DTC or Cedel Bank, SA ("CEDEL") or the Euroclear System ("EUROCLEAR") (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The record holder of the Offered Certificates will be Cede. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (the "DEPOSITARIES"), which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC.

  DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participating organizations ("DTC PARTICIPANTS," and together with the CEDEL and Euroclear participating organizations, "PARTICIPANTS") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes in the accounts of Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Other institutions that are not Participants but clear through or maintain a custodial relationship with Participants (such institutions, "INDIRECT PARTICIPANTS") have indirect access to DTC's clearance system.

  No person acquiring an interest in any Offered Certificate (each such person, a "BENEFICIAL OWNER") will be entitled to receive a Certificate representing such interest in registered, certificated form, unless either (i) DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or (ii) the Depositor elects in its sole discretion to discontinue the registration of such Certificates through DTC. Prior to any such event, Beneficial Owners will not be recognized by the Trustee or the Servicer as holders of the related Certificates for purposes of the Pooling and Servicing Agreement, and Beneficial Owners will be able to exercise their rights as owners of such Certificates only indirectly through DTC, Participants and Indirect Participants. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in the Offered Certificates may do so only through DTC, either directly if such Beneficial Owner is a Participant or indirectly through Participants and, if applicable, Indirect Participants. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any Offered Certificates will be required to be made in the minimum denominations specified herein. The ability of a Beneficial Owner to pledge Offered Certificates to persons or entities that are not Participants in the DTC system, or to otherwise act with respect to such Certificates, may be limited because of the lack of physical certificates evidencing such Certificates and because DTC may act only on behalf of Participants.

  Because of time zone differences, the securities account of a CEDEL Participant or Euroclear Participant as a result of a transaction with a DTC Participant (other than a depositary holding on behalf of CEDEL or Euroclear) will be credited during a subsequent securities settlement processing day (which must be a business day for CEDEL or Euroclear, as the case may be) immediately following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participant or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or Euroclear Participant to a DTC Participant (other than the depositary for CEDEL or Euroclear) will be received with value on the DTC settlement date, but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

  Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant Depositaries; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

  CEDEL, a professional depository, holds securities for its participating organizations ("CEDEL PARTICIPANTS") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute.

  Euroclear was created to hold securities for participants of Euroclear ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "EUROCLEAR OPERATOR"), under contract with Euroclear Clearance Systems S.C., a Belgian co-operative corporation (the "CLEARANCE COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Clearance Cooperative. The Clearance Cooperative establishes policy for Euroclear on behalf of Euroclear Participants.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

  Distributions in respect of the Offered Certificates will be forwarded by the Trustee to DTC, and DTC will be responsible for forwarding such payments to Participants, each of which will be responsible for disbursing such payments to the Beneficial Owners it represents or, if applicable, to Indirect Participants. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their Certificates. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of Offered Certificates under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account the Offered Certificates are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of Certificateholders of any Class to the extent that Participants authorize such actions. None of the Servicer, the Depositor, the Trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  Beneficial Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Participants and Indirect Participants. In addition, Beneficial Owners will receive all distributions of principal of and interest on the Offered Certificates from the Paying Agent through DTC and Participants. Accordingly, Beneficial Owners may experience delays in their receipt of payments. Unless and until Definitive Certificates are issued for the Offered Certificates, it is anticipated that the only registered Certificateholder of the Offered Certificates will be Cede, as nominee of DTC. Beneficial Owners will not be recognized by the Trustee or the Servicer as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Beneficial Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC, its Participants and Indirect Participants.

  Under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers of Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which Beneficial Owners have accounts with respect to such Offered Certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Beneficial Owners, through their Participants and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates. Transfers between Participants will occur in accordance with the Rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

  None of the Depositor, the Servicer or the Trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  Definitive Certificates. Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth herein.

  Upon the occurrence of an event described herein in the third paragraph under "Description of the Certificates--Book-Entry Registration--General," the Trustee is required to notify, through DTC, Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their Offered Certificates. Upon surrender by DTC of the definitive certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will reissue the Offered Certificates as Definitive Certificates issued in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee and the Servicer will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

DISTRIBUTIONS IN RESPECT OF INTEREST AND PRINCIPAL

  Distributions on the Certificates in respect of interest and principal on each Distribution Date will be made from the Available Distribution Amount. The "AVAILABLE DISTRIBUTION AMOUNT" for any Distribution Date generally equals the aggregate of (i) scheduled payments of principal and interest on each Mortgage Loan (the "MONTHLY PAYMENT" ) due during the related Due Period and received by the Servicer on or prior to the related Determination Date, net of the Servicing Fee and the Trustee Fee for such Due Period, (ii) principal prepayments and other unscheduled collections of principal, including Liquidation Proceeds, Insurance Proceeds and the proceeds of the repurchase of any Mortgage Loans, received during the related Prepayment Period, and (iii) any Advances made by the Servicer and payments of any Prepayment Interest made by the Servicer for such Distribution Date, in each case net of any amounts that the Servicer is permitted to withdraw from the Custodial Account, including but not limited to any unpaid Servicing Fees and any unreimbursed Advances or servicing advances.

  The "DUE DATE" with respect to each Mortgage Loan is the date on which the monthly payment is due. The "DUE PERIOD" with respect to any Distribution Date commences on the second day of the month preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs. The "PREPAYMENT PERIOD" with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs. The "DETERMINATION DATE" with respect to any Distribution Date is the 15th day of the month in which the Distribution Date occurs or, if such day is not a Business Day, the following Business Day. The "SERVICER REMITTANCE DATE" with respect to any Distribution Date is the Business Day immediately preceding the related Distribution Date.

  Payments of principal and interest on the Subordinate Certificates on each Distribution Date shall be subordinate to the payment of principal and interest, in the amounts described herein, on the Senior Certificates. Among the Subordinate Certificates, amounts payable in respect of principal and interest shall be distributed to each Class in accordance with its payment priority (with the Class M-1 Certificates having the highest payment priority and the Class B-3 Certificates having the lowest payment priority).

  Interest Distribution Amounts. On each Distribution Date, the holders of the Senior Certificates will be entitled to receive, to the extent of the Available Distribution Amount, interest for the related Interest Accrual Period at the applicable per annum rate (the "PASS-THROUGH RATE") set forth herein on the Certificate Principal Balance or Notional Amount thereof as of the day preceding such Distribution Date. As to any Distribution Date, one month's interest at the applicable Pass-Through Rate for any Class of the Class A Certificates on the Certificate Principal Balance thereof immediately prior to such Distribution Date (less the amount of any Prepayment Interest Shortfalls, Relief Act shortfalls and negative amortization on the Mortgage Loans allocated thereto) is referred to as the "CLASS A-I INTEREST DISTRIBUTION AMOUNT," "CLASS A-II INTEREST DISTRIBUTION AMOUNT" or "CLASS A-III INTEREST DISTRIBUTION AMOUNT," as applicable. The Class A-I Interest Distribution Amount, the Class A-II Interest Distribution Amount and the Class A-III Interest Distribution Amount are referred to herein separately and collectively as the "CLASS A INTEREST DISTRIBUTION AMOUNT."

  The Pass-Through Rate with respect to the Class A-I Certificates and Class A-II Certificates on any Distribution Date will be equal to the lesser of: (a) the Weighted Average Pool Net Mortgage Rate for the related Pool; and (b) the Blended Rate for such Pool. The "BLENDED RATE" for any Pool is equal to the percentage per annum equivalent of a fraction, the numerator of which is equal to the sum of:

    (A) the product of:

      (1) the Weighted Average Pool Net Mortgage Rate for the related Pool;
    and

      (2) the Non-Surplus Percentage of the aggregate Principal Balance of the Mortgage Loans in the related Pool immediately prior to such Distribution Date; and

    (B) the product of:

      (1) the Cross Support Weighted Average Net Mortgage Rate; and

      (2) the amount, if any, by which the Certificate Principal Balance of the related Class of Class A Certificates plus, in the case of Pool I, the Subordinate Certificates, immediately prior to such Distribution Date exceeds the aggregate Principal Balance of the Mortgage Loans in the related Pool immediately prior to such Distribution Date (with respect to such Pool, the related "POOL DEFICIT AMOUNT");

and the denominator of which is equal to the Certificate Principal Balance of the related Class of Class A Certificates plus, in the case of Pool I, the Subordinate Certificates, immediately prior to such Distribution Date.

  The Pass-Through Rate with respect to the Class A-III Certificates on any Distribution Date will be equal to the lesser of: (a) 7.00% per annum; and (b) the Blended Rate for Pool III for such Distribution Date.

  With respect to any Distribution Date and each Pool of Mortgage Loans, the "WEIGHTED AVERAGE POOL NET MORTGAGE RATE" is equal to the weighted average of the Net Mortgage Rates on the Mortgage Loans in such Pool as of the Due Dates for such Mortgage Loans in the Due Period preceding the related Due Period, weighted on the basis of the Principal Balance of each such Mortgage Loan immediately prior to such Distribution Date. With respect to any Distribution Date, the "CROSS SUPPORT WEIGHTED AVERAGE NET MORTGAGE RATE" is equal to the percentage equivalent of a fraction the numerator of which is equal to the sum of:

    (A) the product of:

      (1) the Pool Surplus Amount with respect to Pool I; and

      (2) the Weighted Average Pool Net Mortgage Rate with respect to Pool
    I;

    (B) the product of:

      (1) the Pool Surplus Amount with respect to Pool II; and

      (2) the Weighted Average Pool Net Mortgage Rate with respect to Pool
    II; and

    (C) the product of:

      (1) the Pool Surplus Amount with respect to Pool III; and

      (2) the Weighted Average Pool Net Mortgage Rate with respect to Pool
    III;

and the denominator of which is equal to the aggregate of the Pool Surplus Amounts with respect to each Pool.

  With respect to any Distribution Date and each Pool of Mortgage Loans, the "POOL SURPLUS AMOUNT" is equal to the amount (but not less than zero) by which the aggregate Principal Balance of the Mortgage Loans in the related Pool exceeds the Certificate Principal Balance of the Group I, Class A-II or Class A-III Certificates, as applicable.

  On each Distribution Date, the holders of the Class IO Certificates will be entitled to receive one month's interest at the Class IO Pass-Through Rate on the Class IO Notional Amount with respect to such Distribution Date. The "CLASS IO PASS-THROUGH RATE" with respect to each Distribution Date is a per annum rate equal to the percentage equivalent of a fraction the numerator of which is equal to the sum of:

    (A) the product of:


      (1) the excess of the Blended Rate for Pool I over the weighted average of the Pass-Through Rates on the Class A-I, Class M-1 and Class M-2 Certificates for such Distribution Date, weighted on the basis of their respective Certificate Principal Balances immediately prior to such Distribution Date; and

      (2) the sum of the Certificate Principal Balances of Class A-I, Class M-1 and Class M-2 Certificates;

    (B) the product of:

      (1) the excess of the Blended Rate for Pool II over the Pass-Through Rate for the Class A-II Certificates for such Distribution Date; and

      (2) the Certificate Principal Balance of the Class A-II Certificates;
    and

    (C) the product of:

      (1) the excess of the Blended Rate for Pool III over the Pass-Through Rate for the Class A-III Certificates for such Distribution Date; and

      (2) the Certificate Principal Balance of the Class A-III
    Certificates;

and the denominator of which is equal to the sum of the Certificate Principal Balances of the Class A-I, Class A-II, Class A-III, Class M-1 and Class M-2 Certificates.

  With respect to any Distribution Date, the "NOTIONAL AMOUNT" of the Class IO Certificates shall be an amount equal to the aggregate Certificate Principal Balance of the Class A-I, Class A-II, Class A-III, Class M-1 and Class M-2 Certificates immediately prior to such Distribution Date. The initial Class IO Pass-Through Rate is approximately 0.72% per annum. One month's interest at the Pass-Through Rate for the Class IO Certificates on the Notional Amount (less any Prepayment Interest Shortfalls and Relief Act shortfalls allocated thereto) is referred to herein as the "CLASS IO INTEREST DISTRIBUTION AMOUNT."

  The "PRINCIPAL BALANCE" of any Mortgage Loan as of any date of determination is equal to the outstanding principal balance thereof as of the Cut-Off Date, reduced by all scheduled principal payments due on or before the Cut-Off Date, that have not been received, plus, with respect to any Negative Amortization Loan, the amount of any Deferred Interest on such Mortgage Loan that is added to the Principal Balance thereof, and minus all amounts allocable to principal that have been distributed to Certificateholders with respect to such Mortgage Loan on or before such date of determination, and as further reduced to the extent that any Realized Loss thereon has been allocated to one or more Classes of Certificates on or before such date of determination.

  On each Distribution Date, to the extent of the Available Distribution Amount remaining after the payment of principal and interest to the Senior Certificates and to each Class of Subordinate Certificates with a higher payment priority, the holders of the Class M-1, Class M-2, Class M-3 and Class B Certificates, in that order, will be entitled to receive distributions allocable to interest in an amount equal to one month's interest at the applicable Pass-Through Rate on the Certificate Principal Balance of such Class of Certificates immediately preceding such Distribution Date. The Pass-Through Rate with respect to the Class M-1 Certificates on any Distribution Date is the lesser of (a) the Blended Rate for Pool I with respect to such Distribution Date and (b) One-Year CMT as of the 45th day preceding such Distribution Date plus 2.00% per annum. The Pass-Through Rate with respect to the Class M-2 Certificates on any Distribution Date is the lesser of (a) the Blended Rate for Pool I with respect to such Distribution Date, and (b) One-Year CMT as of the 45th day preceding such Distribution Date plus 2.15% per annum. The Pass-Through Rate with respect to the Class M-3 Certificates on any Distribution Date is the Blended Rate for Pool I with respect to such Distribution Date. Because a substantial percentage of the Pool I Loans have initial Mortgage Rates that are less than the sum of the related CMT Index and related margin, and because adjustment of such initial Mortgage Rates may be limited by the application of periodic rate adjustment caps, maximum Mortgage Rates and minimum Mortgage Rates, the initial Pass-Through Rates on the Class M-1 and Class M-2 Certificates will, and during certain periods thereafter, such Pass-Through Rates may, be equal to the Blended Rate with respect to Pool
I. The Pass-Through Rate for the Class B Certificates on any Distribution Date is equal to the Blended Rate for Pool I with respect to such Distribution Date. One month's interest at the applicable Pass-Through Rate for each of the Class M-1, Class M-2, Class M-3 and Class B Certificates on the Certificate Principal Balance of such Class of Certificates immediately preceding such Distribution Date (less any Prepayment Interest Shortfalls, Relief Act shortfalls and negative amortization on the Mortgage Loans allocated thereto) is referred to herein as the "CLASS M-1 INTEREST DISTRIBUTION AMOUNT," the "CLASS M-2 INTEREST DISTRIBUTION AMOUNT," the "CLASS M-3 INTEREST DISTRIBUTION AMOUNT" and the "CLASS B INTEREST DISTRIBUTION AMOUNT," respectively.

  The "SERVICING FEE" is the fee payable to the Servicers for servicing the Mortgage Loans. The "TRUSTEE FEE" is the fee payable to the Trustee for acting as Trustee pursuant to the Pooling and Servicing Agreement. The "NET MORTGAGE RATE" on each Mortgage Loan is equal to the interest rate thereon (the "MORTGAGE RATE") minus the sum of the per annum rates at which the Servicing Fee (the "SERVICING FEE RATE") and the Trustee Fee (the "TRUSTEE FEE RATE") accrue. The Servicing Fee Rate is 0.600% per annum and the Trustee Fee Rate is 0.015% per annum with respect to each of the Mortgage Loans.

  To the extent that any portion of the interest due on a Class of Certificates is not paid on a Distribution Date, such interest will be payable on future Distribution Dates to the extent of available funds, but no additional interest will be paid on such unpaid interest.

  To the extent that any prepayment of a Mortgage Loan has occurred during a Prepayment Period, a shortfall in interest could occur because interest is paid by the Mortgagor only to the date of prepayment. Such shortfalls in interest resulting from full and partial prepayments are required to be offset to the extent of the Servicing Fee payable with respect to such Distribution Date. To the extent any such shortfalls are not covered by the Servicer such shortfall (the "PREPAYMENT INTEREST SHORTFALL") will be allocated to reduce the Class A-I Interest Distribution Amount, Class A-II Interest Distribution Amount, Class A-III Interest Distribution Amount, Class IO Interest Distribution Amount, Class M-1 Interest Distribution Amount, Class M-2 Interest Distribution Amount, Class M-3 Interest Distribution Amount and Class B Interest Distribution Amount for the related Distribution Date on a pro rata basis in accordance with the respective amounts of interest due on such Distribution Date absent such reduction. Interest shortfalls resulting from the Relief Act (as hereinafter defined) will also be allocated to all of the Certificates in reduction of their interest distributions on a pro rata basis.

  The "INTEREST ACCRUAL PERIOD" for each Distribution Date will be the calendar month preceding such date. Interest on the Certificates will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

 Principal Distribution Amounts.

  On each Distribution Date, the holders of the Class A-I Certificates will be entitled to receive from the Available Distribution Amount an amount (the "CLASS A-I PRINCIPAL DISTRIBUTION AMOUNT"), which will be equal to the sum of:

    (i) the Adjusted Class A-I Percentage of the portion of the Available Distribution Amount for such Distribution Date that is attributable to the principal portion of Monthly Payments due on the Mortgage Loans in Pool I, whether or not received by the Servicer; and

    (ii) the Adjusted Class A-I Prepayment Percentage of the portion of the Available Distribution Amount that is attributable to (a) any amounts received in connection with the repurchase of a Mortgage Loan in Pool I (less the portion of such repurchase proceeds allocable to interest, (b) the aggregate net Liquidation Proceeds (net of any Liquidation Expenses) and Insurance Proceeds received by the Servicer in connection with a Mortgage Loan in Pool I, less the amounts allocable to principal of any unreimbursed Advances previously made by the Servicer and less the portion of such Liquidation Proceeds or Insurance Proceeds allocable to interest, and (c) all full and partial principal prepayments by the Mortgagors of Mortgage Loans in Pool I.

  The "CLASS A-I PERCENTAGE" as of any Distribution Date is equal to the Certificate Principal Balance of the Class A-I Certificates divided by the sum of the aggregate Certificate Principal Balance of the Class A-I Certificates and Subordinate Certificates immediately preceding such Distribution Date. The "ADJUSTED CLASS A-I PERCENTAGE" for any Distribution Date is equal to the Class A-I Percentage for such Distribution Date multiplied by the related Non-Surplus Percentage for such Distribution Date. The "SURPLUS PERCENTAGE" for any Pool on any Distribution Date is equal to 100% minus the Non-Surplus Percentage for such Pool and such Distribution Date. The "NON-SURPLUS PERCENTAGE" for any Pool on any Distribution Date is equal to a fraction, expressed as a percentage (but not more than 100% or less than 0%), the numerator of which is equal to the aggregate Certificate Principal Balance of the related Class of Class A Certificates and, in the case of Pool I, the Subordinate Certificates, and the denominator of which is equal to the aggregate Principal Balance of the Mortgage Loans in the related Pool. The "ADJUSTED CLASS A-I PREPAYMENT PERCENTAGE" for any Distribution Date is equal to the Class A-I Prepayment Percentage for such Distribution Date multiplied by the related Non-Surplus Percentage for such Distribution Date. The "DEFICIT PERCENTAGE" for any Pool and any Distribution Date is equal to a fraction, expressed as a percentage, the numerator of which is equal to the Pool Deficit Amount for such Pool and such Distribution Date, and the denominator of which is equal to the aggregate Pool Deficit Amounts for all Pools and such Distribution Date. The "SENIOR PERCENTAGE" as of any Distribution Date is equal to the aggregate Certificate Principal Balance of the Class A Certificates divided by the sum of the aggregate Certificate Principal Balance of all of the Certificates immediately preceding such Distribution Date. The "CERTIFICATE PRINCIPAL BALANCE" of any Certificate as of any date of determination is equal to the initial Certificate Principal Balance thereof minus the sum of any distributions of principal thereon and the principal portion of any Realized Losses allocated thereto on any prior Distribution Date or, with respect to the Class of Subordinate Certificates outstanding with the lowest payment priority, an amount equal to the Principal Balance of the Mortgage Loans minus the Certificate Principal Balance of all other Classes of Certificates then outstanding; provided that if, after distributions of principal on any Distribution Date, the aggregate Principal Balance of the Pool I Loans or Pool II Loans is increased as a result of negative amortization on the Negative Amortization Loans, the Certificate Principal Balance of the Class or Classes of Certificates that were entitled to receive payments of principal with respect to the Mortgage Loans in such Pool on such Distribution Date will be increased by such amount of negative amortization, in proportion to the respective amounts of such entitlements, and the respective amounts of interest distributable on each such Class of Certificates on such Distribution Date will be reduced accordingly.

  "INSURANCE PROCEEDS" means proceeds of any title, hazard or other insurance policy covering any Mortgage Loan, other than (i) proceeds to be applied to the restoration or repair of the related Mortgaged Property, (ii) proceeds released to the related Mortgagor in accordance with the Pooling and Servicing Agreement and (iii) proceeds released to the Servicer to reimburse the Servicer for any Advances made in respect of the related Mortgage Loan pursuant to the Servicing Agreement.

  "LIQUIDATION EXPENSES" means expenses incurred by the Servicer in connection with the liquidation of any defaulted Mortgage Loan.

  "LIQUIDATION PROCEEDS" means amounts, other than Insurance Proceeds, received in connection with the liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise, or amounts received in connection with any condemnation or partial release of a Mortgaged Property, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage Loan or otherwise pursuant to law.

  As of any Distribution Date, the "CLASS A-I PREPAYMENT PERCENTAGE" will be the percentage indicated below:

DISTRIBUTION DATE                              CLASS A-I PREPAYMENT PERCENTAGE
-----------------                              -------------------------------
July 1998 through June 2008..................  100%
July 2008 through June 2009..................  the applicable Class A-I Percentage, plus 70% of the
                                               Subordinate Percentage;
July 2009 through June 2010..................  the applicable Class A-I Percentage, plus 60% of the
                                               Subordinate Percentage;
July 2010 through June 2011..................  the applicable Class A-I Percentage, plus 40% of the
                                               Subordinate Percentage;
July 2011 through June 2012..................  the applicable Class A-I Percentage, plus 20% of the
                                               Subordinate Percentage; and
July 2012 and thereafter.....................  the applicable Class A-I Percentage;

provided, however, that (a) for any Distribution Date on which the Senior Percentage is greater than the initial Senior Percentage, the Class A-I Prepayment Percentage will be 100%; (b) for any Distribution Date on or after July 2018, if any Class A Certificates are outstanding, the Class A-I Prepayment Percentage will be 100%; and (c) no reduction of the Class A-I Prepayment Percentage will occur on any Distribution Date unless:

    (A) (i) as of such Distribution Date as to which any such reduction applies, the aggregate Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund), averaged over the preceding three months, as a percentage of the aggregate Principal Balance of all Mortgage Loans averaged over the last three months, does not exceed 4%; and

    (ii) as of such Distribution Date, cumulative Realized Losses with respect to the Mortgage Loans do not exceed (a) 10% of the Certificate Principal Balance of the Subordinate Certificates as of the Cut-Off Date (the "ORIGINAL SUBORDINATE PRINCIPAL BALANCE") if such Distribution Date occurs on or before June 2009, (b) 15% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including July 2009 and June 2010, (c) 20% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including July 2010 and June 2011, (d) 25% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including July 2011 and June 2012, and (e) 30% of the Original Subordinate Principal Balance if such Distribution Date occurs during or after July 2012; or

    (B) (i) as of such Distribution Date, the aggregate Principal Balances of Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgaged Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund) does not exceed 50% of the aggregate Certificate Principal Balance of the Subordinate Certificates as of such date; and

    (ii) cumulative Realized Losses with respect to the Mortgage Loans do not exceed (a) 25% of the Original Subordinate Principal Balance if such Distribution Date occurs on or before June 2009, (b) 30% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including July 2009 and June 2010, (c) 35% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including July 2010 and June 2011, (d) 40% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including July 2011 and June 2012, and (e) 45% of the Original Subordinate Principal Balance if such Distribution Date occurs during or after July 2012;

provided further that unless the condition set forth in clause (b) of the proviso above is in effect and provided that the condition set forth in clause
(c) of the proviso above is satisfied, on any Distribution Date prior to the

Distribution Date in July 2001 on which the Aggregate Subordinate Percentage is equal to or greater than 80% (twice the Aggregate Subordinate Percentage as of the Cut-Off Date), the Class A-I Prepayment Percentage will be the Class A-I Percentage plus 50% of the Subordinate Percentage for such Distribution Date, and on any Distribution Date on or after the Distribution Date in July 2001 on which the Aggregate Subordinate Percentage is equal to or greater than approximately 80%, the Class A-I Prepayment Percentage will be the Class A-I Percentage for such Distribution Date.

  If on any Distribution Date the allocation to the Class A Certificates of a disproportionate amount of full and partial principal prepayments and other unscheduled amounts would reduce the outstanding Certificate Principal Balance of the Class A Certificates below zero, the Class A-I Prepayment Percentage for such Distribution Date will be limited to the percentage necessary to reduce the Certificate Principal Balance of the Class A Certificates to zero and the Subordinate Prepayment Percentage will be increased accordingly.

  The "SUBORDINATE PERCENTAGE" as of any Distribution Date is equal to 100% minus the Class A-I Percentage for such Distribution Date. The "ADJUSTED SUBORDINATE PERCENTAGE" with respect to any Distribution Date is equal to the Subordinate Percentage for such Distribution Date multiplied by the Non-Surplus Percentage for Pool I for such Distribution Date. The "ADJUSTED SUBORDINATE PREPAYMENT PERCENTAGE" with respect to any Distribution Date is equal to the Subordinate Prepayment Percentage multiplied by the Non-Surplus Percentage for Pool I. The "SUBORDINATE PREPAYMENT PERCENTAGE" is equal to 0% for any Distribution Date prior to July 2008, 30% of the Subordinate Percentage for any Distribution Date occurring from July 2008 to June 2009, 40% of the Subordinate Percentage for any Distribution Date occurring from July 2009 to June 2010, 60% of the Subordinate Percentage for any Distribution Date occurring from July 2010 to June 2011, 80% of the Subordinate Percentage for any Distribution Date occurring from July 2011 to June 2012, and 100% of the Subordinate Percentage thereafter; provided that for any Distribution Date on which the Senior Percentage is greater than the initial Senior Percentage, the Subordinate Prepayment Percentage will be 0%, and that no increase in the Subordinate Prepayment Percentage will occur on any Distribution Date on which the Class A-I Prepayment Percentage is not permitted to decrease in accordance with the definition thereof; and provided further that on any Distribution Date on which the Aggregate Subordinate Percentage is equal to or greater than approximately 80%, the Subordinate Prepayment Percentage will be 50% of the Subordinate Percentage if such Distribution Date is prior to July 2001, or the Subordinate Percentage for such Distribution Date if such Distribution Date is on or after July 2001. The "AGGREGATE SUBORDINATE PERCENTAGE" as of any Distribution Date is equal to the aggregate Certificate Principal Balance of the Subordinate Certificates as of such Distribution Date divided by the aggregate Certificate Principal Balance of all Classes of Certificates as of such Distribution Date.

  On each Distribution Date, the holders of the Class A-II and Class A-III Certificates will be entitled to receive from the Available Distribution Amount, an amount (the "CLASS A-II PRINCIPAL DISTRIBUTION AMOUNT" and the "CLASS A-III PRINCIPAL DISTRIBUTION AMOUNT," respectively), which will be equal to the sum of:

    (i) the Non-Surplus Percentage for the related Pool of the portion of the Available Distribution Amount for such Distribution Date that is attributable to the sum of (a) the principal portion of Monthly Payments on the Mortgage Loans in the related Pool, whether or not received by the Servicer, (b) any amounts received in connection with the repurchase of a Mortgage Loan in the related Pool during the preceding calendar month (less the portion of such repurchase proceeds allocable to interest), (c) the aggregate net Liquidation Proceeds (net of any Liquidation Expenses) and Insurance Proceeds received by the Servicer during the preceding calendar month in connection with a Mortgage Loan in the related Pool, less the amounts allocable to principal of any unreimbursed Advances previously made by the Servicer (less the portion of such Liquidation Proceeds or Insurance Proceeds allocable to interest), and (d) all full and partial principal prepayments by the Mortgagors of Mortgage Loans in the related Pool during the applicable Prepayment Period;

    (ii) the related Surplus Percentages of the principal portion of all Monthly Payments, whether or not received, and the related Surplus Percentages of all unscheduled payments of principal on the Mortgage Loans in Pool I and Pool III (in the case of the Class A-II Certificates) or in Pool I and Pool II (in the case of the Class A-III Certificates) and included in the Available Distribution Amount for such Distribution Date multiplied by the Deficit Percentage for the related Pool;

    (iii) the portion of the Surplus Percentage of all unscheduled payments of principal on the Mortgage Loans in Pool II and Pool III that are not allocated to the Subordinate Certificates in accordance with clause (iv) of the definition of the Subordinate Principal Distribution Amount, below, to be allocated first to the Class A-II Certificates, until the Certificate Principal Balance thereof is reduced to zero, and second to the Class A-III Certificates until the Certificate Principal Balance thereof is reduced to zero; and

    (iv) if the Certificate Principal Balance of the Class A-I Certificates has been reduced to zero, the amounts described in clause (ii) of the definition of the Class A-I Principal Distribution Amount, will be allocated first to the Class A-II Certificates, until the Certificate Principal Balance thereof is reduced to zero, and second to the Class A-III Certificates until the Certificate Principal Balance thereof is reduced to zero.

  On each Distribution Date, the holders of the Subordinate Certificates in the aggregate will be entitled to receive, from the Available Distribution Amount after distributions with a higher payment priority have been made, an amount (the "SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT") which will be equal to the sum of:

    (i) the Adjusted Subordinate Percentage of the portion of the Available Distribution Amount with respect to such Distribution Date that is attributable to the principal portion of Monthly Payments due on the Mortgage Loans in Pool I, whether or not received by the Servicer;

    (ii) the Adjusted Subordinate Prepayment Percentage of the portion of the Available Distribution Amount that is attributable to (a) any amounts received in connection with the repurchase of any Mortgage Loan in Pool I (less the portion of such repurchase proceeds allocable to interest), (b) the aggregate Liquidation Proceeds (net of any Liquidation Expenses) and Insurance Proceeds received by the Servicer in respect of a Mortgage Loan in Pool I, less the amounts allocable to principal of any unreimbursed Advances previously made by the Servicer or the Master Servicer and less the portion of such Liquidation Proceeds or Insurance Proceeds allocable to interest, and (c) all full and partial principal prepayments by the Mortgagors of Mortgage Loans in Pool I;

    (iii) the Subordinate Percentage of the related Surplus Percentage of the principal portion of the Monthly Payments due on the Mortgage Loans in Pool II and Pool III, whether or not received, multiplied by the Deficit Percentage for Pool I; and

    (iv) the Subordinate Prepayment Percentage of the related Surplus Percentage of the principal portion of all payments received on the Mortgage Loans in Pool II and Pool III (other than the Monthly Payments) multiplied by the Deficit Percentage for Pool I.

  The Subordinate Principal Distribution Amount will be allocated among the Subordinate Certificates in the amounts and in accordance with the priority of distributions set forth below.

  The holders of the Class IO Certificates will not be entitled to any distributions of principal.

  Priority of Distributions. On each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date, the following amounts will be distributed to the Certificateholders in the following order of priority:

    (a) concurrently, (i) to the Class IO Certificates, the Class IO Interest Distribution Amount for such Distribution Date and any Class IO Interest Distribution Amount remaining unpaid from any preceding Distribution Date and (ii) to the Class A Certificates, the related Class A Interest Distribution Amount and any portion of such amount remaining unpaid from any preceding Distribution Date;

    (b) concurrently, to the holders of the Class A Certificates, in reduction of their Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero, the related Class A Principal Distribution Amount; provided that any shortfall in amounts due pursuant to this clause (b) will be allocated, among the Class A Certificates on a pro rata basis;

    (c) to the holders of the Class M-1 Certificates, the Class M-1 Interest Distribution Amount and any portion of such amount remaining unpaid from any preceding Distribution Date;

    (d) to the holders of the Class M-1 Certificates, the portion of the Subordinate Principal Distribution Amount set forth below;

    (e) to the holders of the Class M-2 Certificates, the Class M-2 Interest Distribution Amount and any portion of such amount remaining unpaid from any preceding Distribution Date;

    (f) to the holders of the Class M-2 Certificates, the portion of the Subordinate Principal Distribution Amount set forth below;

    (g) to the holders of the Class M-3 Certificates, the Class M-3 Interest Distribution Amount and any portion of such amount remaining unpaid from any preceding Distribution Date;

    (h) to the holders of the Class M-3 Certificates, the portion of the Subordinate Principal Distribution Amount set forth below;

    (i) to the holders of the Class B-1 Certificates, the Class B-1 Interest Distribution Amount and any portion of such amount remaining unpaid from any preceding Distribution Date;

    (j) to the holders of the Class B-1 Certificates, the portion of the Subordinate Principal Distribution Amount set forth below;

    (k) to the holders of the Class B-2 Certificates, the Class B-2 Interest Distribution Amount and any portion of such amount remaining unpaid from any preceding Distribution Date;

    (l) to the holders of the Class B-2 Certificates, the portion of the Subordinate Principal Distribution Amount set forth below;

    (m) to the holders of the Class B-3 Certificates, the Class B-3 Interest Distribution Amount and any portion of such amount remaining unpaid from any preceding Distribution Date; and

    (n) to the holders of the Class B-3 Certificates, the portion of the Subordinate Principal Distribution Amount set forth below.

  The Subordinate Principal Distribution Amount will be allocated to the Subordinate Certificates on a pro rata basis in accordance with their respective Certificate Principal Balances; provided, however, that if, on any Distribution Date, the Credit Support for any Class of Subordinate Certificates is less than the Initial Credit Support for such Class, the portion of Subordinate Principal Distribution Amount described in clauses (ii) and (iv) of the definition thereof will be allocated among the Class of Subordinate Certificates with the highest payment priority and those Classes of Subordinate Certificates with respect to which the Credit Support is at least equal to the Initial Credit Support, pro rata based on the respective Certificate Principal Balances thereof, and that payments to such Subordinate Certificates will be made in accordance with the payment priorities described above.

  With respect to any Class of Subordinate Certificates and any Distribution Date, "CREDIT SUPPORT" shall mean the percentage equivalent of (a) the aggregate Certificate Principal Balance of (i) such Class of Subordinate Certificates and (ii) all Classes of Subordinate Certificates with lower payment priorities than such Class of Subordinate Certificates divided by (b) the aggregate Certificate Principal Balance of all the Certificates before the allocation of any Realized Losses on such Distribution Date and prior to the application of any distributions of principal to be made on such Distribution Date. With respect to any Class of Subordinate Certificates, "INITIAL CREDIT SUPPORT" shall mean the percentage equivalent of (a) the initial aggregate Certificate Principal Balance of (i) such Class and (ii) all Classes of Subordinate Certificates with lower payment priorities divided by (b) the initial aggregate Certificate Principal Balance of all Classes of Certificates.

  Within a Class of Certificates, distributions of interest or principal will be made in accordance with the Percentage Interest represented by each Certificate of such Class. The undivided percentage interest (the

"PERCENTAGE INTEREST") of an individual Certificate in distributions on the related Class of Certificates will equal the percentage obtained from dividing the Initial Certificate Principal Balance of such Certificate by the Initial Certificate Principal Balance of the related Class (or, with respect to the Class IO Certificates, the Percentage Interest set forth on the face of any such Certificate).

ALLOCATION OF LOSSES; SUBORDINATION

  The Subordination provided to the Senior Certificates by the Subordinate Certificates and the Subordination provided to each Class of Class M Certificates by the Class B Certificates and by any Class of Class M Certificates subordinate thereto will cover Realized Losses on the Mortgage Loans. Realized Losses will be allocated as follows: first, to the Class B-3 Certificates; second, to the Class B-2 Certificates; third, to the Class B-1 Certificates; fourth, to the Class M-3 Certificates; fifth, to the Class M-2 Certificates; and sixth, to the Class M-1 Certificates, in each case until the Certificate Principal Balance of such Class of Certificates has been reduced to zero; and thereafter, the entire amount of such Realized Losses among all the remaining Classes of Class A Certificates on a pro rata basis.

  Any allocation of a Realized Loss to a Certificate will be made by reducing the Certificate Principal Balance thereof, in the case of the principal portion of such Realized Loss, in each case until the Certificate Principal Balance of such Class has been reduced to zero, and the accrued interest thereon, in the case of the interest portion of such Realized Loss, by the amount so allocated as of the Distribution Date occurring in the month following the calendar month in which such Realized Loss was incurred. In addition, any such allocation of a Realized Loss to a Subordinate Certificate may also be made by operation of the payment priority to the Senior Certificates set forth under "--Distributions in Respect of Interest and Principal--Principal Distribution Amounts" and any Class of Class M Certificates with a higher payment priority. As used herein, "SUBORDINATION" refers to the provisions discussed above for the sequential allocation of Realized Losses among the various Classes, as well as all provisions effecting such allocations including the priorities for distribution of cash flows in the amounts described herein.

  An allocation of a Realized Loss on a "pro rata basis" among two or more Classes of Certificates means an allocation to each such Class of Certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on such Distribution Date in the case of an allocation of the principal portion of a Realized Loss, or based on the Accrued Certificate Interest thereon in respect of such Distribution Date in the case of an allocation of the interest portion of a Realized Loss.

  With respect to any defaulted Mortgage Loan that is finally liquidated, through foreclosure sale, disposition of the related Mortgaged Property if acquired on behalf of the Certificateholders by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will equal the portion of the Principal Balance remaining, if any, plus interest thereon through the last day of the month in which such Mortgage Loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Servicer for Advances and expenses, including attorneys' fees) towards interest and principal owing on the Mortgage Loan. Such amount of loss realized is referred to herein as a "REALIZED LOSS." With respect to the calculation of a Realized Loss on a Mortgage Loan subject to a Deficient Valuation, the amount of the Realized Loss will be the difference between the unpaid Principal Balance of the related Mortgage Loan immediately prior to Deficient Valuation and the unpaid Principal Balance as reduced by the Deficient Valuation. The term "DEFICIENT VALUATION" shall mean, with respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding under the United States Bankruptcy Code, as amended from time to time (the "BANKRUPTCY CODE"), or any reduction pursuant to the Bankruptcy Code that results in a permanent forgiveness of principal.

                  CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

  The yield to maturity and the aggregate amount of distributions on the Offered Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans, the amount and timing of Mortgagor defaults resulting in Realized Losses and by adjustments to the Mortgage Rates. Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments on the Mortgage Loans in the Trust Fund. The rate of principal payments on such Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate and timing of principal prepayments thereon by the Mortgagors, liquidations of defaulted Mortgage Loans, purchases of Mortgage Loans due to certain breaches of representations and warranties and any exercise by the Servicer (or its designee) of its option to effect any early termination of the Trust when the outstanding Principal Balance of the Mortgage Loans is reduced to 10% or less of the outstanding principal balance of the Mortgage Loans as of the Cut-Off Date. The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors, no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates.

  The Mortgage Loans are generally prepayable at any time without penalty. Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to holders of the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Factors affecting prepayment (including defaults and liquidations) of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayments (including refinancings) would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayments on the Mortgage Loans would be expected to decrease. The rate of prepayments on the Mortgage Loans with initial Mortgage Rates lower than the sum of the applicable index and interest rate margin could also increase as the Mortgage Rates on such Mortgage Loans increase to the sum of the applicable index and margin, even where the level of the index remains constant or declines.

  The Mortgage Loans generally are assumable under certain circumstances if, in the sole judgment of the Servicer, the prospective purchaser of a Mortgaged Property is creditworthy and the security for such Mortgage Loan is not impaired by the assumption. In the event the Servicer does not approve an assumption, the related Mortgaged Property will be due-on-sale. The Servicer shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations; provided, however, if the Servicer determines that it is reasonably likely that the Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Servicer shall not be required to enforce the due-on-sale clause or to contest such action. The extent to which the Mortgage Loans are assumed by purchasers of the Mortgaged Properties rather than prepaid by the related Mortgagors in connection with the sales of the Mortgaged Properties will affect the weighted average life of the related Offered Certificates and may result in a prepayment experience on the Mortgage Loans that differs from that on other conventional mortgage loans. See "Maturity and Prepayment Considerations" in the Prospectus.

  The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years, especially with respect to the Pool I Loans and Pool II Loans, as increases in the monthly payments to an amount in excess of the monthly payment required at the time of origination may result in a default rate higher than that on level payment mortgage loans, particularly since the Mortgagor under each such Pool I Loan and Pool II Loan was qualified on the basis of the Mortgage Rate in effect at origination. The repayment of such Mortgage Loans will be dependent on the ability of the Mortgagor to make larger monthly payments as the Mortgage Rate increases. The repayment of the Mortgage Loans secured by Multifamily Properties and Commercial Properties is dependent upon the ability of the related Mortgaged Property to produce net income. A number of factors, many beyond the control of the related borrower, can affect the ability of a real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value. See "Risk Factors" herein and in the Prospectus. With respect to the Mortgage Loans, the Junior Mortgage Loans are subordinate to the rights of the mortgagee under the related senior mortgage or mortgages and, therefore, the holder of a Junior Mortgage Loan will be subject to a loss of its mortgage if the holder of a senior mortgage is successful in foreclosure of its mortgage since no junior liens or encumbrances survive such a foreclosure. Investors should be aware that any liquidation, insurance or condemnation proceeds received in respect of such Junior Mortgage Loans will be available to satisfy the outstanding balance of such Mortgage Loans only to the extent that the claims of such senior mortgages have been satisfied in full, including any related foreclosure costs. See "Risk Factors" herein and in the Prospectus and "Certain Legal Aspects of the Mortgage Loans and Contracts" in the Prospectus. Furthermore, the rate of default on Mortgage Loans with high Loan-to-Value Ratios may be higher than for other types of Mortgage Loans. As a result of the imperfect credit quality of a substantial portion of the Mortgagors, the Mortgage Loans are likely to experience rates of delinquency, foreclosure, bankruptcy and loss that are higher, and that may be substantially higher, than those experienced by mortgage loans whose mortgagors have more reliable credit histories. In addition, because of certain of the Mortgagors' imperfect credit histories and their likely effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans, the Mortgage Loans may be serviced in a manner intended to result in a faster exercise of remedies, which may include foreclosure, in the event Mortgage Loan delinquencies and defaults occur, than would be the case if the Mortgage Loans were serviced in accordance with such other programs. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. Approximately 58.07% of the Mortgage Loans are located in the State of California. Such geographic concentration could increase the risk of loss on the Mortgage Loans if general economic conditions in that region were to deteriorate faster than in other regions.

  The yield to investors on the Offered Certificates may also be adversely affected by the allocation thereto of Prepayment Interest Shortfalls. In addition, the yield to maturity of the Offered Certificates will depend on, among other things, the price paid by the holders of the Offered Certificates and the Pass-Through Rate. The extent to which the yield to maturity of a Offered Certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if an Offered Certificate is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if Offered Certificate is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase.

  Approximately 48.39% of the Pool II Loans are Negative Amortization Loans. During a period of rising interest rates as well as immediately after origination, the amount of interest accruing on the Principal Balance of such Mortgage Loans may exceed the amount of the Monthly Payment thereon. As a result, a portion of the accrued interest on such Negative Amortization Loans may become Deferred Interest, which will be added to the Principal Balance thereof and will bear interest at the applicable Mortgage Rate. Any such increase in the Principal Balance of a Negative Amortization Loan could increase the loan-to-value ratio of the related Mortgage Loan. To the extent that the addition of Deferred Interest to the Principal Balance of any Mortgage Loans causes the aggregate Principal Balance of a Pool to increase after distributions have been made on any Distribution Date, the Certificate Principal Balance of the Class or Classes of Certificates that were entitled to receive payments of principal with respect to the Mortgage Loans in such Pool on such Distribution Date will be increased by such amount of negative amortization, in proportion to the respective amounts of such entitlements, and the respective amounts of interest distributable on each such Class of Certificates on such Distribution Date will be reduced accordingly. Any such increase in the Certificate Principal Balance of a Certificate will lengthen the weighted average life thereof and may adversely affect yield to the holders. In addition, with respect to certain Negative Amortization Loans, during a period of declining interest rates, each Monthly Payment on such a Mortgage Loan may exceed the amount of scheduled principal and accrued interest on the Principal Balance thereof. Any such excess will be applied to reduce the Certificate Principal Balance of the related Class or Classes of Certificates and the weighted average life of such Certificates which in turn may adversely affect the yield to holders thereof.

  Class A Certificates. Scheduled and unscheduled principal payments on the Pool I Loans will be distributed to the Group I Certificates, except under certain circumstances set forth herein. For example, after the Certificate Principal Balance of the Class A-I Certificates has been reduced to zero, the Adjusted Class A-I Prepayment Percentage of unscheduled principal payments on the Pool I Loans will be distributed to the Class A-II and Class A-III Certificates as set forth herein.

  Scheduled and unscheduled principal payments on the Pool II Loans and Pool III Loans will be distributed to the Class A-II Certificates and Class A-III Certificates, respectively, except under certain circumstances set forth herein.

  The principal distributions and the weighted average lives of the Class A Certificates will be affected by the rate and timing of unscheduled principal payments (including prepayments, defaults and liquidations) on the Mortgage Loans in the related Pool.

  Investors in the Class A Certificates should also be aware that, subject to certain conditions set forth herein, unless the Aggregate Subordinate Percentage on any Distribution Date is equal to or exceeds approximately 80% (twice the Aggregate Subordinate Percentage as of the Cut-off Date) or the Certificate Principal Balances of the Class A Certificates have been reduced to zero, prior to the Distribution Date occurring in July 2008, all unscheduled principal payments on the Pool I Loans will be distributed to the Class A Certificates, and prior to the Distribution Date occurring in July 2012, and during certain periods thereafter if certain loss and delinquency tests have not been met, a disproportionately large portion of such unscheduled payments will be distributed to the Class A Certificates. Such distributions of principal payments will be allocated among the Class A Certificates in the manner set forth herein.

  Because the Pool I Loans and Pool II Loans have different Net Mortgage Rates, the Pass-Through Rates on the Group I Certificates and Class A-II Certificates (which are affected by the weighted average of the Net Mortgage Rates of the Pool I Loans and Pool II Loans, respectively) may increase or decrease from time to time due to prepayments, defaults and liquidations on such Mortgage Loans. In addition, Mortgage Loans with higher Mortgage Rates are generally more likely to be prepaid at a faster rate under most circumstances than are Mortgage Loans having lower Mortgage Rates, thereby resulting in a decrease in the Pass-Through Rate with respect to the Group I Certificates and Class A-II Certificates.

  The Pass-Through Rates on the Group I Certificates and Class A-II Certificates are affected by changes in the weighted average of the Net Mortgage Rates on the Pool I Loans and Pool II Loans, respectively. Adjustments to the Net Mortgage Rates of the Pool I Loans and Pool II Loans are based on the indices related to such Mortgage Loans as most recently made available as of a fixed number of days prior to the adjustment date. Accordingly, the yield to investors in the Group I Certificates and Class A-II Certificates may be affected on a delayed basis relative to movements in the indices applicable to the Pool I Loans and Pool II Loans. Although the Mortgage Rate with respect to each Pool I Loan and Pool II Loan may, (and in the case of the Class A-I, Class A-II and Class M-3 Certificates, will) adjust to reflect changes in its related index, such Mortgage Rate is subject to any applicable periodic rate cap, maximum Mortgage Rate and minimum Mortgage Rate. If an index increases substantially between adjustment dates, the Net Mortgage Rate may be lower than if the Net Mortgage Rate could be based on the index without such caps. Furthermore, because the Pass-Through Rate on the Group I Certificates and Class A-II Certificates is subject to adjustment, such Pass-Through Rate may (and in the case of the Class A-I, Class A-II and Class M-3 Certificates, will) generally decrease if the indices with respect to the Pool I Loans and Pool II Loans, as applicable, decline for any subsequent adjustment dates. Since there can be no assurance that the level of the Indices will correlate with the levels of prevailing mortgage interest rates, it is possible that lower prevailing mortgage rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of any Index.

  Although the Pass-Through Rate on the Class A-III Certificates is set at 7.00% per annum, such Pass-Through Rate could be reduced on any Distribution Date if the Blended Rate for Pool III for such Distribution Date is less than 7.00% per annum. Similarly, if the Certificate Principal Balance of the Group I Certificates or the Class A-II Certificates is greater than the Principal Balance of the Pool I Loans or the Pool II Loans, as the case may be, and the Blended Rate for the respective Pool is less the Weighted Average Net Mortgage Rate for such Pool, the Pass-Through Rates on such Certificates could also be reduced. Because the Blended Rate for any Pool is affected by the Weighted Average Net Mortgage Rate of the Mortgage Loans in the related Pool and in each other Pool where there exists a Pool Surplus, the Pass-Through Rate on any Class of Certificates could be affected by the Weighted Average Net Mortgage Rate for any other Pool under such circumstances.

  Class IO Certificates. The yield to investors on the Class IO Certificates will be extremely sensitive to the rate and timing of principal payments on the Mortgage Loans (including prepayments, defaults and liquidations), which may fluctuate significantly over time. A faster than expected rate of principal payments on the Mortgage Loans (especially the Pool III Loans) will have an adverse effect on the yield to such investors and could result in the failure of investors in the Class IO Certificates to fully recover their initial investments. In addition, the Pass-Through Rate on the Class IO Certificates is primarily affected by the weighted average of the Net Mortgage Rates on the Pool III Loans, and may increase or decrease from time to time due to prepayments, defaults and liquidations on such Mortgage Loans. A higher rate of prepayments on Pool III Loans with higher Net Mortgage Rates could result in a decrease in the Pass-Through Rate on the Class IO Certificates. On any Distribution Date, the amount of interest payable to the Class IO Certificates with respect to the portion of the Notional Amount thereof relating to the Class A-I, Class A-II, Class A-III, Class M-1 or Class M-2 Certificates may be zero.

  Class M-1 Certificates and Class M-2 Certificates. As set forth herein under "Description of the Certificates--Distributions in Respect of Interest and Principal--Interest Distribution Amount," the Pass-Through Rates with respect to the Class M-1 and Class M-2 Certificates will be equal to the lesser of (i) the Blended Rate for Pool I and (ii) One-Year CMT plus a fixed spread. Investors in the Class M-1 or Class M-2 Certificates should be aware that because a substantial percentage of the Pool I Loans have initial Mortgage Rates that are less than the sum of the related CMT Index and related margin, and because adjustment of such initial Mortgage Rates may be limited by the application of periodic rate adjustment caps, maximum Mortgage Rates and minimum Mortgage Rates, the initial Pass-Through Rates on the Class M-1 and Class M-2 Certificates will, and during certain periods thereafter, such Pass-Through Rates may, be equal to the Blended Rate with respect to Pool I.

  Certificates with Subordination Features. The Pass-Through Rates on the Class M-1 and Class M-2 Certificates are based on One-Year CMT and, accordingly, will be extremely sensitive to changes in the level of such Index. Although the Mortgage Rates on the Pool I Loans are adjusted based on various CMT Indices, such rates are adjusted with different frequencies and by different margins over such various CMT Indices, and are subject to periodic rate caps, maximum Mortgage Rates and minimum Mortgage Rates. As a result, the Mortgage Rates on the Pool I Loans may be higher or lower than the applicable Index plus the related margin on any Distribution Date. The Pass-Through Rates on the Class M-1 and Class M-2 Certificates may, and the Pass-Through Rate on the Class M-3 Certificates will, be affected by changes in the weighted average of the Net Mortgage Rates on the Pool I Loans. The Pass-Through Rates on the Class M Certificates may also be affected by changes in the weighted average of the Net Mortgage Rates on Pool II Loans and Pool III Loans, as more fully described herein. The Pass-Through Rates on the Class M-1 and Class M-2 Certificates may on any Distribution Date, and the Pass-Through Rate on the Class M-3 Certificates will on each Distribution Date, be the Blended Rate for Pool I.

  As described herein, during certain periods all or a disproportionately large percentage of unscheduled principal payments on the Mortgage Loans in each Pool will be allocated to the Class A Certificates and, during certain periods, no unscheduled principal payments will be distributed to each Class of Subordinate Certificates. Subject to certain conditions set forth herein, unless the Certificate Principal Balances of the Class A Certificates have been reduced to zero, or the Aggregate Subordinate Percentage is equal to or greater than approximately 80%, the Subordinate Certificates will not be entitled to receive unscheduled principal prepayments until the Distribution Date occurring in July 2008 and will not be entitled to receive any such payments during any periods if certain loss and delinquency tests have not been met. To the extent that no principal payments are distributed on the Subordinate Certificates, the Subordination afforded the Senior Certificates by the Subordinate Certificates, in the absence of offsetting Realized Losses allocated thereto, will be increased, and the weighted average lives of the Subordinate Certificates will be extended.

  The yield to investors on each class of Subordinate Certificates, and particularly on those classes of Subordinate Certificates with lower payment priorities, will be extremely sensitive to losses due to defaults on the Mortgage Loans (and the timing thereof), to the extent such losses are not covered by any Class of Subordinate Certificates having a lower payment priority, because the entire amount of such losses that are covered by subordination will be allocable to such Class or Classes of Subordinate Certificates, as described herein. Furthermore, as described herein, the timing of receipt of principal and interest by any Class of Subordinate Certificates may be adversely affected by losses even if such Class does not ultimately bear such loss.

  As described under "Description of the Certificates--Allocation of Losses; Subordination", amounts otherwise distributable to holders of one or more Classes of the Subordinate Certificates may be made available to protect the holders of the Class A Certificates and holders of any related Subordinate Certificates with a higher payment priority against interruptions in distributions due to certain Mortgagor delinquencies, to the extent not covered by Advances. Such delinquencies may affect the yields to investors on such Classes of the Subordinate Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of such Classes of Subordinate Certificates.

  Final Scheduled Distribution Date. The "FINAL SCHEDULED DISTRIBUTION DATE" with respect to each class of Offered Certificates is December 28, 2037, which date is the Distribution Date occurring in the second month following the month in which the latest scheduled maturity date for any Mortgage Loan occurs. No event of default, change in the priorities for distribution among the various classes or other provisions under the Pooling and Servicing Agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any class of Certificates on or before its Final Scheduled Distribution Date.

MODELING ASSUMPTIONS

  For purposes of preparing the tables below, the following assumptions (the "MODELING ASSUMPTIONS") have been made:

    (i) the Mortgage Loans are, for purposes of this analysis, grouped within Pools by similar characteristics into a number of assumed collateral lines;

    (ii) all scheduled payments on the Mortgage Loans are timely received on the first day of each month, commencing June 1, 1998;

    (iii) there are no defaults, losses or delinquencies on the Mortgage
  Loans;

    (iv) the Mortgage Loans prepay monthly at the specified constant annual percentages of CPR;

    (v) the Closing Date used for all calculations is June 30, 1998;

    (vi) cash distributions are received by the Certificateholders on the 25th day of each month, commencing in July 1998;

    (vii) all principal prepayments represent prepayments in full of the Mortgage Loans and are received on the last day of each month commencing June 30, 1998 and include 30 days' interest thereon;

    (viii) there are no repurchases of or substitutions for the Mortgage
  Loans;

    (ix) no early redemption of the Offered Certificates or early termination of the Trust is effected;

    (x) the Indices are as follows:

            6 Month CMT           5.2900%
            1 Year CMT            5.3700%
            3 Year CMT            5.4700%
            10 Year CMT           5.4400%
            FHLBB Contract Rate   7.0900%
            FHLBB Effective Rate  7.0400%
            Prime                 8.5000%
            11th District COFI    4.9030%
            1 Month LIBOR         5.6562%
            6 Month LIBOR         5.7500%
            6 Month CD Rate       5.6400%
            National Median COFI  4.9100%

  Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used herein with respect to the Mortgage Loans is the "CONSTANT PREPAYMENT RATE" or "CPR" assumption, which represents an assumed constant annualized rate of prepayment relative to the then-outstanding balance of a pool of new mortgage loans.

  Based upon the prepayment assumptions set forth below, the tables on the following pages indicate the weighted average life of each Class of Offered Certificates, and set forth the percentages of the initial Certificate Principal Balance or initial Notional Amount of each Class.

  CPR does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The percentages of CPR in the scenario assumptions described below do not purport to be predictions of the anticipated relative rate of prepayment of the Mortgage Loans in any Pool.

                    0%    SLOW II     SLOW I      BASE      FAST I    FAST II
                  ------ ---------- ---------- ---------- ---------- ----------
Pool I........... 0% CPR 10.00% CPR 15.00% CPR 20.00% CPR 25.00% CPR 30.00% CPR
Pool II.......... 0% CPR 12.50% CPR 18.75% CPR 25.00% CPR 31.25% CPR 37.50% CPR
Pool III......... 0% CPR 10.00% CPR 15.00% CPR 20.00% CPR 25.00% CPR 30.00% CPR

      PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OR NOTIONAL AMOUNT
                   OUTSTANDING AT VARIOUS PREPAYMENT SPEEDS

                                 CLASS A-I                              CLASS A-II
                  --------------------------------------- --------------------------------------
DISTRIBUTION
DATE               0%  SLOW II SLOW I BASE FAST I FAST II 0%  SLOW II SLOW I BASE FAST I FAST II
------------      ---- ------- ------ ---- ------ ------- --- ------- ------ ---- ------ -------
Initial
Percentage......   100   100    100   100   100     100   100   100    100   100   100     100
June 25, 1999...    99    61     42    23     4       0    98    86     80    74    68      51
June 25, 2000...    98    26      0     0     0       0    85    65     52    23     0       0
June 25, 2001...    96     0      0     0     0       0    82    52     13     0     0       0
June 25, 2002...    93     0      0     0     0       0    75    25      0     0     0       0
June 25, 2003...    92     0      0     0     0       0    71     3      0     0     0       0
June 25, 2004...    90     0      0     0     0       0    55     0      0     0     0       0
June 25, 2005...    89     0      0     0     0       0    51     0      0     0     0       0
June 25, 2006...    87     0      0     0     0       0    49     0      0     0     0       0
June 25, 2007...    85     0      0     0     0       0    47     0      0     0     0       0
June 25, 2008...    83     0      0     0     0       0    44     0      0     0     0       0
June 25, 2009...    81     0      0     0     0       0    42     0      0     0     0       0
June 25, 2010...    79     0      0     0     0       0    39     0      0     0     0       0
June 25, 2011...    76     0      0     0     0       0    36     0      0     0     0       0
June 25, 2012...    73     0      0     0     0       0    33     0      0     0     0       0
June 25, 2013...    71     0      0     0     0       0    30     0      0     0     0       0
June 25, 2014...    67     0      0     0     0       0    26     0      0     0     0       0
June 25, 2015...    64     0      0     0     0       0    22     0      0     0     0       0
June 25, 2016...    60     0      0     0     0       0    18     0      0     0     0       0
June 25, 2017...    56     0      0     0     0       0    12     0      0     0     0       0
June 25, 2018...    52     0      0     0     0       0     8     0      0     0     0       0
June 25, 2019...    48     0      0     0     0       0     4     0      0     0     0       0
June 25, 2020...    43     0      0     0     0       0     2     0      0     0     0       0
June 25, 2021...    37     0      0     0     0       0     1     0      0     0     0       0
June 25, 2022...    32     0      0     0     0       0     0     0      0     0     0       0
June 25, 2023...    25     0      0     0     0       0     0     0      0     0     0       0
June 25, 2024...    19     0      0     0     0       0     0     0      0     0     0       0
June 25, 2025...    12     0      0     0     0       0     0     0      0     0     0       0
June 25, 2026...     4     0      0     0     0       0     0     0      0     0     0       0
June 25, 2027...     0     0      0     0     0       0     0     0      0     0     0       0
June 25, 2028...     0     0      0     0     0       0     0     0      0     0     0       0
June 25, 2029...     0     0      0     0     0       0     0     0      0     0     0       0
June 25, 2030...     0     0      0     0     0       0     0     0      0     0     0       0
June 25, 2031...     0     0      0     0     0       0     0     0      0     0     0       0
June 25, 2032...     0     0      0     0     0       0     0     0      0     0     0       0
June 25, 2033...     0     0      0     0     0       0     0     0      0     0     0       0
Weighted Average
Life in Years*..  18.6   1.4    0.9   0.7   0.5     0.4   9.8   2.8    1.9   1.4   1.1     0.9
                                CLASS A-III
                  ---------------------------------------
DISTRIBUTION
DATE               0%  SLOW II SLOW I BASE FAST I FAST II
------------      ---- ------- ------ ---- ------ -------
Initial
Percentage......   100   100    100   100   100     100
June 25, 1999...    96    87     82    77    72      67
June 25, 2000...    93    76     67    60    49      27
June 25, 2001...    85    62     52    30    12       0
June 25, 2002...    82    54     34    23     9       0
June 25, 2003...    71    42     25    16     6       0
June 25, 2004...    68    32     21    12     4       0
June 25, 2005...    64    27     17     9     3       0
June 25, 2006...    62    23     14     7     2       0
June 25, 2007...    59    20     11     6     1       0
June 25, 2008...    54    16      9     4     1       0
June 25, 2009...    51    14      7     3     1       0
June 25, 2010...    46    11      5     2     0       0
June 25, 2011...    44    10      4     2     0       0
June 25, 2012...    38     7      3     1     0       0
June 25, 2013...    35     6      2     1     0       0
June 25, 2014...    32     5      2     1     0       0
June 25, 2015...    30     4      2     0     0       0
June 25, 2016...    27     3      1     0     0       0
June 25, 2017...    23     3      1     0     0       0
June 25, 2018...    20     2      1     0     0       0
June 25, 2019...    17     0      0     0     0       0
June 25, 2020...    14     0      0     0     0       0
June 25, 2021...    11     0      0     0     0       0
June 25, 2022...     9     0      0     0     0       0
June 25, 2023...     6     0      0     0     0       0
June 25, 2024...     4     0      0     0     0       0
June 25, 2025...     2     0      0     0     0       0
June 25, 2026...     1     0      0     0     0       0
June 25, 2027...     0     0      0     0     0       0
June 25, 2028...     0     0      0     0     0       0
June 25, 2029...     0     0      0     0     0       0
June 25, 2030...     0     0      0     0     0       0
June 25, 2031...     0     0      0     0     0       0
June 25, 2032...     0     0      0     0     0       0
June 25, 2033...     0     0      0     0     0       0
Weighted Average
Life in Years*..  11.9   5.5    4.1   3.1   2.1     1.5

----
* The weighted average life of the Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance of the Certificates to the related Distribution Date,
  (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Certificates.

  THIS TABLE HAS BEEN PREPARED BASED ON THE "MODELING ASSUMPTIONS" PRECEDING THIS TABLE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

(Table continued on next page.)

  PERCENT OF INITIAL NOTIONAL AMOUNT OUTSTANDING AT VARIOUS PREPAYMENT SPEEDS

                                                        CLASS IO*
                                         ---------------------------------------
DISTRIBUTION DATE                         0%  SLOW II SLOW I BASE FAST I FAST II
-----------------                        ---- ------- ------ ---- ------ -------
Initial Percentage......................  100   100    100   100   100     100
June 25, 1999...........................   98    84     77    70    63      56
June 25, 2000...........................   93    68     56    45    35      27
June 25, 2001...........................   88    54     40    28    20      14
June 25, 2002...........................   84    43     29    22    14       9
June 25, 2003...........................   79    33     23    16    10       6
June 25, 2004...........................   73    26     18    12     7       4
June 25, 2005...........................   70    23     15     9     5       3
June 25, 2006...........................   68    20     12     7     4       2
June 25, 2007...........................   66    17     10     6     3       1
June 25, 2008...........................   63    15      8     4     2       1
June 25, 2009...........................   60    13      7     3     1       1
June 25, 2010...........................   57    11      5     2     1       0
June 25, 2011...........................   54     9      4     2     1       0
June 25, 2012...........................   50     8      3     1     0       0
June 25, 2013...........................   47     6      3     1     0       0
June 25, 2014...........................   44     5      2     1     0       0
June 25, 2015...........................   41     5      2     1     0       0
June 25, 2016...........................   37     4      1     0     0       0
June 25, 2017...........................   33     3      1     0     0       0
June 25, 2018...........................   29     2      1     0     0       0
June 25, 2019...........................   25     2      0     0     0       0
June 25, 2020...........................   22     1      0     0     0       0
June 25, 2021...........................   18     1      0     0     0       0
June 25, 2022...........................   15     1      0     0     0       0
June 25, 2023...........................   12     1      0     0     0       0
June 25, 2024...........................    9     0      0     0     0       0
June 25, 2025...........................    5     0      0     0     0       0
June 25, 2026...........................    2     0      0     0     0       0
June 25, 2027...........................    0     0      0     0     0       0
June 25, 2028...........................    0     0      0     0     0       0
June 25, 2029...........................    0     0      0     0     0       0
June 25, 2030...........................    0     0      0     0     0       0
June 25, 2031...........................    0     0      0     0     0       0
June 25, 2032...........................    0     0      0     0     0       0
June 25, 2033...........................    0     0      0     0     0       0
Weighted Average Life in Years**........ 13.9   5.0    3.7   2.8   2.2     1.7

----
* The Class IO Certificates have a Notional Amount.
** The weighted average life of the Certificates is determined by (i) multiplying the amount of each notional principal reduction by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the initial Notional Amount for such Class of Certificates.

  THIS TABLE HAS BEEN PREPARED BASED ON THE "MODELING ASSUMPTIONS" PRECEDING THIS TABLE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

(Table continued from previous page and continued on next page.)

      PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OR NOTIONAL AMOUNT
                   OUTSTANDING AT VARIOUS PREPAYMENT SPEEDS

                                                         CLASS M
                                         ---------------------------------------
DISTRIBUTION DATE                         0%  SLOW II SLOW I BASE FAST I FAST II
-----------------                        ---- ------- ------ ---- ------ -------
Initial Percentage......................  100   100    100   100   100     100
June 25, 1999...........................   99    99     99    99    99      99
June 25, 2000...........................   98    98     98    98    97      94
June 25, 2001...........................   96    96     96    93    84      73
June 25, 2002...........................   93    92     88    70    59      48
June 25, 2003...........................   92    90     72    54    42      32
June 25, 2004...........................   90    81     57    40    30      21
June 25, 2005...........................   89    70     47    31    22      14
June 25, 2006...........................   87    62     39    24    16      10
June 25, 2007...........................   85    54     32    19    11       6
June 25, 2008...........................   83    47     26    14     8       4
June 25, 2009...........................   81    41     22    11     6       3
June 25, 2010...........................   79    35     18     9     4       2
June 25, 2011...........................   76    30     14     7     3       1
June 25, 2012...........................   73    26     12     5     2       1
June 25, 2013...........................   71    22      9     4     2       1
June 25, 2014...........................   67    19      8     3     1       0
June 25, 2015...........................   64    16      6     2     1       0
June 25, 2016...........................   60    13      5     2     1       0
June 25, 2017...........................   56    11      4     1     0       0
June 25, 2018...........................   52     9      3     1     0       0
June 25, 2019...........................   48     8      2     1     0       0
June 25, 2020...........................   43     7      2     0     0       0
June 25, 2021...........................   37     5      1     0     0       0
June 25, 2022...........................   32     4      1     0     0       0
June 25, 2023...........................   25     3      1     0     0       0
June 25, 2024...........................   19     2      0     0     0       0
June 25, 2025...........................   12     1      0     0     0       0
June 25, 2026...........................    4     0      0     0     0       0
June 25, 2027...........................    0     0      0     0     0       0
June 25, 2028...........................    0     0      0     0     0       0
June 25, 2029...........................    0     0      0     0     0       0
June 25, 2030...........................    0     0      0     0     0       0
June 25, 2031...........................    0     0      0     0     0       0
June 25, 2032...........................    0     0      0     0     0       0
June 25, 2033...........................    0     0      0     0     0       0
Weighted Average Life in Years*......... 18.6  10.9    8.1   6.4   5.4     4.6

----
* The weighted average life of the Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance of the Certificates to the related Distribution Date,
  (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Certificates.

  THIS TABLE HAS BEEN PREPARED BASED ON THE "MODELING ASSUMPTIONS" PRECEDING THIS TABLE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

(Table continued from previous page.)

YIELD SENSITIVITY OF THE CLASS IO CERTIFICATES

  To illustrate the significance of changes in the level of prepayments on the yield of the Class IO Certificates, the table below indicates the pretax yields (on a corporate bond equivalent basis) under the assumptions discussed below at the different constant percentages of CPR indicated. It is not likely that the Mortgage Loans will prepay at a constant level of CPR, that all of the Mortgage Loans in each Pool will prepay at the same rate or that the level of the Indices will remain constant.

  The yield to investors in the Class IO Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal payments, which rate may vary significantly from time to time. Investors in the Class IO Certificates should be aware that a faster than expected rate of prepayments could cause such investors to fail to fully recover their initial investments.

  The yields to investors set forth below were calculated based on the Modeling Assumptions, except that it is assumed that the Certificates will be retired on the first date on which the Servicer is permitted to cause an early termination of the Trust. Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of the Certificates may result in yields being different from those shown in such tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.
  The pre-tax yields set forth in the following table were calculated by (i) determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class IO Certificates would cause the discounted present value of such assumed streams of cash flows to equal the respective assumed purchase price set forth in the table below plus accrued interest thereon from June 1, 1998 to (but not including) June 30, 1998, and
(ii) converting such monthly rates to a semi-annual corporate bond equivalent rate. Such calculation does not take into account the interest rate at which investors will be able to reinvest funds received by them and does not purport to reflect the return on any investment in any such Classes when such reinvestment rates are considered.

SENSITIVITY OF PRE-TAX YIELDS TO THE OPTIONAL TERMINATION DATE OF THE CLASS IO
                          CERTIFICATES TO PREPAYMENTS

       ASSUMED
       PURCHASE
      PRICE AS A
      PERCENTAGE
          OF
       NOTIONAL             SLOW
       BALANCE     0% CPR    II    SLOW I   BASE   FAST I   FAST II
      ----------   ------  ------  ------  ------  ------   -------
      1.375%       50.355% 38.574% 31.721% 23.226% 10.441 %  (5.459)%
      1.625%       40.948% 29.530% 22.675% 14.069%  0.980 % (15.249)%
      1.875%       34.140% 22.953% 16.040%  7.283% (6.078)% (22.588)%

                        POOLING AND SERVICING AGREEMENT

GENERAL

  The Certificates will be issued pursuant to a Pooling and Servicing Agreement dated as of June 1, 1998, among the Depositor, the Servicer, the Trustee and the Back-Up Servicer. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates. The Offered Certificates will be transferable and exchangeable at the corporate trust office of the Trustee, which will serve as Certificate Registrar and Paying Agent. The Depositor will provide a prospective or actual Certificateholder without charge, on written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to Eleven Madison Avenue, New York, New York 10010. Pursuant to the Pooling and Servicing Agreement, transfers of certain of the Certificates, including the Residual Certificates, are subject to transfer restrictions as set forth in the Pooling and Servicing Agreement. See "Certain Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences--REMIC Trust Funds--Sales of REMIC Certificates" and "--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the Prospectus. In addition to the circumstances described in the Prospectus, the Depositor may terminate the Trustee for cause under certain circumstances. See "Description of the Certificates--Certain Matters Regarding The Servicer, The Depositor, The Trustee and The Special Servicer" in the Prospectus.

THE SERVICER

  Wilshire Servicing Corporation will act as Servicer for the Certificates pursuant to the Pooling and Servicing Agreement. For a general description of Wilshire Servicing Corporation and its activities, see "The Mortgage Pool Loans--Servicing."

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

  The Servicing Fee for each Mortgage Loan is payable out of the interest payments on such Mortgage Loan. The Servicing Fee is set forth herein under "Description of the Certificates--Distributions in Respect of Interest and Principal--Interest Distribution Amounts." The Servicer is obligated to pay certain ongoing expenses associated with the Trust Fund and incurred by the Servicer in connection with its responsibilities under the Pooling and Servicing Agreement. See "Description of the Certificates--Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation to the Servicer and for information regarding expenses payable by the Servicer.

VOTING RIGHTS

  Certain actions specified in the Prospectus that may be taken by holders of Certificates evidencing a specified percentage of all undivided interests in the Trust Fund may be taken by holders of Certificates entitled in the aggregate to such percentage of the voting rights. 98% of all voting rights will be allocated among all holders of the Certificates (other than the Class IO Certificates and Residual Certificates) in proportion to their then outstanding Certificate Principal Balances, 1% of all voting rights will be allocated among the holders of the Class IO Certificates, and 0.5% and 0.5% of all voting rights will be allocated among holders of the Class
R-I Certificates and Class R-II Certificates, respectively, in proportion to the Percentage Interests evidenced by their respective Certificates. The Pooling and Servicing Agreement will be subject to amendment without the consent of the holders of the Residual Certificates in certain circumstances.

TERMINATION

  The circumstances under which the obligations created by the Pooling and Servicing Agreement will terminate in respect of the Offered Certificates are described in "Description of the Certificates--Termination" in the Prospectus. The Servicer (or, if Wilshire Servicing Corporation is the Servicer, any affiliate of the Servicer, other than the Wilshire Seller or the Seller, designated by Wilshire Servicing) will have the option, on any Distribution Date on which the aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date, to purchase all remaining Mortgage Loans and other assets in the Trust Fund, thereby effecting early retirement of the Offered Certificates. Any such purchase of Mortgage Loans and other assets of the Trust Fund shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each Mortgage Loan (or the fair market value of the related underlying Mortgaged Properties with respect to defaulted Mortgage Loans as to which title to such Mortgaged Properties has been acquired if such fair market value is less than such unpaid principal balance) (net of any unreimbursed Advances attributable to principal) as of the date of repurchase plus (b) accrued interest thereon at the Net Mortgage Rate to, but not including, the Due Date in the Due Period relating to the Distribution Date on which such repurchase price is distributed. Distributions on the Certificates in respect of any such optional termination will be paid, first, to the Senior Certificates, second, to the Class M Certificates in the order of their payment priority and, third, to the Class B Certificates. The proceeds of any such distribution may not be sufficient to distribute the full amount to each Class of Certificates if the purchase price is based in part on the fair market value of the underlying Mortgaged Property and such fair market value is less than 100% of the unpaid principal balance of the related Mortgage Loan.

  Upon presentation and surrender of the Offered Certificates in connection with the termination of the Trust Fund, the holders of the Offered Certificates will receive an amount equal to the Certificate Principal Balance of such Class plus one month's interest thereon at the then-applicable Pass-Through Rate (or, with respect to the Class IO Certificates, one month's interest on the Notional Amount thereof), plus any previously unpaid accrued interest (reduced, as described above, in the case of the termination of the Trust Fund resulting from a purchase of all the assets of the Trust Fund).

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  Two separate REMIC elections will be made with respect to the Trust Fund for federal income tax purposes (the REMICs formed thereby being referred to as "REMIC I" and "REMIC II," respectively). Upon the issuance of the Offered Certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, REMIC I and REMIC II will each qualify as a REMIC under Sections 860A through 860G of the Code.

  The assets of REMIC I will consist of the Mortgage Loans, any REO Properties, such assets as from time to time are deposited in the Collection Account and the Certificate Account, any hazard or other insurance policies with respect to the Mortgage Loans and any proceeds of such policies. For federal income tax purposes: (i) the separate non-certificated regular interests in REMIC I will be the "regular interests" in REMIC I and will constitute the assets of REMIC II; (ii) the Class R-I Certificates will be the sole Class of "residual interests" in REMIC I; (iii) the Offered Certificates and Class B Certificates will be the "regular interests" in, and generally will be treated as debt obligations of, REMIC II; and (iv) the Class R-II Certificates will be the sole Class of "residual interests" in REMIC II.

  For federal income tax reporting purposes, the Class IO Certificates will be treated (by the Trustee) as having been issued with original issue discount. All other Classes of Offered Certificates (other than the Class M-3 Certificates) will be treated (by the Trustee) as having been issued at a premium for federal income tax reporting purposes. The Class M-3 Certificates will not be treated (by the Trustee) as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination, the Pool I Loans and Pool III Loans will prepay at a rate equal to 20% CPR and the Pool II Loans will prepay at a rate equal to 25% CPR. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--REMIC Trust Funds--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

  The Internal Revenue Service (the "IRS") has issued regulations (the "OID REGULATIONS") under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that Section 1272(a)(6) of the Code and the OID Regulations do not adequately address certain issues relevant to, or applicable to, prepayable securities bearing a variable rate of interest such as the Offered Certificates. In the absence of other authority, certain principles of the OID Regulations applicable to variable rate debt instruments may be applied in determining whether such Certificates should be treated as issued with original issue discount and in adapting the provisions of Section 1272(a)(6) of the Code to such Certificates for the purpose of preparing reports furnished to Certificateholders and the IRS. Because of the uncertainties concerning the application of Section 1272(a)(6) of the Code to such Certificates and because the rules relating to debt instruments having a variable rate of interest are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Offered Certificates should be governed by some other method not yet set forth in regulations or should be treated as having been issued with original issue discount. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

  If any of the Offered Certificates were determined to have been issued with original issue discount, a reasonable application of the principles of the OID Regulations to such Certificates generally would be to report all income with respect to such Certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of each such Class of Certificates and projecting future distributions on such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in the Prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See "Certain Federal Income Tax Consequences--REMIC Trust Funds--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

  In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, the holder of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Servicer in preparing reports to the Certificateholders and the IRS.

  For further information regarding federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences--REMIC Trust Funds" in the Prospectus.

                             ERISA CONSIDERATIONS

  Because the exemptive relief afforded by the Underwriter's PTE (or any similar exemption that might be available) will not likely apply to the purchase, sale or holding of the Offered Certificates, transfers of the Offered Certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person using "Plan Assets" to effect such acquisition will not be registered by the Trustee.

  A written certification will not be required with respect to the purchase of the Offered Certificates, provided that the Offered Certificates are DTC Registered Certificates. Any purchaser of a DTC Registered Certificate will be deemed to have represented by such purchase that such purchaser is not a Plan and is not purchasing such Offered Certificates on behalf of or with "Plan Assets" of any Plan. See "ERISA Considerations" in the Prospectus.

                                    RATINGS

  It is a condition to the original issuance of the Certificates that they receive the following ratings from Moody's Investors Service, Inc. ("MOODY'S"), Fitch IBCA, Inc. ("FITCH") and Duff & Phelps Credit Rating Co. ("DCR", and, collectively with Moody's and Fitch, the "RATING AGENCIES").

                             FITCH                             DCR                             MOODY'S
        CLASS                RATING                           RATING                           RATING
        -----                ------                           ------                           -------
        A-I                   AAA                              AAA                              Aaa
        A-II                  AAA                              AAA                              Aaa
        A-III                 AAA                              AAA                              Aaa
        IO                    AAA                              AAA                              Aaa
        M-1                   AA+                              AA                               Aa2
        M-2                   A+                               A                                A2
        M-3                   BBB+                             BBB                              Baa2

  The ratings assigned to this issue do not constitute a recommendation to purchase or sell these securities. Rather, they are indications of the likelihood of the payment of principal and/or interest as set forth in the transaction disclosure. The ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying mortgage loans.

  The ratings assigned by DCR to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure. Such ratings reflect its analysis of the riskiness of the mortgage loans and its analysis of the structure of the transaction as set forth in the operative documents. DCR's ratings do not address the effect on the Certificates' yield attributable to prepayments or recoveries on the underlying mortgage loans.

  The ratings of Moody's and Fitch on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. Moody's and Fitch's rating opinions address the structural, legal and issuer aspects associated with the certificates, including the nature of the underlying mortgage loans and the credit quality of the credit support provider, if any. Moody's and Fitch's ratings on mortgage pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments.

  The ratings of the Rating Agencies do not address the possibility that, as a result of principal prepayments, Certificateholders may receive a lower than anticipated yield or that the holders of the Class IO Certificates may fail to recover fully their initial investment.

  The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

  The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                        LEGAL INVESTMENT CONSIDERATIONS

  The Offered Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

  The Depositor makes no representations as to the proper characterization of any Class of the Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any Class of the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any Class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any Class of the Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

  See "Legal Investment" in the Prospectus.

                                 UNDERWRITING

  Pursuant to the terms and conditions contained in the Underwriting Agreement, dated June 25, 1998, (the "Underwriting Agreement"), Credit Suisse First Boston Corporation (the "Underwriter") has agreed, subject to the terms and conditions set forth therein, to purchase all of the Offered Certificates offered hereby.

  The distribution of the Offered Certificates by the Underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect such transactions by selling the Offered Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Offered Certificates purchased by them may be deemed to be underwriting discounts and commissions under the Securities Act.

  The Underwriting Agreement provides that the obligations of the Underwriter are subject to certain conditions precedent and that the Underwriter will be obligated to purchase all of the Offered Certificates offered hereby if any are purchased.

  The Seller and the Depositor will each indemnify the Underwriter against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments that the Underwriter may be required to make in respect thereof.

  The Underwriter may engage in over-allotment, stabilizing transactions, covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934 (the "Exchange Act"). Over-allotment involves sales in excess of the offering size, which creates a short position for the Underwriter. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Covering transactions involve purchases of the Offered Certificates in the open market after the distribution has been completed in order to cover short positions. Penalty bids permit the Underwriter to reclaim a selling concession from a dealer when the Offered Certificates originally sold by such dealer are purchased in a covering transaction to cover short positions. Such stabilizing transactions, covering transactions and penalty bids may cause the price of the Offered Certificates to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

                             CERTAIN LEGAL MATTERS

  Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Depositor and the Underwriter by Orrick, Herrington & Sutcliffe LLP, New York, New York and for the Seller and the Servicer by Proskauer Rose LLP, New York, New York.

                         INDEX OF PRINCIPAL DEFINITIONS

Adjusted Class A-I Percentage........................................       S-53
Adjusted Class A-I Prepayment Percentage.............................       S-53
Adjusted Subordinate Percentage......................................       S-55
Adjusted Subordinate Prepayment Percentage...........................       S-55
Advance..............................................................       S-12
Aggregate Subordinate Percentage.....................................       S-55
Available Distribution Amount........................................       S-49
Balloon Mortgage Loan................................................       S-21
Balloon Payment......................................................       S-21
Bankruptcy Code......................................................       S-58
Beneficial Owner.....................................................       S-47
Blended Rate.........................................................       S-50
Business Day.........................................................        S-4
Cede.................................................................       S-46
CEDEL................................................................       S-46
CEDEL Participants...................................................       S-47
Certificate Principal Balance........................................       S-53
Certificateholders...................................................        S-4
Certificates.........................................................        S-1
Class................................................................  S-3, S-46
Class A Certificates.................................................  S-3, S-46
Class A Interest Distribution Amount.................................       S-50
Class A-I Interest Distribution Amount...............................       S-50
Class A-II Interest Distribution Amount..............................       S-50
Class A-III Interest Distribution Amount.............................       S-50
Class A-I Percentage.................................................       S-53
Class A-I Prepayment Percentage......................................       S-54
Class A-I Principal Distribution Amount..............................       S-52
Class A-II Principal Distribution Amount.............................       S-55
Class A-III Principal Distribution Amount............................       S-55
Class B Certificates.................................................  S-3, S-46
Class B Interest Distribution Amount.................................       S-52
Class IO Interest Distribution Amount................................       S-51
Class IO Pass-Through Rate...........................................       S-51
Class M Certificates.................................................  S-3, S-46
Class M-1 Interest Distribution Amount...............................       S-52
Class M-2 Interest Distribution Amount...............................       S-52
Class M-3 Interest Distribution Amount...............................       S-52
Clearance Cooperative................................................       S-48
Closing Date.........................................................        S-4
CMT Index............................................................        S-6
Commission...........................................................        S-2
Constant Prepayment Rate.............................................       S-64
CPR..................................................................       S-64
Credit Support.......................................................       S-57
Cross Support Weighted Average Net Mortgage Rate.....................       S-50
Cut-Off Date.........................................................        S-4
DCR.................................................................. S-14, S-72
Deferred Interest....................................................       S-17
Deficient Valuation..................................................       S-58

Deficit Percentage...................................................       S-53
Depositaries.........................................................       S-46
Depositor............................................................        S-1
Determination Date...................................................       S-49
Distribution Date....................................................        S-4
DTC..................................................................        S-1
DTC Participants.....................................................       S-46
Due Date.............................................................       S-49
Due Period...........................................................       S-49
Euroclear............................................................       S-46
Euroclear Operator...................................................       S-48
Euroclear Participants...............................................       S-48
Final Scheduled Distribution Date....................................       S-63
Fitch................................................................ S-14, S-72
Group I Certificates.................................................  S-3, S-46
Index................................................................        S-6
Indirect Participants................................................       S-47
Initial Credit Support...............................................       S-57
Insurance Proceeds...................................................       S-53
Interest Accrual Period..............................................       S-52
IRS..................................................................       S-71
Junior Mortgage Loans................................................       S-17
Liquidation Expenses.................................................       S-53
Liquidation Proceeds.................................................       S-54
Loan Files...........................................................       S-18
Loan-to-Value Ratio..................................................       S-21
Lock-box Account.....................................................       S-13
Modeling Assumptions.................................................       S-63
Monthly Payment......................................................       S-49
Moody's.............................................................. S-14, S-72
Mortgage Loans.......................................................        S-1
Mortgage Rate........................................................       S-52
Mortgaged Property...................................................  S-6, S-21
Negative Amortization Loans..........................................       S-17
Net Mortgage Rate....................................................       S-52
Non-Surplus Percentage...............................................       S-53
Notional Amount......................................................       S-51
Offered Certificates.................................................        S-3
OID Regulations......................................................       S-71
One-Year CMT.........................................................       S-22
Original Subordinate Principal Balance...............................       S-54
Participants.........................................................       S-46
Pass-Through Rate....................................................       S-49
Percentage Interest..................................................       S-58
Pool.................................................................        S-6
Pool Deficit Amount..................................................       S-50
Pool I...............................................................  S-6, S-21
Pool I Loans.........................................................  S-6, S-21
Pool II..............................................................  S-6, S-21
Pool II Loans........................................................  S-6, S-21
Pool III.............................................................  S-6, S-21
Pool III Loans.......................................................  S-6, S-21

Pool Surplus Amount...................................................      S-51
Pooling and Servicing Agreement.......................................  S-1, S-3
Prepayment Interest...................................................       S-7
Prepayment Interest Shortfall......................................... S-7, S-52
Prepayment Period.....................................................      S-49
Principal Balance.....................................................      S-51
Prior Sellers.........................................................      S-45
Prospectus............................................................       S-2
Rating Agencies.......................................................      S-72
Realized Loss.........................................................      S-58
Record Date...........................................................       S-4
REMIC I...............................................................      S-70
REMIC II..............................................................      S-70
Residual Certificates................................................. S-3, S-46
Rules.................................................................      S-48
Securities Act........................................................       S-2
Seller................................................................  S-1, S-4
Senior Certificates................................................... S-3, S-46
Senior Percentage.....................................................      S-53
Servicer..............................................................       S-4
Servicer Remittance Date..............................................      S-49
Servicing Fee.........................................................      S-52
Servicing Fee Rate....................................................      S-52
Subordinate Certificates.............................................. S-3, S-46
Subordinate Percentage................................................      S-55
Subordinate Prepayment Percentage.....................................      S-55
Subordinate Principal Distribution Amount.............................      S-56
Subordination.........................................................      S-58
Surplus Percentage....................................................      S-53
Terms and Conditions..................................................      S-48
Trust.................................................................       S-1
Trust Fund............................................................       S-1
Trustee...............................................................       S-4
Trustee Fee...........................................................      S-52
Trustee Fee Rate......................................................      S-52
Underwriter...........................................................       S-1
WCC...................................................................      S-45
Weighted Average Pool Net Mortgage Rate...............................      S-50
WFSG..................................................................      S-44
Wilshire Seller.......................................................       S-1
Wilshire Servicing....................................................      S-45

-------------------------------------------------------------------------------
  NO DEALER, SALESMAN OR OTHER PER-
SON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESEN-
TATION NOT CONTAINED IN THIS PRO-
SPECTUS SUPPLEMENT OR THE PROSPECTUS
AND, IF GIVEN OR MADE, SUCH INFORMA-
TION OR REPRESENTATION MUST NOT BE
RELIED UPON AS HAVING BEEN AUTHO-
RIZED BY THE DEPOSITOR OR THE UNDER-
WRITER. THIS PROSPECTUS SUPPLEMENT
AND THE PROSPECTUS DO NOT CONSTITUTE
AN OFFER TO SELL OR A SOLICITATION
OF AN OFFER TO BUY ANY SECURITIES
OFFERED HEREBY IN ANY JURISDICTION
TO ANY PERSON TO WHOM IT IS UNLAWFUL
TO MAKE SUCH OFFER IN SUCH JURISDIC-
TION.

  NEITHER THE DELIVERY OF THIS PRO-
SPECTUS SUPPLEMENT OR THE PROSPECTUS
NOR ANY SALE MADE HEREUNDER SHALL,
UNDER ANY CIRCUMSTANCES, CREATE ANY
IMPLICATION THAT THE INFORMATION
HEREIN IS CORRECT AS OF ANY TIME
SUBSEQUENT TO THE DATE HEREOF OR
THAT THERE HAS BEEN NO CHANGE IN THE
AFFAIRS OF THE DEPOSITOR SINCE SUCH
DATE.

-------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Summary of Prospectus Supplement...........................................  S-3
Risk Factors............................................................... S-15
The Mortgage Loan Pools.................................................... S-21
Description of the Certificates............................................ S-46
Certain Yield and Prepayment Considerations................................ S-59
Pooling and Servicing Agreement............................................ S-69
Certain Federal Income Tax Consequences.................................... S-70
ERISA Considerations....................................................... S-71
Ratings.................................................................... S-72
Legal Investment Considerations............................................ S-73
Underwriting............................................................... S-73
Certain Legal Matters...................................................... S-73
Index of Principal Definitions............................................. S-74

                                  PROSPECTUS

Prospectus Supplement.......................................................   2
Additional Information......................................................   2
Incorporation of Certain Information by Reference...........................   2
Summary of Terms............................................................   4
Risk Factors................................................................  18
The Trust Fund..............................................................  23
The Depositor...............................................................  35
Use of Proceeds.............................................................  35
Yield Considerations........................................................  36
Maturity and Prepayment Considerations......................................  38
Description of the Certificates.............................................  40
Credit Support..............................................................  67
Description of Insurance....................................................  71
Certain Legal Aspects of the Mortgage Loans and Contracts...................  79
Certain Federal Income Tax Consequences.....................................  99
ERISA Considerations........................................................ 122
Legal Investment............................................................ 127
Plan of Distribution........................................................ 128
Legal Matters............................................................... 129
Index of Terms.............................................................. 130

  UNTIL THE DATE 90 DAYS FROM THE
DATE HEREOF, ALL DEALERS EFFECTING
TRANSACTIONS IN THE REGISTERED SECU-
RITIES, WHETHER OR NOT PARTICIPATING
IN THIS DISTRIBUTION, MAY BE RE-
QUIRED TO DELIVER A PROSPECTUS. THIS
IS IN ADDITION TO THE OBLIGATION OF
DEALERS TO DELIVER A PROSPECTUS WHEN
ACTING AS UNDERWRITERS AND WITH RE-
SPECT TO THEIR UNSOLD ALLOTMENTS OR
SUBSCRIPTIONS.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                          CREDIT SUISSE FIRST BOSTON
                           MORTGAGE SECURITIES CORP.
                                   Depositor

                               WILSHIRE MORTGAGE
                           FUNDING COMPANY VI, INC.,
                                    Seller

                        WILSHIRE SERVICING CORPORATION,
                                   Servicer

                                 $128,693,906
                                 (Approximate)

                         WILSHIRE FUNDING CORPORATION

                         Mortgage-Backed Certificates,
                               Series 1998-WFC2

                             PROSPECTUS SUPPLEMENT



                               CREDIT  FIRST
                               SUISSE  BOSTON

-------------------------------------------------------------------------------